                                                Filed Pursuant to Rule 424(b)(1)
                                                  Registration Number: 333-69247

                                4,000,000 Shares

                         [Logo of Quanta appears here]
                                  Common Stock

We are a leading provider of specialty contracting and maintenance services primarily for electric and telecommunications infrastructure in North America. Quanta is offering all of the 4,000,000 shares to be sold in this offering.

Quanta's common stock is traded on the New York Stock Exchange under the symbol "PWR." On January 26, 1999, the last reported sale price for the common stock on the New York Stock Exchange was $23.25 per share.

Investing in the common stock involves risks. See "Risk Factors" beginning on page 8.

                                                          Per Share    Total
                                                          --------- -----------
      Public offering price.............................. $23.2500  $93,000,000
      Underwriting discount.............................. $ 1.1625  $ 4,650,000
      Proceeds, before expenses, to Quanta............... $22.0875  $88,350,000

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Quanta has granted the underwriters the right to purchase up to 600,000 additional shares at the public offering price less underwriting discounts and commissions to cover any overallotments.

                               ----------------

The underwriters are severally underwriting the shares being offered. The underwriters expect to deliver the shares against payment in Baltimore, Maryland on February 1, 1999.

BT Alex. Brown
           BancBoston Robertson Stephens
                       Bear, Stearns & Co. Inc.
                                Sanders Morris Mundy
                                                   SunTrust Equitable Securities

                       Prospectus dated January 27, 1999

                              [Inside Front Cover]





[Photographs depicting Quanta's operational activities and a U.S. map showing Quanta's company offices and service areas.]

                               PROSPECTUS SUMMARY

  You should read the following summary together with the more detailed information regarding Quanta and our financial statements and notes thereto appearing elsewhere in this prospectus.

                             QUANTA SERVICES, INC.

  We are a leading provider of specialty contracting and maintenance services primarily for electric and telecommunications infrastructure in North America. We also provide specialty contracting services to commercial and industrial customers and install transportation control and lighting systems. Quanta had pro forma combined revenues for the year ended December 31, 1997 of $338.0 million, of which 43.2% was attributable to electric utility infrastructure services, 38.6% was attributable to telecommunications infrastructure services, 10.6% was attributable to transportation control and lighting systems services and 7.6% was attributable to commercial and industrial services.

  We provide services to electric utilities, telecommunication and cable television operators, governmental entities, general contractors and builders, and owners and managers of commercial and industrial properties. We currently have offices in 17 states, and in 1998 performed work in 32 states. We have strategic alliance agreements or long-term maintenance agreements with some of our customers including Enron Capital & Trade Resources Corp., Nevada Power Company, Pacific Gas & Electric Company, Public Service Company of Colorado and Western Resources, Inc.

  The electrical and telecommunications contracting industry is highly fragmented with more than 50,000 businesses, and we estimate that it generates annual revenue in excess of $40 billion. We believe that deregulation of utilities, upgrades and expansion of existing infrastructure and increased outsourcing by utilities positively affect growth in our industry.

  Quanta was formed through the combination of four separate businesses in February 1998 when we completed our initial public offering. We intend to continue to pursue an aggressive acquisition strategy to acquire operations in new markets, as well as leverage current operations within existing markets. Between our initial public offering and December 1, 1998, we acquired 11 additional specialty contracting businesses. Internal growth is also an important component of our growth strategy. The businesses we have acquired, including those acquired concurrently with our initial public offering, have achieved internal revenue growth on a combined basis at a compound annual rate of 21.5% between 1995 and 1997.

  Effective October 5, 1998, we entered into a strategic investment agreement with Enron Capital & Trade Resources Corp. ("Enron Capital"), a subsidiary of Enron Corp., under which Enron Capital and an affiliate made an investment of $49.4 million in Quanta in the form of convertible subordinated notes (the "Convertible Subordinated Notes"). Additionally, Quanta and Enron Capital entered into a strategic alliance under which Enron Capital and Quanta will exchange information regarding the design, construction and maintenance of electric power transmission and distribution systems and fiber optic communications systems.

  Quanta was incorporated in Delaware in August 1997 under the name Fabal Construction, Inc. and changed its name to Quanta Services, Inc. in November 1997. Quanta's executive offices are located at 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056, and its telephone number at that address is (713) 629-7600.

                                  THE OFFERING

  The following information assumes that the underwriters do not exercise the option granted by Quanta to purchase up to an additional 600,000 shares in the offering.

Shares offered by Quanta.................... 4,000,000 shares
Shares outstanding after this  offering..... 25,692,655 shares(1)
Use of proceeds............................. Reduction of existing indebtedness and for general corporate purposes,
                                             including possible acquisitions.
New York Stock Exchange symbol.............. PWR

--------
(1) Includes 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and management personnel of Quanta. Excludes options to purchase 1,589,380 shares of common stock that have been granted, but not exercised, pursuant to our 1997 Stock Option Plan and 3,589,091 shares of common stock reserved for issuance upon conversion of the Convertible Subordinated Notes. See "Management--1997 Stock Option Plan," "Certain Transactions--Organization of Quanta," "--Transactions Involving Certain Officers, Directors and Stockholders" and "Description of Capital Stock-- Common Stock and Limited Vote Common Stock."

                             SUMMARY FINANCIAL DATA

                     (in thousands, except per share data)

  For periods prior to our February 1998 initial public offering, our historical financial statements reflect the results of PAR Electrical Contractors, Inc., the "accounting acquiror," restated for the results of NorAm Telecommunications, Inc., which we acquired in June 1998 in a transaction accounted for as a pooling-of-interests. Our historical financial statements for periods after our initial public offering reflect the results of the other businesses we acquired from the date we acquired such businesses.

  The unaudited pro forma combined financial information presented below is intended to give you a better understanding of what the results of operations and financial position of all of our businesses might have looked like had they always been combined. We prepared the pro forma statements of operations and balance sheet data by adding or combining the historical results of each acquired company as if it had been acquired on January 1, 1997 to our restated historical financial statements. We then adjusted the combined amounts for the effects of certain other pro forma adjustments to the historical financial statements discussed in the footnotes below, the consummation of our initial public offering, the issuance of the Convertible Subordinated Notes and the consummation of this offering. The companies may have performed differently if they had been combined as of January 1, 1997. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that we will experience.

  You should read the summary financial data presented below along with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Combined Financial Statements and the Consolidated Financial Statements and the related notes all included elsewhere in this prospectus.

                                         Historical                    Pro Forma Combined
                          ---------------------------------------- --------------------------
                                        Nine Months   Nine Months                Nine Months
                           Year Ended      Ended         Ended      Year Ended      Ended
                          December 31, September 30, September 30, December 31, September 30,
                              1997         1997          1998        1997(1)       1998(1)
                          ------------ ------------- ------------- ------------ -------------
Statements of Operations
 Data:
  Revenues..............    $76,204       $56,467      $194,356      $337,965     $307,515
  Cost of services (in-
   cluding deprecia-
   tion)................     58,896        44,055       157,218       268,939      249,605
                            -------       -------      --------      --------     --------
  Gross profit..........     17,308        12,412        37,138        69,026       57,910
  Selling, general and
   administrative
   expenses(2)..........     11,589         8,493        16,544        26,765       25,129
  Merger expenses--pool-
   ing..................         --            --           231            --          231
  Goodwill amortiza-
   tion(3)..............         56            42         1,535         3,795        2,887
                            -------       -------      --------      --------     --------
  Income from opera-
   tions................      5,663         3,877        18,828        38,466       29,663
  Other income (ex-
   pense), net(4).......     (1,350)         (960)       (2,017)       (2,680)      (1,369)
                            -------       -------      --------      --------     --------
  Income before income
   tax expense..........      4,313         2,917        16,811        35,786       28,294
  Provision for income
   taxes(5).............      1,786         1,173         7,442        15,746       12,449
                            -------       -------      --------      --------     --------
  Net income............    $ 2,527       $ 1,744      $  9,369      $ 20,040     $ 15,845
                            =======       =======      ========      ========     ========
  Basic earnings per
   share................    $  0.64       $  0.44      $   0.57      $   0.84     $   0.63
                            =======       =======      ========      ========     ========
  Diluted earnings per
   share................    $  0.64       $  0.44      $   0.57      $   0.80     $   0.60
                            =======       =======      ========      ========     ========
  Diluted earnings per
   share before merger
   expenses.............    $  0.64       $  0.44      $   0.58      $   0.80     $   0.61
                            =======       =======      ========      ========     ========
Shares used in computing
 earnings per share(6)
  Basic.................      3,952         3,952        16,340        23,896       25,096
                            =======       =======      ========      ========     ========
  Diluted...............      3,952         3,952        16,456        27,485       28,801
                            =======       =======      ========      ========     ========

                                                                     Pro Forma
                                                      Historical     Combined
                                                     September 30, September 30,
                                                         1998         1998(7)
                                                     ------------- -------------
Balance Sheet Data:
  Working capital...................................   $ 64,608      $ 81,742
  Total assets......................................    331,323       368,375
  Long-term debt, net of current maturities.........    108,297            --
  Convertible Subordinated Notes....................         --        49,350
  Total stockholders' equity........................    156,949       251,190

--------
(1) Reflects the elimination of the revenues and related expenses for a division of one of the companies acquired by us after our initial public offering because we did not acquire that division.
(2) The unaudited pro forma combined statement of operations data reflect an aggregate of approximately $8.4 million and $2.5 million for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively, in pro forma reductions in salaries, bonuses and benefits of the previous owners and management of the businesses acquired by us. These amounts are intended to show you the difference between the historical compensation costs for the owners and management and the amounts to which they have agreed with us on a prospective basis. Additionally, the pro forma information excludes a $13.0 million non-recurring non-cash charge recognized by Quanta related to the issuance of stock in November 1997 to an initial stockholder and management, as a result of the issuance of such shares for nominal consideration. See Note 2 of Notes to Financial Statements of Quanta Services, Inc.
(3) Reflects amortization of goodwill over a 40-year period as a result of our acquisition of the businesses acquired using the purchase method of accounting.
(4) Reflects interest expense related to borrowings required to fund the cash portion of the consideration paid for businesses we acquired between our initial public offering and December 1, 1998, net of interest savings due to the assumed repayment of debt using the proceeds from our initial public offering and this offering and a lower effective interest rate due to the issuance of the Convertible Subordinated Notes. The additional interest expense on the borrowings was calculated utilizing an annual effective interest rate of approximately 7.0%.
(5) Assumes all pretax income before non-deductible goodwill and other permanent items is subject to an estimated 39.0% combined tax rate.
(6) The shares used in computing earnings per share for the following periods include:
  (a) Year ended December 31, 1997 and nine months ended September 30, 1997 (historical)--the 3,000,000 shares issued to the stockholders of PAR Electrical Contractors, Inc. and the 951,945 shares issued in connection with the acquisition of NorAm Telecommunications, Inc.
  (b) Year ended December 31, 1997 (pro forma)--shares used in the calculation of basic earnings per share include (1) the shares described above in (a), (2) 5,750,000 shares of common stock sold in our initial public offering, (3) 8,573,392 shares issued to the owners of the other businesses we have acquired through December 1, 1998, (4) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and management personnel of Quanta and (5) the 4,000,000 shares of common stock to be sold in this offering, net of 1,724,731 shares representing net cash to Quanta.
      Shares used in the calculation of the diluted earnings per share for the year ended December 31, 1997 include (1) shares described above and (2) the dilution attributable to the assumed conversion of the Convertible Subordinated Notes.
  (c) Nine months ended September 30, 1998 (historical)--shares used in the calculation of basic earnings per share include the weighted average portion of (1) 7,527,000 shares of common stock issued to the owners of the companies we acquired concurrently with our initial public offering, (2) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and management personnel of Quanta, (3) 5,750,000 shares of common stock sold in our initial public offering to pay the cash portion of the consideration for the companies acquired concurrently with our initial public offering, (4) 951,945 shares issued for the acquisition of NorAm Telecommunications, Inc. and (5) 3,386,288 shares issued in acquisitions accounted for as purchases.
      Shares used in the calculation of the diluted earnings per share for the nine months ended September 30, 1998 include (1) the shares described above and (2) the dilution attributable to outstanding options to purchase common stock using the treasury stock method.
  (d) Nine months ended September 30, 1998 (pro forma)--shares used in the calculation of basic earnings per share information include (1) the shares used in the calculation of historical basic earnings per share described in (c) above computed as if those shares had been issued as of January 1, 1998, (2) 660,104 shares issued in the acquisition accounted for as a purchase between September 30, 1998 and December 1, 1998, as if the shares had been issued as of January 1, 1998 and (3) the 4,000,000 shares of common stock to be sold in this offering, net of 524,731 shares representing net cash to Quanta.
      Shares used in the calculation of pro forma diluted earnings per share for the nine months ended September 30, 1998 include (1) the shares described above, (2) the dilution attributable to the assumed conversion of the Convertible Subordinated Notes and (3) the dilution attributable to outstanding options to purchase common stock using the treasury stock method.
(7) Reflects the acquisition of the one business acquired between September 30, 1998 and December 1, 1998 as if it had occurred on September 30, 1998 as described in the notes to the Unaudited Pro Forma Combined Financial Statements, including approximately $11.3 million borrowed under our credit facility. In addition, reflects the effects of the issuance and sale of the Convertible Subordinated Notes and the sale of the 4,000,000 shares offered by us by this prospectus and the application of the net proceeds therefrom as described in "Use of Proceeds." The unaudited pro forma combined balance sheet data should be read in conjunction with the other financial information and historical financial statements and notes thereto included elsewhere in this prospectus.

                                  RISK FACTORS

  You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

  If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

  This prospectus also contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements are found in the material set forth under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the prospectus generally. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

  Limited Combined Operating History. Quanta was founded in August 1997 but conducted no operations and generated no revenues prior to acquiring four businesses in February 1998. These four businesses and the other businesses we have acquired since February 1998 have been operating as separate entities and we expect that these businesses and any others we acquire will continue to operate as separate entities with a large degree of operating autonomy. To manage the combined enterprise on a profitable basis, we must institute certain necessary common systems and procedures. We intend to integrate the computer, accounting and financial reporting systems, and certain of the operational, administrative, banking and insurance procedures of the businesses we acquire. However, we cannot be certain that we will successfully institute these common systems and procedures. In addition, we cannot be certain that our recently assembled management group will be able to successfully manage the businesses we acquire as a combined entity and effectively implement our operating or growth strategies. If we are unable to integrate or successfully manage the companies we have acquired or may acquire in the future, our business, financial condition and results of operations could be materially and adversely affected.

  Risks Related to Acquisition Strategy. One of our principal growth strategies is to increase our revenues and the markets we serve through the acquisition of additional electric and telecommunications infrastructure contracting companies. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. We cannot be sure that we will be able to identify, acquire or profitably manage additional businesses. We also cannot be sure that we can integrate successfully any acquired businesses with our other operations without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks which could materially and adversely affect our business, financial condition and results of operations. These special risks include:

  . failure of the acquired businesses to achieve the results we expect;

  . diversion of our management's attention from operational matters;

  . our inability to retain key personnel of the acquired businesses; and

  . risks associated with unanticipated events or liabilities.

If one of our acquired businesses suffers customer dissatisfaction or performance problems, then the reputation of our entire company could be materially and adversely affected.

  Risks Related to Acquisition Financing. We cannot readily predict the timing, size and success of our acquisition efforts or the capital we will need for these efforts. We intend to continue to use our common stock for all or a portion of the consideration for future acquisitions. These issuances could have a dilutive effect on our then existing stockholders. If our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept our common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources to pursue our acquisition program. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. If we seek more debt, we may have to agree to financial covenants that limit our operational and financial flexibility. If we seek more equity, we may dilute the ownership interests of our then existing stockholders. When we seek additional debt or equity financings, we cannot be certain that additional debt or equity will be available to us at all or on terms acceptable to us. Our $175,000,000 revolving credit facility contains a requirement to obtain the consent of the lenders for acquisitions exceeding a certain level of cash consideration. If we cannot secure additional financing on acceptable terms, we may be unable to pursue our acquisition strategy successfully and we may be unable to support our growth strategy.

  Risks Related to Operating and Internal Growth Strategies. A key element of our strategy is to increase the profitability and revenues of the businesses we acquire. Although we have begun to implement this strategy by various means, we cannot be certain that we will be able to continue to do so successfully. Another key component of our strategy is to operate the businesses we acquire on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and the internal growth of the individual business. If we do not implement proper overall business controls, this decentralized operating strategy could result in inconsistent operating and financial practices at the businesses we acquire, and our overall profitability could be adversely affected. Our ability to generate internal growth will be affected by, among other factors, our ability to:

  . expand the range of services we offer to customers;

  . attract new customers;

  . increase the number of projects performed for existing customers;

  . hire and retain employees;

  . open additional facilities; and

  . reduce operating and overhead expenses.

Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could materially and adversely affect our business, financial condition and results of operations.

  Management of Growth. We expect to grow both internally and through acquisitions. We expect to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new facilities. We cannot be certain that our systems, procedures and controls will be adequate to support our operations as they expand. Any future growth also will impose significant additional responsibilities on members of our senior management, including the need to recruit and integrate new senior level managers and executives. We cannot be certain that we can recruit and retain such additional managers and executives. To the extent that we are unable to manage our growth effectively, or are unable to attract and retain additional qualified management, our financial condition and results of operations could be materially and adversely affected.

  Availability of Qualified Employees. Our ability to provide high-quality services on a timely basis requires that we employ an adequate number of skilled electricians, journeymen linemen and project managers. Accordingly, our ability to increase our productivity and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our requirements. We, like many of our competitors, are currently experiencing shortages of qualified personnel. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel.

  Unionized Workforce. As of September 30, 1998, approximately 45% of our employees were covered by collective bargaining agreements. Although the majority of these agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur in the future. Strikes or work stoppages would adversely impact our relationship with our customers and could materially and adversely affect our business, financial condition and results of operations. In addition, our acquisition strategy could be adversely affected because of our union status for a variety of reasons. For instance, our union agreements may be incompatible with the union agreements of a business we want to acquire and some businesses may not want to become affiliated with a union based company.

  Competition. The electric and telecommunications infrastructure contracting industry is highly competitive and is served by numerous small, owner-operated private companies, public companies and several large regional companies. In addition, relatively few barriers prevent entry into our industry. As a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. Competition in the industry depends on a number of factors, including price. Certain of our competitors may have lower overhead cost structures and may, therefore, be able to provide their services at lower rates than we can provide such services. In addition, some of our competitors are larger and have greater resources than us. We cannot be certain that our competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to our services. Similarly, we cannot be certain that we will be able to maintain or enhance our competitive position.

  We may also face competition from the in-house service organizations of our existing or prospective customers. Electric utility and telecommunications service providers usually employ personnel who perform some of the same types of services as we do. We cannot be certain that our existing or prospective customers will continue to outsource services in the future.

  Risks Associated with Contracts. We currently generate, and expect to continue to generate, a significant portion of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations, along with other risks inherent in performing fixed price contracts, may result in actual revenue and gross profits for a project differing from those we originally estimated and could result in reduced profitability and losses on projects. Depending upon the size of a particular project, variations from estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year.

  Certain of our customers assign work to us on a project by project basis under master service agreements. Under master service agreements, our customer generally has no obligation to assign work to us. We cannot be certain that customers with whom we have master service agreements will continue to assign work to us. A significant decline in work assigned to us under these contracts could materially and adversely affect our results of operations.

  Seasonality; Fluctuations of Quarterly Results. The electric and telecommunications infrastructure contracting business can be subject to seasonal variations. During the winter months, demand for new projects and maintenance services may be lower due to inclement weather. Additionally, the industry can be highly cyclical. As a result, our volume of business may be adversely affected by declines in new projects in various geographic regions of the U.S. Our quarterly results may also be materially affected by:

  . the timing of acquisitions;

  . variations in the margins of projects performed during any particular quarter;

  . the timing and magnitude of acquisition assimilation costs; and

  . regional economic conditions.

  Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for the entire year.

  Potential Exposure to Environmental Liabilities. Our operations are subject to various environmental laws and regulations, including those dealing with the handling and disposal of waste products, PCBs, fuel storage and air quality. As a result of past and future operations at our facilities, we may be required to incur environmental remediation costs and other cleanup expenses. In addition, we cannot be certain that we will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business.

  Control by Existing Management and Stockholders. Our executive officers and directors and their affiliates beneficially own approximately 5.8 million shares of common stock and Limited Vote Common Stock, representing approximately 26.8% of the aggregate outstanding shares of common stock and Limited Vote Common Stock. The initial stockholders of Quanta, certain members of management and others own 3,345,333 shares of Limited Vote Common Stock. Holders of shares of Limited Vote Common Stock are entitled to elect one member of our Board of Directors and are entitled to one-tenth of one vote for each share held on all other matters on which holders of common stock are entitled to vote. Holders of Limited Vote Common Stock are not entitled to vote on the election of any other directors. Our executive officers and directors control in the aggregate approximately 28.7% of all shares of common stock (which percentage excludes shares of Limited Vote Common Stock) and, if acting in concert, are able to exert significant control over our affairs and the outcome of any matter submitted to a vote of stockholders.

  Dependence on Key Personnel. We depend on the continued efforts of our executive officers and on senior management of the businesses we acquire. Although we intend to enter into an employment agreement with each of our executive officers and other key employees, we cannot be certain that any individual will continue in such capacity for any particular period of time. The loss of key personnel, or the inability to hire and retain qualified employees, could adversely effect our business, financial condition and results of operations. We do not intend to carry key-person life insurance on any of our employees.

  Shares Eligible for Future Sale. If our stockholders sell substantial amounts of our common stock (including shares issued upon the exercise of outstanding options) in the public market following this offering, the market price of our common stock could fall. Such sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Upon completion of this offering, we will have outstanding 25,692,655 shares of common stock, assuming no exercise of the underwriters' overallotment option, no exercise of outstanding options after January 26, 1999 and no conversion of the Convertible Subordinated Notes. Of these shares, the 4,000,000 shares offered by this prospectus, together with the 5,750,000 shares sold in our initial public offering in February 1998 and 1,520,381 shares issued in connection with acquisitions of businesses and stock option exercises, are freely tradable.

  We have agreed not to make any offering, sale, short sale, transfer, hypothecation, pledge or other disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of common stock (or agreement for such) for a period of 90 days after the date of this prospectus, except upon the issuance or exercise of stock options, in connection with acquisitions of businesses, in connection with the conversion to common stock of shares of our Limited Vote Common Stock or the Convertible Subordinated Notes, or with the prior written consent of BT Alex. Brown Incorporated. Certain of our directors, executive officers and stockholders who beneficially own in the aggregate 10,920,433 shares of common stock and Limited Vote Common Stock have agreed not to offer, sell, sell short, transfer, hypothecate, pledge or otherwise dispose of their shares until February 18, 2000 without the prior written consent of BT Alex. Brown Incorporated, except that for shares of common stock underlying any of our securities, other than Limited Vote Common Stock or Convertible Subordinated Notes, which are convertible into or exchangeable or exercisable for shares of our common stock, the restricted period will be only for a period of 90 days after the date of this prospectus. The remaining 3,501,841 shares are eligible for sale in the public market from time to time in accordance with the rules of the Securities and Exchange Commission.

  Certain Anti-Takeover Provisions. The following provisions of our certificate of incorporation and bylaws, as currently in effect, as well as Delaware law, could discourage potential acquisition proposals, delay or prevent a change in control of Quanta or limit the price that investors may be willing to pay in the future for shares of our common stock. Our certificate of incorporation permits our Board of Directors to issue "blank check" preferred stock and to adopt amendments to our bylaws. Our bylaws contain restrictions regarding the right of stockholders to nominate directors and to submit proposals to be considered at stockholder meetings. Also, our certificate of incorporation and bylaws restrict the right of stockholders to call a special meeting of stockholders and to act by written consent. We are also subject to provisions of Delaware law which prohibit us from engaging in any of a broad range of business transactions with an "interested stockholder" for a period of three years following the date such stockholder became classified as an interested stockholder.

  Absence of Dividends; Immediate and Substantial Dilution. We have never paid any cash dividends and do not anticipate paying cash dividends on our common stock in the immediate future. You will experience immediate and substantial dilution of $19.33 per share from the offering price if you purchase shares in this offering. In the event that we issue additional common stock in the future, including shares that may be issued in connection with future acquisitions or other public or private financings, purchasers of common stock in this offering may experience further dilution.

  Year 2000. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, computer system and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. We cannot be certain that unexpected Year 2000 compliance problems of our systems or of our vendors, customers and service providers will not materially and adversely affect our business, financial condition or operating results. The unanticipated failure of one of these systems to properly recognize date information beyond the year 1999 could have a significant adverse impact on our ability to deliver services to customers and to manage our continuing operations.

  Forward-Looking Statements. A number of statements in this prospectus address activities, events or developments which we anticipate may occur in the future, including our strategy for internal growth and improved profitability, the nature and amount of additional capital expenditures, acquisitions of assets and businesses and industry trends. These statements are based on certain assumptions and analyses we make in light of our perception of historical trends, current business and economic conditions and expected future developments, as well as other factors we believe are reasonable or appropriate. However, whether actual results and developments will conform with our expectations is subject to a number of risks and uncertainties, including:

  . the risk factors discussed in this prospectus;

  . general economic, market or business conditions;

  . the business opportunities (or lack thereof) that may be presented to and pursued by us; and

  . changes in laws or regulations and other factors.

  Many of these risks and uncertainties are beyond our control. Consequently, we cannot be certain that the actual results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations.

                                USE OF PROCEEDS

  Quanta estimates that it will receive net proceeds from the sale of the 4,000,000 shares offered by this prospectus (after deducting underwriting discounts and commissions and estimated offering expenses payable by us) of $88.0 million ($101.2 million if the underwriters exercise their overallotment option in full).

  We intend to use the net proceeds to repay outstanding indebtedness under our revolving credit facility (the "Credit Facility"). Approximately $54.4 million was outstanding under that facility as of January 26, 1999. The Credit Facility presently bears interest at a variable rate (the weighted average interest rate was 6.3% at January 26, 1999) and will mature in 2003. We obtained the Credit Facility primarily to fund acquisitions and refinance debt. The terms of the Credit Facility permit us to redraw on the Credit Facility as needed for future acquisitions and capital expenditures (subject to certain restrictions) and for general corporate purposes.

  We will use the balance of the net proceeds for acquisitions, capital expenditures and working capital. We intend to invest unused net proceeds in short-term, interest-bearing securities until we apply them to these specific purposes. Quanta continually evaluates potential acquisition candidates and intends to continue to pursue our aggressive acquisition strategy.

                          PRICE RANGE OF COMMON STOCK

  We initially offered our common stock to the public on February 12, 1998 at a price of $9.00 per share (the "IPO"). Our common stock is listed on the NYSE under the symbol "PWR." The following table sets forth the high and low sales prices by quarter as reported by the NYSE.

                                                                   High   Low
                                                                  ------ ------
      Fiscal Year ended December 31, 1998
        1st Quarter (from February 12, 1998)..................... $16.75 $11.00
        2nd Quarter.............................................. $17.75 $12.25
        3rd Quarter.............................................. $15.38 $12.00
        4th Quarter ............................................. $23.00 $11.25

      Fiscal Year ending December 31, 1999
        1st Quarter (through January 26, 1999)................... $24.88 $21.63

  On January 26, 1999, the last sale price for the common stock as reported by the NYSE was $23.25 per share. On January 25, 1999, there were 105 holders of record of common stock and 46 holders of record of Limited Vote Common Stock. There is no established trading market for the Limited Vote Common Stock.

                                DIVIDEND POLICY

  Quanta currently intends to retain our future earnings, if any, to finance the growth, development and expansion of our business. Accordingly, we do not currently intend to declare or pay any cash dividends on our common stock in the immediate future. The declaration, payment and amount of future cash dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors. These factors include: our financial condition, results of operations, cash flows from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the terms of our Credit Facility and Convertible Subordinated Notes include restrictions on payment of cash dividends without the consent of the respective lenders.

                                 CAPITALIZATION

  The following table sets forth the current maturities of long-term obligations and the capitalization of Quanta as of September 30, 1998 on a historical basis and as adjusted to give effect to (1) the acquisition of a business acquired between September 30, 1998 and December 1, 1998, (2) the issuance and sale of the Convertible Subordinated Notes and (3) the issuance and sale of the 4,000,000 shares of common stock offered hereby and application of the estimated net proceeds from this offering as described in "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Unaudited Pro Forma Combined Financial Statements of Quanta and the related notes thereto included elsewhere in this prospectus.

                                                           September 30, 1998
                                                           -------------------
                                                                        Pro
                                                                      Forma As
                                                           Historical Adjusted
                                                           ---------- --------
                                                             (in thousands)
Current maturities of long-term debt(1)...................  $  2,610  $     --
                                                            ========  ========
Long-term debt, less current maturities(1)................  $108,297  $     --
Convertible Subordinated Notes............................        --    49,350
Stockholders' equity:
  Preferred stock, $.00001 par value, 10,000,000 shares
   authorized; none issued or outstanding.................        --        --
  Common stock, $.00001 par value, 36,654,667 shares
   authorized; 17,615,233 shares issued and outstanding;
   and 22,275,337 shares issued and outstanding, as
   adjusted...............................................        --        --
  Limited Vote Common Stock, $.00001 par value, 3,345,333
   shares authorized, issued and outstanding..............        --        --
  Unearned ESOP shares....................................    (1,831)   (1,831)
  Additional paid-in capital..............................   137,608   231,849
  Retained earnings.......................................    21,172    21,172
                                                            --------  --------
    Total stockholders' equity............................   156,949   251,190
                                                            --------  --------
      Total capitalization................................  $265,246  $300,540
                                                            ========  ========

--------
(1) For a description of Quanta's debt, see Note 7 of Notes to Consolidated Financial Statements included elsewhere in this prospectus.

                                    DILUTION

  The pro forma net tangible book value of our common stock as of September 30, 1998 was $12.5 million, or $0.58 per share. Pro forma net tangible book value per share represents the amount of Quanta's total tangible assets, less its total liabilities, after giving pro forma effect to the acquisition of one business which occurred between September 30, 1998 and December 1, 1998 and the issuance and sale of the Convertible Subordinated Notes (but assuming no conversion into common stock of such Convertible Subordinated Notes) as if they had occurred on September 30, 1998, divided by the total number of shares of common stock and Limited Vote Common Stock outstanding immediately prior to this offering.

  After giving effect to the sale by Quanta of 4,000,000 shares of common stock in this offering (and after deduction of the underwriting discounts and commissions and estimated offering expenses), Quanta's pro forma net tangible book value as of September 30, 1998 would have been approximately $100.4 million, or $3.92 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $3.34 per share to existing stockholders and an immediate dilution of $19.33 per share to new investors purchasing common stock in this offering, as illustrated in the following table:

      Offering price per share...................................        $23.25
        Pro forma net tangible book value per share prior to this
         offering................................................  $0.58
        Increase in pro forma net tangible book value per share
         to existing stockholders................................   3.34
                                                                   -----
      Pro forma net tangible book value per share after this
       offering..................................................          3.92
                                                                         ------
      Dilution to new investors..................................        $19.33
                                                                         ======

  Quanta may also issue additional shares to effect future business acquisitions or upon exercise of stock options granted in the future or other equity awards, which could result in additional dilution to then existing stockholders.

                            SELECTED FINANCIAL DATA

                     (in thousands, except per share data)

  For financial statement presentation purposes, PAR Electrical Contractors, Inc. ("PAR") has been identified as the "accounting acquiror." Between our IPO in February 1998 and December 1, 1998, we acquired 11 specialty contracting businesses. Of these 11 acquired businesses, 10 were accounted for using the purchase method of accounting (the "Purchased Companies") and one was accounted for using the pooling-of-interests method of accounting (the "Pooled Company"). As such, Quanta's consolidated historical financial statements as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, included elsewhere in this prospectus, and the related selected historical financial data have been derived from the audited financial statements and represent the financial position and results of operations of PAR as restated to include the financial position and results of operations of the Pooled Company. The following selected historical financial data for Quanta as of December 31, 1993, 1994, 1995 and September 30, 1998 and for each of the two years in the period ended December 31, 1994 and for the nine months ended September 30, 1997 and 1998, have been derived from the unaudited financial statements of Quanta, which have been prepared on the same basis as the audited financial statements and, in our opinion, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data and reflect the remaining three companies we purchased concurrently with our IPO (together with PAR, the "Founding Companies") and the Purchased Companies beginning on their respective dates of acquisition. The Founding Companies, the Purchased Companies and the Pooled Company are collectively referred to as the "Acquired Businesses."

  The following selected unaudited pro forma combined financial data present certain data for Quanta, adjusted for (1) the Acquired Businesses, (2) the effects of certain other pro forma adjustments to the historical financial statements, (3) the consummation of our IPO in February 1998 and the application of the net proceeds therefrom, (4) the issuance of the Convertible Subordinated Notes and (5) the consummation of this offering and the application of the net proceeds therefrom. The unaudited pro forma combined statements of operations data assume that the acquisition of the Acquired Businesses, the IPO and related transactions, the issuance of the Convertible Subordinated Notes and this offering were closed on January l, 1997 and are not necessarily indicative of the results that we would have obtained had these events actually then occurred or of our future results. During the periods presented below, the Acquired Businesses were not under common control or management. Therefore, the data presented may not be comparable to or indicative of post combination results to be achieved by us. The unaudited pro forma combined financial statements should be read in conjunction with the other financial information included elsewhere in this prospectus. See the Unaudited Pro Forma Combined Financial Statements and notes thereto and the historical financial statements and the notes thereto of Quanta, the Founding Companies, and certain other acquired company financial statements included elsewhere in this prospectus.

                                                                         Nine Months
                                                                            Ended
                                  Year Ended December 31,               September 30,
                          -------------------------------------------  -----------------
                           1993     1994     1995     1996     1997     1997      1998
                          -------  -------  -------  -------  -------  -------  --------
Historical Statements of
 Operations Data:
Quanta Services, Inc.
 and Subsidiaries
  Revenues..............  $35,319  $57,020  $53,224  $71,294  $76,204  $56,467  $194,356
  Costs of services
   (including
   depreciation)........   29,000   47,216   44,608   57,164   58,896   44,055   157,218
                          -------  -------  -------  -------  -------  -------  --------
  Gross profit..........    6,319    9,804    8,616   14,130   17,308   12,412    37,138
  Selling, general and
   administrative
   expenses.............    5,055    6,686    6,438    9,876   11,589    8,493    16,544
  Merger expenses--
   pooling..............       --       --       --       --       --       --       231
  Goodwill
   amortization.........       --      184       50       55       56       42     1,535
                          -------  -------  -------  -------  -------  -------  --------
  Income from
   operations...........    1,264    2,934    2,128    4,199    5,663    3,877    18,828
  Other income
   (expense), net.......     (399)    (598)    (712)  (1,020)  (1,350)    (960)   (2,017)
                          -------  -------  -------  -------  -------  -------  --------
  Income before income
   tax expense..........      865    2,336    1,416    3,179    4,313    2,917    16,811
  Provision for income
   taxes................      152      867      353    1,389    1,786    1,173     7,442
                          -------  -------  -------  -------  -------  -------  --------
  Net income............  $   713  $ 1,469  $ 1,063  $ 1,790  $ 2,527  $ 1,744  $  9,369
                          =======  =======  =======  =======  =======  =======  ========
  Basic and diluted
   earnings per share...  $  0.18  $  0.37  $  0.27  $  0.45  $  0.64  $  0.44  $   0.57
                          =======  =======  =======  =======  =======  =======  ========
  Diluted earnings per
   share before merger
   expenses.............  $  0.18  $  0.37  $  0.27  $  0.45  $  0.64  $  0.44  $   0.58
                          =======  =======  =======  =======  =======  =======  ========
  Shares used in
   computing earnings
   per share(6)
   Basic................    3,952    3,952    3,952    3,952    3,952    3,952    16,340
                          =======  =======  =======  =======  =======  =======  ========
   Diluted..............    3,952    3,952    3,952    3,952    3,952    3,952    16,456
                          =======  =======  =======  =======  =======  =======  ========

                                                                   Nine Months
                                                      Year Ended      Ended
                                                     December 31, September 30,
                                                       1997(1)       1998(1)
                                                     ------------ -------------
Pro Forma Combined:
  Revenues..........................................   $337,965     $307,515
  Cost of services (including depreciation).........    268,939      249,605
                                                       --------     --------
  Gross profit......................................     69,026       57,910
  Selling, general and administrative expenses(2)...     26,765       25,129
  Merger expenses--pooling..........................         --          231
  Goodwill amortization(3)..........................      3,795        2,887
                                                       --------     --------
  Income from operations............................     38,466       29,663
  Other income (expense), net(4)....................     (2,680)      (1,369)
                                                       --------     --------
  Income before income tax expense..................     35,786       28,294
  Provision for income taxes(5).....................     15,746       12,449
                                                       --------     --------
  Net income........................................   $ 20,040     $ 15,845
                                                       ========     ========
  Basic earnings per share..........................   $   0.84     $   0.63
                                                       ========     ========
  Diluted earnings per share........................   $   0.80     $   0.60
                                                       ========     ========
  Diluted earnings per share before merger
   expenses.........................................   $   0.80     $   0.61
                                                       ========     ========
  Shares used in computing pro forma earnings per
   share(6)
    Basic...........................................     23,896       25,096
                                                       ========     ========
    Diluted.........................................     27,485       28,801
                                                       ========     ========

                                              Historical
                         -----------------------------------------------------
                                                                                 Pro Forma
                                      December 31,                               Combined
                         --------------------------------------- September 30, September 30,
                          1993    1994    1995    1996    1997       1998         1998(7)
                         ------- ------- ------- ------- ------- ------------- -------------
Balance Sheet Data:
  Working capital....... $ 1,151 $ 1,794 $   871 $ 1,792 $ 2,186   $ 64,608      $ 81,742
  Total assets..........  15,806  22,713  24,761  29,734  35,747    331,323       368,375
  Long-term debt, net of
   current maturities...   2,350   4,512   4,291   6,478   7,542    108,297            --
  Convertible
   Subordinated Notes...      --      --      --      --      --         --        49,350
  Total stockholders'
   equity...............   6,264   7,921   8,709   8,460  11,210    156,949       251,190

--------
(1) Reflects the elimination of the revenues and related expenses for a division of one of the companies acquired by us after our IPO because we did not acquire that division.
(2) The unaudited pro forma combined statement of operations data reflect an aggregate of approximately $8.4 million and $2.5 million for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively, in pro forma reductions in salaries, bonuses and benefits of the previous owners and management of the businesses acquired by us. These amounts are intended to show you the difference between the historical compensation costs for the owners and management and the amounts to which they have agreed with us on a prospective basis. Additionally, the pro forma information excludes a $13.0 million non-recurring non-cash charge recognized by Quanta related to the issuance of stock in November 1997 to an initial stockholder and management, as a result of the issuance of such shares for nominal consideration. See Note 2 of Notes to Financial Statements of Quanta Services, Inc.
(3) Reflects amortization of goodwill over a 40-year period as a result of our acquisition of the Purchased Companies.
(4) Reflects interest expense related to borrowings required to fund the cash portion of the consideration paid for the Purchased Companies, net of interest savings due to the assumed repayment of debt using the proceeds from our IPO and this offering and a lower effective interest rate due to the issuance of the Convertible Subordinated Notes. The additional interest expense on the borrowings was calculated utilizing an annual effective interest rate of approximately 7.0%.
(5) Assumes all pretax income before non-deductible goodwill and other permanent items is subject to an estimated 39.0% combined tax rate.
(6) The shares used in computing earnings per share for the following periods include:
  (a) Five years ended December 31, 1997 and nine months ended September 30, 1997 (historical)--the 3,000,000 shares issued to the stockholders of PAR and the 951,945 shares issued in connection with the acquisition of the Pooled Company.
  (b) Year ended December 31, 1997 (pro forma)--shares used in the calculation of basic earnings per share information include (1) the shares described above in (a), (2) 5,750,000 shares of common stock sold in our IPO, (3) 8,573,392 shares issued to the owners of the other Founding Companies and to the Purchased Companies, (4) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of Quanta and (5) the 4,000,000 shares of common stock to be sold in this offering, net of 1,724,731 shares representing net cash to Quanta. Shares used in the calculation of the diluted earnings per share for the year ended December 31, 1997 include
      (1) the shares described above and (2) the dilution attributable to the assumed conversion of the Convertible Subordinated Notes.
  (c) Nine months ended September 30, 1998 (historical)--shares used in the calculation of basic earnings per share information include the weighted average portion of (1) 7,527,000 shares of common stock issued to the owners of the Founding Companies, (2) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of Quanta, (3) 5,750,000 shares of common stock sold in our IPO to pay the cash portion of the consideration for the Founding

      Companies, (4) 951,945 shares issued for the acquisition of the Pooled Company and (5) 3,386,288 shares issued in acquisitions accounted for as purchases.
      Shares used in the calculation of the diluted earnings per share for the nine months ended September 30, 1998 include (1) the shares described above and (2) the dilution attributable to outstanding options to purchase shares of common stock using the treasury stock method.
  (d) Nine months ended September 30, 1998 (pro forma)--shares used in the calculation of basic earnings per share information include (1) the shares used in the calculation of historical basic earnings per share described in (c) above computed as if those shares had been issued as of January 1, 1998, (2) 660,104 shares issued in the acquisition accounted for as a purchase between September 30, 1998 and December 1, 1998, as if the shares had been issued as of January 1, 1998 and (3) the 4,000,000 shares of common stock to be sold in this offering, net of 524,731 shares representing net cash to Quanta.
      Shares used in the calculation of pro forma diluted earnings per share for the nine months ended September 30, 1998 include (1) the shares described above, (2) the dilution attributable to the assumed conversion of the Convertible Subordinated Notes and (3) the dilution attributable to outstanding options to purchase common stock using the treasury stock method.
(7) Reflects the acquisition of the one business acquired between September 30, 1998 and December 1, 1998 as if it had occurred on September 30, 1998 as described in the Notes to the Unaudited Pro Forma Combined Financial Statements, including approximately $11.3 million borrowed under our Credit Facility. In addition, reflects the effects of the issuance and sale of the Convertible Subordinated Notes and the sale of the 4,000,000 shares offered by this prospectus and the application of the net proceeds therefrom as described in "Use of Proceeds." The unaudited pro forma combined balance sheet data should be read in conjunction with the other financial information and historical financial statements and notes thereto included elsewhere in this prospectus.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with our Consolidated Financial Statements and related notes thereto included elsewhere in this prospectus. Except for the historical financial information contained herein, the matters discussed in this prospectus may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding our intent, belief or current expectations, statements regarding the future results of acquired companies, our gross margins and our expectations regarding Year 2000 issues. We caution prospective investors that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the risk factors identified elsewhere in this prospectus.

Introduction

  Quanta derives its revenues from providing specialty contracting and maintenance services related to electric and telecommunications infrastructure, providing specialty contracting services to the commercial and industrial markets and installing transportation control and lighting systems. Our services include the installation, repair and maintenance of electric power transmission and distribution lines, telecommunication lines and cable television lines, the construction of electric substations, the erection of cellular telephone, PCS(R) and microwave towers, the installation of highway lighting and traffic control systems, specialized underground construction including underground fueling systems, design and engineering services, as well as the provision of specialty contracting services for electric, video, security, fire, voice and data systems. Our customers include electric utilities, telecommunication and cable television system operators, governmental entities, general contractors and owners and managers of commercial and industrial properties. We had pro forma combined revenues for the year ended December 31, 1997 of $338.0 million, of which 43.2% was attributable to electric utility infrastructure services, 38.6% was attributable to tele- communications infrastructure services, 10.6% was attributable to transportation control and lighting systems services and 7.6% was attributable to commercial and industrial services.

  Quanta enters into contracts principally on the basis of competitive bids, the final terms and prices of which we frequently negotiate with the customer. Although the terms of our contracts vary considerably, the contracts are usually on either a lump sum or unit price basis in which we agree to do the work for a fixed amount for the entire project (lump sum) or for units of work performed (unit price). We complete most installation projects within one year, while we frequently provide maintenance and repair work under open-ended, unit price master service agreements which are renewable annually. We generally record revenues from lump sum contracts on a percentage-of-completion basis, using the cost-to-cost method based on the percentage of total costs incurred to date in proportion to total estimated costs to complete the contract. Quanta recognizes revenue when services are performed except when work is being performed under a fixed price or cost-plus-fee contract. Such contracts generally provide that the customer accept completion of progress to date and compensate us for services rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Some of our customers require us to post performance and payment bonds upon execution of the contract, depending upon the nature of the work to be performed. Our fixed price contracts often include payment provisions pursuant to which the customer withholds a 5% to 10% retainage from each progress payment and forwards the retainage to us upon completion and approval of the work.

  Costs of services consist primarily of salaries and benefits to employees, depreciation, fuel and other vehicle expenses, equipment rentals, subcontracted services, materials, parts and supplies. Quanta's gross margin, which is gross profit expressed as a percentage of revenues, is typically higher on projects where labor, rather than materials, constitutes a greater portion of the cost of services. Labor costs can be predicted with relatively less accuracy than materials costs. Therefore, to compensate for the potential variability of labor costs, we seek to maintain higher margins on labor-intensive projects. Certain of our subsidiaries were previously subject to deductibles ranging from $250,000 to $500,000 for workers' compensation insurance. Fluctuations in insurance accruals related to this deductible could have a significant impact on gross margins in the period in which such adjustments are made. Selling, general and administrative expenses consist primarily of compensation and related benefits to management, administrative salaries and benefits, marketing, office rent and utilities, communications and professional fees.

  The Acquired Businesses have operated throughout the pre-acquisition periods presented as independent, privately-owned entities, and their results of operations reflect varying tax structures (S corporations or C corporations) which have influenced the historical level of owners' compensation. Gross profits and selling, general and administrative expenses as a percentage of revenues may not be comparable among the individual Acquired Businesses. In connection with Quanta's acquisitions, certain owners of the Acquired Businesses have agreed to reductions in their compensation and related benefits totaling $8.4 million lower than 1997 levels. Such reductions have been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations and in the terms of the employment agreements entered into between us and these persons.

  Quanta believes that it will realize savings from:

  . consolidation of insurance and bonding programs,

  . reduction in other general and administrative expenses such as training, marketing, communications and professional fees,

  . our ability to borrow at lower interest rates than most, if not all, of the Acquired Businesses,

  . consolidation of operations in certain locations, and

  . greater volume discounts from suppliers of materials, parts and supplies.

  We anticipate that costs related to our new corporate infrastructure, operating as a public company and integrating the Acquired Businesses will partially offset these savings. We believe that neither these savings nor the costs associated therewith can be quantified as there have been limited combined operating results upon which to base any assumptions. As a result, these savings and associated costs have not been included in the pro forma financial information included herein.

  In November 1997, Quanta sold 1.7 million shares of Limited Vote Common Stock to management and an initial stockholder. As a result, we recorded a non-recurring, non-cash compensation charge of $13.0 million, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of sale (the "Compensation Charge"). We have estimated the Compensation Charge based upon a fair value that we discounted from the IPO price. This non-recurring, non-cash Compensation Charge is not included in the Unaudited Pro Forma Combined Financial Statements.

  The acquisition of the Founding Companies (excluding PAR) and the Purchased Companies have been accounted for using the purchase method of accounting. Accordingly, the excess of the fair value of the consideration paid for the Acquired Businesses, excluding the Pooled Company, of $125.3 million over the fair value of the net assets acquired from the Acquired Businesses has been recorded as goodwill. In addition, goodwill of $25.6 million has been recorded attributable to the 3,345,333 shares of Limited Vote Common Stock issued to initial stockholders and management. Together, this goodwill, totaling $150.9 million, will be amortized over its estimated useful life of 40 years as a non-cash charge to operating income. The pro forma effect of this amortization expense, the majority of which is not deductible for tax purposes, is expected to be approximately $3.8 million per year.

Seasonality; Fluctuations of Quarterly Results

  Quanta's results of operations can be subject to seasonal variations. During the winter months, demand for new projects and maintenance services may be lower due to reduced construction activity. However, demand for repair and maintenance services attributable to damage caused by inclement weather during the winter months may partially offset the loss of revenues from lower demand for new projects and maintenance services. Additionally, the industry can be highly cyclical. As a result, our volume of business may be adversely affected by declines in new projects in various geographic regions in the U.S. Typically, we experience lower gross margins and operating margins during the winter months. The timing of acquisitions, variations in the margins of projects performed during any particular quarter, the timing and magnitude of acquisition assimilation costs and regional economic conditions may also materially affect quarterly results. Accordingly, our operating results in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

Liquidity and Capital Resources

  In February 1998, Quanta completed its IPO, which involved the issuance of 5,000,000 shares of common stock at a price of $9.00 per share (before deducting underwriting discounts and commissions). In March 1998, Quanta sold an additional 750,000 shares of common stock at a price of $9.00 per share (before deducting underwriting discounts and commissions) pursuant to the underwriters' overallotment option. We realized proceeds from these transactions, net of the discounts and after deducting the expenses of the IPO, of approximately $44.9 million. Of this amount, we used $21.0 million to fund the cash portion of the purchase price relating to the acquisition of the Founding Companies.

  As of September 30, 1998, Quanta had cash and cash equivalents of $2.6 million, working capital of $64.6 million and long-term debt of $108.3 million, net of current maturities, including borrowings of $104.7 million under the Credit Facility. In addition, the Company had $1.5 million of letters of credit outstanding.

  During the nine months ended September 30, 1998, Quanta used $11.4 million of net cash in operating activities primarily related to increases in receivables ($23.8 million) and costs and profits recognized in excess of billings ($10.4 million) as a result of revenue growth and the timing of collections. Changes in working capital accounts are driven predominantly by the acquisitions throughout the year and as such are not comparable to prior periods. We used net cash in investing activities of $93.2 million, including $79.3 million used for the purchase of businesses, net of cash acquired. Financing activities provided a net cash flow of $106.7 million, resulting primarily from $44.9 million of net proceeds from the IPO, $101.2 million from borrowings under our Credit Facility reduced by payment of debt assumed in connection with acquisitions, and cash payments of $8.4 million representing cash consideration paid to the stockholders of PAR.

  In August 1998, we amended our $50.0 million revolving credit facility to increase it to $125.0 million. In November 1998, we expanded our bank group from two banks to nine banks and amended the Credit Facility to increase it to $175.0 million. We pledged all of the capital stock of our material operating subsidiaries and the majority of our assets to secure the Credit Facility. The purpose of the Credit Facility is to provide funds to be used for working capital, to finance acquisitions and for other general corporate purposes. Amounts borrowed under the Credit Facility bear interest at a rate equal to either (a) the London Interbank Offered Rate ("LIBOR") plus 1.00% to 2.00%, as determined by the ratio of our total funded debt to EBITDA (as defined in the Credit Facility) or (b) the bank's prime rate plus up to 0.25%, as determined by the ratio of our total funded debt to EBITDA. We incur commitment fees of 0.175% to 0.30% (based on certain financial ratios) on any unused borrowing capacity under the Credit Facility. Quanta's existing and future subsidiaries will guarantee the repayment of all amounts due under the Credit Facility, and the Credit Facility restricts pledges of all material assets. The Credit Facility contains usual and customary covenants for a credit facility of this nature including the prohibition of the payment of dividends, certain financial ratios and indebtedness covenants and a requirement to obtain the consent of the lenders for acquisitions exceeding a certain level of cash consideration. As of January 26, 1999, we had approximately $54.4 million outstanding under the Credit Facility.

  Additionally, on October 5, 1998, we issued and sold $49.4 million of Convertible Subordinated Notes bearing interest at 6 7/8% to Enron Capital and one of its affiliates. We used the proceeds of the Convertible Subordinated Notes to reduce outstanding borrowings under the Credit Facility. The Convertible Subordinated Notes include restrictive covenants substantially similar to those included in the Credit Facility. The Convertible Subordinated Notes are convertible into common stock at any time at the option of the holder at a conversion price of $13.75 per share, subject to adjustment. The Convertible Subordinated Notes are nonredeemable for four years and are redeemable thereafter at our option at a redemption price which is initially $103.50 per $100.00 principal amount, with such premium declining ratably over the succeeding four years. The Convertible Subordinated Notes are mandatorily redeemable in nine semi-annual installments beginning in June 2006. Upon a change in control, the Convertible Subordinated Notes are mandatorily redeemable at a redemption price which is initially $107.00 per $100.00 principal amount, with such premium declining ratably over the succeeding eight years.

  Through December 1, 1998, we had acquired 11 companies in addition to the Founding Companies for an aggregate consideration of 5.0 million shares of common stock and $84.3 million in cash and notes. The cash portion of such consideration was provided by borrowings under the Credit Facility. The timing, size or success of any acquisition effort and the associated potential capital commitments cannot be predicted.

  We intend to continue our aggressive acquisition program, and to continue to use a combination of cash and common stock to finance the principal part of the consideration payable in acquisitions. We anticipate that our cash flow from operations, the proceeds of this offering and the Credit Facility will provide sufficient cash to enable us to meet our working capital needs, debt service requirements and planned capital expenditures for property and equipment for at least the next 12 months.

Inflation

  Due to relatively low levels of inflation experienced during the years ended December 31, 1995, 1996 and 1997, inflation did not have a significant effect on the results of Quanta, the Founding Companies or any of the Acquired Businesses.

Year 2000

  Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists concerning the potential effects associated with such compliance, but systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

  Quanta has made a preliminary review of both its information technology and its non-information technology systems to determine whether they are Year 2000 compliant. Additionally, we review the systems of all of our potential acquisitions for Year 2000 compliance. We have not identified any material systems which are not Year 2000 compliant, although two of our Acquired Businesses have systems which are not Year 2000 compliant. We plan to have replacements for these systems operational by December 31, 1999, at an estimated cost of $350,000, as part of our previously planned systems integration program. Quanta is currently preparing a formal questionnaire for all significant suppliers, customers and service providers to determine the extent to which Quanta is vulnerable to those third parties' failure to remediate the Year 2000 problem. Quanta has received oral assurances of Year 2000 compliance from many of the third parties with whom it has relationships. We believe that our operations will not be significantly disrupted even if third parties with whom we have relationships are not Year 2000 compliant.

  We believe that we will not be required to make any material expenditures to address the Year 2000 problem as it relates to our existing systems. While it is not possible at present to quantify the cost of all corrective actions, we do not expect that these actions will materially exceed the cost of previously planned capital expenditures as we integrate the systems of the businesses we acquire and of normal software upgrades and replacements expected to occur through the Year 2000. However, uncertainty exists concerning the potential costs and effects associated with any Year 2000 compliance, and we intend to continue to make efforts to ensure that third parties with whom we have relationships are Year 2000 compliant. Therefore, we cannot be certain that unexpected Year 2000 compliance problems of either Quanta or our vendors, customers and service providers would not materially and adversely affect our business, financial condition or operating results. We will continue to consider the likelihood of a material business interruption due to the Year 2000 issue, and, if necessary, implement appropriate contingency plans.

Individual Founding Companies

  The selected historical financial information presented in the tables below is derived from the respective audited financial statements of the Founding Companies included elsewhere herein. The following discussion should be read in conjunction with the financial statements of the Founding Companies and the notes thereto appearing elsewhere in this prospectus.

  For financial statement presentation purposes, as required by the rules and regulations of the Securities Act, PAR has been identified as the accounting acquiror. As such, the financial statements of Quanta for periods prior to February 18, 1998 are the financial statements of PAR as restated for the acquisition of the Pooled Company.

Quanta Services, Inc. and Subsidiaries Results of Operations

  The unaudited historical combined statements of operations for the nine months ended September 30, 1998 reflect the historical operations of PAR and the Pooled Company. The operations of the other Founding Companies have been included in our historical Financial Statements beginning February 19, 1998 and the operations of the Purchased Companies have been included from their respective acquisition dates.

  The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                       Nine Months Ended September
                                   Year Ended December 31,                         30,
                          -------------------------------------------  -----------------------------
                              1995           1996           1997           1997            1998
                          -------------  -------------  -------------  -------------  --------------
                                   (Dollars in Thousands)                      (Unaudited)
Revenues................  $53,224 100.0% $71,294 100.0% $76,204 100.0% $56,467 100.0% $194,356 100.0%
Cost of services........   44,608  83.8   57,164  80.2   58,896  77.3   44,055  78.0   157,218  80.9
                          ------- -----  ------- -----  ------- -----  ------- -----  -------- -----
Gross profit............    8,616  16.2   14,130  19.8   17,308  22.7   12,412  22.0    37,138  19.1
Selling, general and
 administrative
 expenses...............    6,438  12.1    9,876  13.8   11,589  15.2    8,493  15.0    16,544   8.5
Merger expenses-
 pooling................       --    --       --    --       --    --       --    --       231   0.1
Goodwill amortization...       50   0.1       55   0.1       56   0.1       42   0.1     1,535   0.8
                          ------- -----  ------- -----  ------- -----  ------- -----  -------- -----
Income from operations..  $ 2,128   4.0% $ 4,199   5.9% $ 5,663   7.4% $ 3,877   6.9% $ 18,828   9.7%
                          ======= =====  ======= =====  ======= =====  ======= =====  ======== =====

 Quanta results for the nine months ended September 30, 1998 compared to the nine months ended September 30, 1997

  Revenues. Historical revenues increased $137.9 million, or 244.2%, to $194.4 million for the nine months ended September 30, 1998, primarily due to the acquisition of the Founding Companies on February 18, 1998 and subsequent acquisitions of the Purchased Companies.

  Gross profit. Gross profit increased $24.7 million, or 199.2%, to $37.1 million for the nine months ended September 30, 1998. Gross margins decreased from 22.0% for the nine months ended

September 30, 1997 to 19.1% for the nine months ended September 30, 1998. This decrease in gross margin was primarily due to a larger amount of high margin storm and emergency work performed by PAR in 1997 compared to 1998, and the acquisition of the Founding and Purchased Companies which earned lower margins than those experienced by PAR and the Pooled Company in 1997.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $8.1 million, or 94.8%, to $16.5 million for the nine months ended September 30, 1998, due to the acquisition of the Founding Companies on February 18, 1998, the acquisition of the Purchased Companies, increases in selling and administrative salaries required to support the higher level of revenues generated from an increased volume of projects, and the establishment of a corporate office and administrative infrastructure during 1998.

 Quanta results for the year ended December 31, 1997 compared to the year ended December 31, 1996

  Revenues. Revenues increased $4.9 million, or 6.9%, from $71.3 million for the year ended December 31, 1996 to $76.2 million for the year ended December 31, 1997, primarily as a result of an increased demand for our services in Missouri, California and Colorado, partially offset by a decrease in activity in Oregon.

  Gross profit. Gross profit increased $3.2 million, or 22.7%, from $14.1 million for the year ended December 31, 1996 to $17.3 million for the year ended December 31, 1997. As a percentage of revenues, gross profit increased from 19.8% to 22.7%. The increase in gross profit and gross margin is primarily due to increased labor productivity, renegotiated unit pricing on certain long-term contracts and lower equipment rental expense as PAR replaced rental equipment on certain projects with company-owned equipment, partially offset by lower gross profit from operations in Oregon due to the completion of a significant telecommunications contract.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $1.7 million, or 17.2%, from $9.9 million for the year ended December 31, 1996 to $11.6 million for the year ended December 31, 1997, primarily due to increased administrative support required by the higher level of revenues and increases in owner compensation, partially offset by decreased commissions paid to salesmen. As a percentage of revenues, selling, general and administrative expenses increased from 13.8% to 15.2%.

 Quanta results for the year ended December 31, 1996 compared to the year ended December 31, 1995

  Revenues. Revenues increased $18.1 million, or 34.0%, from $53.2 million for the year ended December 31, 1995 to $71.3 million for the year ended December 31, 1996, primarily as a result of the acquisition of a company by the Pooled Company and increased demand for our services in Colorado, Oregon and, to a lesser extent, in California, partially offset by decreased activity in Missouri.

  Gross profit. Gross profit increased $5.5 million, or 64.0%, from $8.6 million for the year ended December 31, 1995 to $14.1 million for the year ended December 31, 1996. As a percentage of revenues, gross profit increased from 16.2% to 19.8%. This increase in gross profit was a result of the acquisition of a company by the Pooled Company, the awarding of a significant telecommunications contract, improved labor productivity and asset utilization, partially offset by increases in insurance costs and higher costs than anticipated on certain contracts.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $3.4 million, or 53.4%, from $6.4 million for the year ended December 31, 1995 to $9.9 million for the year ended December 31, 1996, primarily due to the acquisition of a company by the Pooled Company, increased commissions paid to salesmen responsible for the awarding of the telecommunications contract and increases in administrative salaries required to support the higher level of revenues generated from an increased volume of projects and increases in owner compensation. As a percentage of revenues, selling, general, and administrative expenses increased from 12.1% to 13.8%.

Union Power Results of Operations

  Union Power was founded in 1946, and is headquartered in Englewood, Colorado. It operates primarily west of the Mississippi River and in 1997 provided services to customers in Colorado, Nevada, California and Oregon. Union Power is primarily involved in providing electric infrastructure contracting services, including installation of electrical transmission lines, both underground and above ground, and distribution lines and construction of electric substations. In addition, Union Power provides electrical repair and maintenance services.

  The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                                           Three Months Ended
                                   Years Ended August 31,                     November 30,
                          -------------------------------------------  ---------------------------
                              1995           1996           1997           1996          1997
                          -------------  -------------  -------------  ------------  -------------
                                   (Dollars in Thousands)                     (Unaudited)
Revenues................  $12,614 100.0% $25,636 100.0% $42,792 100.0% $7,211 100.0% $15,357 100.0%
Cost of services........   10,240  81.2   22,319  87.1   37,766  88.3   6,037  83.7   13,474  87.7
                          ------- -----  ------- -----  ------- -----  ------ -----  ------- -----
Gross profit............    2,374  18.8    3,317  12.9    5,026  11.7   1,174  16.3    1,883  12.3
Selling, general and
 administrative
 expenses...............    1,896  15.0    1,563   6.1    1,966   4.6     491   6.8      677   4.4
                          ------- -----  ------- -----  ------- -----  ------ -----  ------- -----
Income from operations..  $   478   3.8% $ 1,754   6.8% $ 3,060   7.1% $  683   9.5% $ 1,206   7.9%
                          ======= =====  ======= =====  ======= =====  ====== =====  ======= =====

 Union Power results for the three months ended November 30, 1997 compared to the three months ended November 30, 1996

  Revenues. Revenues increased $8.2 million, or 113.0%, from $7.2 million for the three months ended November 30, 1996 to $15.4 million for the three months ended November 30, 1997, primarily due to increased demand for Union Power's services in Nevada, a higher volume of work in California and increased outsourcing of required services by utility customers, which resulted in a higher component of subcontracted work.

  Gross profit. Gross profit increased $0.7 million, or 60.4%, from $1.2 million for the three months ended November 30, 1996 to $1.9 million for the three months ended November 30, 1997, primarily as a result of the increase in sales. As a percentage of revenues, gross profit decreased to 12.3% from 16.3%, primarily as a result of a higher proportion of subcontract work and lower margin materials components.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.2 million, or 37.9%, from $0.5 million for the three months ended November 30, 1996 to $0.7 million for the three months ended November 30, 1997, due primarily to growth in Union Power's office staff needed to support the increased sales. As a percentage of revenues, selling, general and administrative expenses decreased from 6.8% to 4.4%, primarily due to economies of scale.

 Union Power results for the year ended August 31, 1997 compared to the year ended August 31, 1996

  Revenues. Revenues increased $17.2 million, or 66.9%, from $25.6 million for the year ended August 31, 1996 to $42.8 million for the year ended August 31,1997, primarily due to increased demand for Union Power's services in Nevada, a higher volume of work in California and increased outsourcing of required services by utility customers, which resulted in a higher component of subcontracted work.

  Gross profit. Gross profit increased $1.7 million, or 51.5%, from $3.3 million for the year ended August 31, 1996 to $5.0 million for the year ended August 31, 1997. As a percentage of revenues, gross profit decreased to 11.7% from 12.9% primarily as a result of a higher percentage of work being subcontracted at lower margins and higher costs than anticipated on certain projects.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.4 million, or 25.0%, from $1.6 million for the year ended August 31, 1996 to $2.0 million for the year ended August 31, 1997 due to the continued expansion into the California and Nevada markets. As a percentage of revenues, selling, general and administrative expenses decreased from 6.1% to 4.6%, primarily due to economies of scale.

 Union Power results for the year ended August 31, 1996 compared to the year ended August 31, 1995

  Revenues. Revenues increased $13.0 million, or 103.2%, from $12.6 million for the year ended August 31, 1995 to $25.6 million for the year ended August 31, 1996, primarily as a result of an increase in the overall demand for Union Power's services in Nevada and California.

  Gross profit. Gross profit increased $0.9 million, or 37.5%, from $2.4 million for the year ended August 31, 1995 to $3.3 million for the year ended August 31, 1996. As a percentage of revenues, gross profit decreased to 12.9% from 18.8%, primarily as a result of higher costs than anticipated on a specific contract in 1996.

  Selling, general and administrative expenses. Selling, general and administrative expenses decreased $0.3 million, or 15.8%, from $1.9 million for the year ended August 31, 1995 to $1.6 million for the year ended December 31, 1996 due to lower owner compensation and employee bonuses in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 15.0% to 6.1%.

Union Power Liquidity and Capital Resources

  Union Power generated $0.2 million of net cash from operating activities for the three months ended November 30, 1997. Net cash used in investing activities was approximately $1.3 million, primarily for the purchase of operating equipment. Net cash provided by financing activities of $1.7 million resulted from advances under Union Power's line of credit and additional borrowings.

  At November 30, 1997, Union Power had $3.0 million of working capital and $1.5 million of total long-term debt outstanding.

  Union Power generated $1.0 million of net cash from operating activities for the year ended August 31, 1997. Net cash used in investing activities was approximately $1.5 million, primarily for the purchase of operating equipment. Net cash provided by financing activities of $0.3 million resulted from advances on Union Power's line of credit.

  At August 31, 1997, Union Power had working capital of $2.8 million and $1.0 million of total long-term debt outstanding.

TRANS TECH Results of Operations

  TRANS TECH was founded in 1983, is headquartered in South Bend, Indiana and in 1997 provided services to customers in Indiana, Kentucky, Michigan and Ohio. TRANS TECH installs, maintains and repairs traffic signals, signage, highway control systems components, highway and airport lighting and fiber optics for states and other governmental entities, and also performs traditional electrical contracting services for private and public entities in the commercial and industrial markets.

  The following table sets forth selected statements of operations data and such data as a percentage of revenues for the periods indicated:

                                          Years Ended December 31,
                                  -------------------------------------------
                                      1995           1996           1997
                                  -------------  -------------  -------------
                                           (Dollars in Thousands)
Revenues......................... $21,397 100.0% $24,414 100.0% $32,817 100.0%
Cost of services.................  18,934  88.5   20,426  83.7   26,519  80.8
                                  ------- -----  ------- -----  ------- -----
  Gross profit...................   2,463  11.5    3,988  16.3    6,298  19.2
Selling, general and
 administrative expenses.........   1,639   7.7    1,848   7.6    2,015   6.1
                                  ------- -----  ------- -----  ------- -----
Income from operations........... $   824   3.8% $ 2,140   8.7% $ 4,283  13.1%
                                  ======= =====  ======= =====  ======= =====

 TRANS TECH results for the year ended December 31, 1997 compared to the year ended December 31, 1996.

  Revenues. Revenues increased $8.4 million, or 34.4%, from $24.4 million for the year ended December 31, 1996 to $32.8 million for the year ended December 31, 1997, primarily as a result of an increase in demand for services by commercial and industrial customers and, to a lesser extent, by transportation control and lighting systems customers.

  Gross profit. Gross profit increased $2.3 million, or 57.5%, from $4.0 million for the year ended December 31, 1996 to $6.3 million for the year ended December 31, 1997. As a percentage of total revenue, gross margin increased from 16.3% for the year ended December 31, 1996 to 19.2% for the year ended December 31, 1997, primarily as a result of improved labor productivity and asset utilization.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.2 million, or 11.1%, from $1.8 million for the year ended December 31, 1996 to $2.0 million for the year ended December 31, 1997, primarily due to increased administrative salaries required by the higher level of revenues and increases in owner compensation. As a percentage of revenues, selling, general and administrative expenses decreased from 7.6% to 6.1% due to economies of scale.

 TRANS TECH results for the year ended December 31, 1996 compared to the year ended December 31, 1995

  Revenues. Revenues increased $3.0 million, or 14.0%, from $21.4 million for the year ended December 31, 1995 to $24.4 million for the year ended December 31, 1996, primarily as a result of increased volume of work for commercial and industrial customers offset partially by a decrease in activity in the transportation control and lighting systems market.

  Gross profit. Gross profit increased $1.5 million, or 60.0%, from $2.5 million for the year ended December 31, 1995 to $4.0 million for the year ended December 31, 1996. As a percentage of total revenue, gross margin increased from 11.5% for the year ended December 31, 1995 to 16.3% for the year ended December 31, 1996 as a result of increased labor productivity and a decrease in materials cost as a percentage of revenues.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.2 million, or 12.5%, from $1.6 million for the year ended December 31, 1995 to $1.8 million for the year ended December 31, 1996, primarily due to the addition of administrative positions and increased marketing expenses. As a percentage of revenues, selling, general and administrative expenses remained relatively constant.

TRANS TECH Liquidity and Capital Resources

  TRANS TECH generated $1.1 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was approximately $0.9 million, primarily for the purchase of operating equipment. Net cash used in financing activities of $0.4 million resulted primarily from distributions to shareholders of $6.7 million, which were mostly offset by borrowings to fund the distributions.

  At December 31, 1997, TRANS TECH had working capital of $4.8 million and $5.6 million of total long-term debt outstanding.

  TRANS TECH generated $2.9 million in net cash from operating activities for the year ended December 31, 1996. Net cash used in investing activities was approximately $0.9 million, principally for purchases of operating equipment. Net cash used in financing activities of $2.1 million resulted from repayments of debt and distributions to shareholders.

  At December 31, 1996, TRANS TECH had working capital of $2.8 million and $0.6 million of total long-term debt outstanding.

Potelco Results of Operations

  Potelco, founded in 1965, is headquartered near Seattle, Washington and operates primarily in Washington, Oregon and Idaho. Potelco provides electric and telecommunications infrastructure contracting services, including installation of overhead and underground lines and facilities for the power, telecommunications and cable television industries. In addition, Potelco provides electrical and telecommunications installation, maintenance and repair services to the commercial and industrial markets.

  The following table sets forth selected statement of operations data and such data as a percentage of revenues for the periods indicated:

                                                    Year Ended December 31,
                                                  ----------------------------
                                                      1996           1997
                                                  -------------  -------------
                                                    (Dollars in Thousands)
Revenues......................................... $14,549 100.0% $19,220 100.0%
Cost of services.................................  12,946  89.0   15,563  81.0
                                                  ------- -----  ------- -----
  Gross profit...................................   1,603  11.0    3,657  19.0
Selling, general and administrative expenses.....     971   6.7    1,478   7.7
                                                  ------- -----  ------- -----
Income from operations........................... $   632   4.3% $ 2,179  11.3%
                                                  ======= =====  ======= =====

 Potelco results for the year ended December 31, 1997 compared to the year ended December 31, 1996

  Revenues. Revenues increased $4.7 million, or 32.4%, from $14.5 million for the year ended December 31, 1996 to $19.2 million for the year ended December 31, 1997, primarily as a result of an increase in the demand for services by telecommunications infrastructure and commercial and industrial customers to either upgrade their telecommunication systems from cable to fiber optic or to install new systems.

  Gross profit. Gross profit increased $2.1 million, or 131.3%, from $1.6 million for the year ended December 31, 1996 to $3.7 million for the year ended December 31, 1997. As a percentage of revenues, Potelco's gross margins improved from 11.0% to 19.0% due to the projects performed during 1997 having a relatively higher labor component and therefore resulting in higher gross margins, as compared to the projects performed during 1996 which had a relatively higher proportion of low margin materials costs.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $0.5 million, or 50.0%, from $1.0 million for the year ended December 31, 1996 to $1.5 million for the year ended December 31, 1997, primarily due to increases in office salaries and profit sharing contributions. As a percentage of revenues, these selling, general and administrative expenses increased from 6.7% to 7.7%.

Potelco Liquidity and Capital Resources

  Potelco generated $0.8 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was approximately $1.6 million, primarily for the purchase of property and equipment. Net cash provided by financing activities of $0.9 million resulted primarily from additional proceeds received from a note payable to a bank and borrowing of other long-term debt.

  At December 31, 1997, Potelco had working capital of $1.2 million and $0.9 million of total long-term debt outstanding.

                                    BUSINESS

Industry Overview

  Quanta estimates that the electrical and telecommunications contracting industry generates annual revenues in excess of $40 billion. We believe that growth in this industry is being positively affected by the following trends:

  Deregulation. The wholesale electricity market, including sales of electricity between utilities and other generators, is regulated by the Federal Energy Regulatory Commission ("FERC"). In 1996, FERC accelerated the deregulation of the electric power industry by issuing Order nos. 888 and 889, which require shareholder-owned utilities (of which there were approximately 223 in 1997) to provide wholesale electricity suppliers with access to transmission services. We expect the deregulation of the electric power industry to increase competition among suppliers of electricity, which will lead utilities to lower their costs by outsourcing non-core functions such as the installation, construction, maintenance and repair of electric transmission and distribution systems and electric substations, services that have traditionally been performed by the utilities themselves.

  The Telecommunications Act of 1996 preempted state and local government control over access to the telecommunications market, eliminating barriers to entry and opening the markets to new entrants. Management expects the elimination of such barriers to lead to increased construction of competing telecommunications networks as competitive telecommunications providers, existing as well as new, expand into new markets and offer services that once were reserved for incumbents.

  Upgrading and Expanding Existing Infrastructure. As access to electric transmission services increases, we believe that financial penalties will be imposed upon electric utilities in the event of transmission and distribution system downtime attributable to the utilities. As a result, we expect that utilities will modernize existing transmission systems, which will increase the amount of upgrading and repair work available to outside contractors. Quanta also expects commercial and industrial companies to continue to upgrade and expand their existing electrical infrastructure as a result of (1) increasing levels of modernization activity, (2) the effects of more stringent electric codes, which establish minimum power and safety requirements, (3) revised national energy standards, (4) increases in use of electric power and (5) increased installation of electrical capacity in excess of minimum code requirements in order to facilitate marketing of properties.

  The amount of traditional voice and data traffic has increased steadily, and growth in the use of personal computers and modems has created significant data traffic from a wide variety of sources. Because of the physical limitations of the existing communications network facilities, Quanta believes there is an immediate need to upgrade and expand facilities with new and innovative technology, expanding and in many cases replacing existing telecommunications and cable television infrastructure to allow for increases in the volume of traffic. The need to upgrade and expand telecommunications infrastructure as a result of deregulation and the growth in consumer demand for enhanced telecommunications services is expected to continue to prompt telecommunications providers to increase the current level of outsourcing to independent contractors who serve the industry.

  Increased Outsourcing. The outsourcing trend has largely been driven by the efforts of electric utilities and telecommunications providers to reduce costs and focus on their core competencies. Quanta believes that electric utilities and telecommunications providers will increasingly seek comprehensive solutions to their infrastructure needs by utilizing fewer qualified contractors that can provide a full range of new construction, installation, repair, maintenance and emergency services.

  Quanta believes that its industry is highly fragmented. According to the U.S. Census Bureau, there are more than 50,000 electrical and telecommunications contracting businesses, consisting of a small number of regional or national providers and a large number of relatively small, owner-operated businesses that have limited access to capital and that offer a limited range of services. We believe that the fragmented nature of the industry presents substantial consolidation and growth opportunities for companies with a disciplined acquisition program, a decentralized operating strategy and access to financial resources. We also believe that the prominence and operating strength of the Acquired Businesses and the experience of our executive management will provide us with significant competitive advantages to capitalize on these opportunities.

Strategy

  We plan to continue to maintain our position as a leading provider of electric and telecommunications infrastructure contracting services by emphasizing continued internal growth, expanding through acquisitions and implementing our operating strategy.

  Internal Growth. Quanta is focused on continuing its strong internal growth by (1) increasing the volume of services provided to existing customers, (2) expanding the scope of services provided to existing customers, (3) broadening its customer base and (4) geographically expanding our service area. We believe we will be able to expand the services we offer in our markets by leveraging the specialized strengths of individual Acquired Businesses. Such services include design and engineering, where the contractor applies in-house engineering expertise to design the most cost-effective system, and the application of new technologies, such as the LineMaster robotic arm (for which we acquired the United States patent in July 1998) that can be used to facilitate the repair of high voltage power transmission lines without taking them out of service. We also believe that strategic agreements with large electric and telecommunications infrastructure owners will provide opportunities for future internal growth. For instance, we consummated a strategic investment with Enron Capital and an affiliate pursuant to which Enron Capital and Quanta agreed to exchange information regarding the design, installation and maintenance of electric power transmission and distribution systems and fiber optic communications systems. In addition to the Enron Capital investment and alliance, we have strategic alliances or long-term maintenance agreements with Nevada Power Company, Pacific Gas & Electric Company, Public Service Company of Colorado and Western Resources, Inc.

  Acquisitions. We believe that the increasing trend toward the outsourcing of services to the electric and telecommunications infrastructure contracting industry will result in a competitive disadvantage for small and mid-sized companies that do not have access to capital and cannot provide a broad range of specialty contracting services on a national basis. In addition, Quanta expects that there will continue to be a large number of attractive acquisition candidates due to the highly fragmented nature of the industry, the inability of many companies to expand and modernize due to capital constraints and the desire of owners for liquidity. We believe that our financial strength and experienced management will be attractive to acquisition candidates. The key elements of our acquisition strategy are:

    Enter New Geographic Markets. Quanta intends to expand into geographic markets we do not currently serve by selectively acquiring well-established specialty electrical and telecommunications contractors that, like the Founding Companies, are leaders in their regional markets, are financially stable, have a strong customer base, have senior management committed to participating in the future growth of Quanta and can serve as "platforms" for Quanta's future growth.

    Expand Within Existing Markets. Quanta intends to explore acquisition opportunities in the geographic markets we already serve as well as geographic markets served by businesses we acquire in the future. Once we have entered a specific geographic market, we will seek to acquire other well-established companies in that particular market to deepen our market penetration and expand the range of services offered to our customers. Quanta will also pursue "tuck-in" acquisitions of smaller companies whose operations can be integrated into and leveraged with an existing operation.

  Operating Strategy. The key elements of our operating strategy are:

    Operate on a Decentralized Basis. We manage our operations on a decentralized basis while maintaining operating and financial controls. Local management retains responsibility for the operations, profitability and growth of its individual business. We believe that, while maintaining operating and financial controls, our decentralized operating structure retains the entrepreneurial spirit of each of the businesses we acquire and permits us to capitalize on the acquired businesses' local and regional market knowledge, specialized skills and customer relationships. In addition, we believe that our operating efficiency, financial strength, technical expertise, presence in key geographic areas and reputation for quality and reliability provide competitive advantages in bidding for, winning and executing new contracts for infrastructure projects. While local management retains control of the operations of its individual business, our executive management has responsibility for corporate strategy and acquisitions, financing, insurance, investor relations and employee benefit plans.

    Achieve Operating Efficiencies. Certain administrative functions are being centralized. In addition, by combining overlapping operations of certain of the businesses we acquire, we expect to achieve more efficient asset utilization and realize savings in overhead and other expenses. We intend to use our increased purchasing power to gain volume discounts in areas such as vehicles and equipment, electrical materials, marketing, bonding, employee benefits and insurance. We will seek to realize cost savings and other benefits by the sharing of purchasing, pricing, bidding and other business practices and the sharing of licenses. Quanta intends to further develop and expand the use of management information systems to facilitate financial control, project costing and asset utilization. At some locations, the larger combined workforce will provide additional staffing flexibility.

Acquisition Program

  Between our IPO and December 1, 1998, we acquired 11 other specialty contracting businesses which when combined with the Founding Companies result in pro forma combined revenues for the year ended December 31, 1997 of $338.0 million for a combined consideration of $84.3 million in cash and notes and 5.0 million shares of common stock. The following table describes the businesses we have acquired between the IPO and December 1, 1998:

                           Month
   Business Acquired      Acquired      Principal Service Sectors        Headquarters
   -----------------      --------      -------------------------      ----------------
Manuel Bros., Inc.......   10/98   Telecommunications                  Grass Valley, CA
Smith Contracting.......   09/98   Telecommunications                  Fergus Falls, MN
Harker & Harker, Inc....   09/98   Electric                            Reno, NV
Telecom Network
 Services, Inc..........   08/98   Telecommunications                  Kirkland, WA
Sumter Builders, Inc....   08/98   Electric                            Sumter, SC
North Pacific
 Construction Co........   08/98   Telecommunications                  Woodland, CA
Underground Construction
 Co., Inc...............   08/98   Telecommunications/Transportation/  Benicia, CA
                                   Commercial and Industrial
Environmental
 Professional
 Associates, Ltd........   07/98   Electric                            Marysville, CA
NorAm
 Telecommunications,
 Inc....................   06/98   Telecommunications                  Clackamas, OR
Spalj Construction
 Company................   05/98   Telecommunications                  Deerwood, MN
Golden State Utility
 Co.....................   04/98   Telecommunications                  Turlock, CA

  We believe that we are regarded by acquisition candidates as an attractive acquiror because of (1) our strategy for creating a national, comprehensive and professionally managed specialty electric and telecommunications infrastructure contracting business, (2) our decentralized operating strategy and opportunities to participate in a larger organization, (3) our access to financial resources as a public company, (4) our potential for increased profitability due to centralizing certain administrative functions, enhanced systems capabilities and economies of scale and (5) the potential for owners of the businesses being acquired to participate in our planned growth while realizing liquidity. We believe that the management of the acquired businesses will be instrumental in identifying and assisting in the completion of future acquisitions.

  We have developed a set of financial, geographic and management criteria designed to assist management in the evaluation of acquisition candidates. These criteria evaluate a variety of factors, including, but not limited to (1) historical and projected financial performance, (2) internal rate of return, return on assets and return on revenue, (3) experience and reputation of the candidate's management and operations, (4) composition and size of the candidate's customer base, (5) whether the geographic location of the candidate will enhance or expand our market area or ability to attract other acquisition candidates, (6) whether the acquisition will augment or increase Quanta's market share or services offered or help protect our existing customer base,
(7) potential synergies gained by combining the acquisition candidate with our existing operations and (8) liabilities, contingent or otherwise, of the candidate. We anticipate that acquisition candidates in the target markets and industries will have annual revenues ranging from $10 million to $100 million. All acquisitions are subject to initial evaluation and approval by our management before being recommended to our Board of Directors.

  As consideration for future acquisitions, we expect to utilize a combination of cash, common stock and debt. The purchase price for each future acquisition will vary. The major factors in establishing the purchase price will be historical earnings, strength of management, future prospects of the acquiree and the ability of the acquiree to complement or leverage the services already offered by us.

Services

  We currently provide services in four broad sectors: electric utility infrastructure; telecommunications infrastructure; transportation control and lighting systems; and commercial and industrial.

  Electric Utility Infrastructure Services. We perform specialty electrical contracting services for electric utilities, which services generated 43.2% of our pro forma combined revenues for the year ended December 31, 1997. These services include installing, repairing and maintaining electric transmission and distribution lines, maintaining street lights and other system components, constructing electric substations and erecting transmission towers. The work performed often involves the splicing of high voltage lines and, on occasion, the installation of underground high voltage distribution systems. We also repair and replace lines which have been damaged or destroyed as a result of adverse weather conditions.

  Telecommunications Infrastructure Services. We provide a variety of services in connection with telecommunications, cable television and other data transmission, which services generated 38.6% of our pro forma combined revenues for the year ended December 31, 1997. We install fiber optic, coaxial and copper cable both above and below ground on behalf of telecommunications and cable service providers. The services provided by us include design/build consulting, the placing and splicing of cable, excavation of trenches in which to place the cable, placement of related structures such as poles, anchors, conduits, manholes, cabinets and closures, placement of drop lines from the main distribution lines to an individual residence or business and maintenance and removal of these fiber optic, coaxial and copper lines and related structures. We have the ability to directionally bore and place cables, a highly specialized method of positioning buried cable which is often required in congested urban and suburban markets where trenching may be impractical. In addition, we are involved in the engineering, design and erection of communications towers, including cellular telephone, PCS(R) and microwave towers.

  Transportation Control and Lighting Systems Services. We install, maintain and repair traffic and highway control systems, such as signals, signage, lighting and freeway management systems components. In addition, we install overhead cable and control systems for light rail lines, "intelligent" highway control systems and airport lighting and designs, and construct and maintain airport fueling systems. These services generated 10.6% of our pro forma combined revenues for the year ended December 31, 1997.

  Commercial and Industrial Services. We design, install, maintain and repair electrical wiring, telephone and data copper wiring, fiber optic cabling and building control and automation systems for commercial and industrial customers, which services generated 7.6% of our pro forma combined revenues for the year ended December 31, 1997.

Customers

  Our customers include electric utilities, telecommunications and cable television system operators, governmental entities, general contractors, builders and owners and managers of commercial and industrial properties. Electric utilities, in the aggregate, represent our largest customer base. General contractors, as a group, account for a significant portion of our customers for commercial and industrial work.

  Management at each of the Acquired Businesses has been responsible for developing and maintaining successful long-term relationships with customers. We rely heavily on repeat customers and use both the written and verbal referrals of our satisfied customers to help generate new business. Many of our customers or prospective customers have a qualification procedure for becoming an approved bidder or vendor based upon the satisfaction of particular performance and safety standards set by the customer. These customers often maintain a list of vendors meeting such standards and award contracts for individual jobs only to such vendors. We strive to maintain our status as a preferred or qualified vendor to such customers.

Employees

  As of September 30, 1998, Quanta had 318 salaried employees, including executive officers, project managers or engineers, job superintendents, staff and clerical personnel and approximately 2,775 hourly employees, the number of which fluctuates depending upon the number and size of the projects undertaken by us at any particular time. Approximately 45% of our employees at September 30, 1998 were covered by collective bargaining agreements. We do not anticipate any overall reductions in staff as a result of the consolidation of the Acquired Businesses, although there may be some job realignments and new assignments in an effort to eliminate overlapping and redundant positions.

  Six of the Acquired Businesses are parties to master collective bargaining agreements with the International Brotherhood of Electrical Workers. Two of these businesses are also parties to local agreements with the Laborers International Union and the Operating Engineers Union. Furthermore, one of the Acquired Businesses is a party to local agreements with the Operative Plasters and Cement Masons International Association and the United Brotherhood of Carpenters and Joiners of America. Under these agreements, these companies agree to pay specified wages to their union employees, observe certain workplace rules and make employee benefit payments to multi-employer pension plans and employee benefit trusts rather than administering the funds on behalf of their employees. IBEW covered employees are represented by numerous local unions under various agreements with varying terms and expiration dates. Such local agreements are entered into by and between the IBEW local and the National Electrical Contractors Association ("NECA"), of which we are a member. The majority of the collective bargaining agreements contain provisions that prohibit work stoppages or strikes, even during specified negotiation periods relating to agreement renewal, and provide for binding arbitration dispute resolution in the event of prolonged disagreement; however, there can be no assurance that work stoppages or strikes will not occur from time to time.

  Each of the Acquired Businesses provides a variety of health, welfare and benefit plans for their employees who are not covered by collective bargaining agreements. It is anticipated that these various employee benefit plans will be replaced by a single plan covering all of our non-bargaining employees.

  The electric and telecommunications infrastructure contracting industry is experiencing a shortage of skilled craftsmen. In response to the shortage, Quanta seeks to take advantage of various IBEW and NECA referral programs and hire graduates of the joint IBEW/NECA apprenticeship program for training qualified electricians. None of the Acquired Businesses has experienced any strikes or work stoppages in the past 20 years. Quanta believes its relationships with its employees and union representatives are satisfactory.

Training, Quality Assurance and Safety

  Performance of Quanta's services requires the use of equipment and exposure to conditions that can be dangerous. Although Quanta is committed to a policy of operating safely and prudently, it has been and is subject to claims by employees, customers and third parties for property damage and personal injuries resulting from performance of its services. We perform on-site services using employees who have completed our applicable safety and training programs. Quanta's policies require that employees complete the prescribed training and service program of the Acquired Business for which they work in addition to those required by NECA and the IBEW prior to performing more sophisticated and technical jobs. For example, all journeymen linemen are required by the IBEW and NECA to complete a minimum of 8,000 hours of on-the-job training, approximately 200 hours of classroom education and extensive testing and certification. The Acquired Businesses require additional training, depending upon the sophistication and technical requirements of each particular job. Quanta intends to establish company-wide training and educational programs, as well as comprehensive safety policies and regulations, by sharing "best practices" throughout its operations.

Equipment and Facilities

  We operate a fleet of owned and leased trucks and trailers, support vehicles and specialty construction equipment, such as backhoes, excavators, trenchers, generators, boring machines, cranes and wire pullers and tensioners. The total size of the rolling-stock fleet approximates 4,700 units. Most of this fleet is serviced by our own mechanics who work at various maintenance sites and facilities. We believe that these vehicles generally are well-maintained and adequate for our present operations. We believe that in the future, we will be able to lease or purchase this equipment at lower prices due to our larger size and the volume of our leasing and purchasing activity.

  We lease our corporate headquarters in Houston, Texas. We maintain offices in Anchorage, Alaska; Chino Valley and Kingman, Arizona; Benicia, Chico, El Cajon, Escondido, Fontana, Grass Valley, Marysville, Redwood City, Sacramento, San Francisco, Selma, Turlock, Vacaville and

Woodland, California; Aurora and Englewood, Colorado; Honolulu, Hawaii; Rathrum, Idaho; South Bend, Indiana; Des Moines, Iowa; Topeka and Wichita, Kansas; Deerwood and Fergus Falls, Minnesota; Clinton and North Kansas City, Missouri; Las Vegas and Reno, Nevada; Clackamas, Gresham and Portland, Oregon; Florence and Sumter, South Carolina; Austin, Texas; Salt Lake City, Utah; and Everett, Kirkland, Seattle, Spokane and Sumner, Washington. This space is used for offices, equipment yards, warehousing, storage and vehicle shops. We own some of the facilities we occupy and lease the rest. We believe that our facilities are sufficient for our current needs. See "Certain Transactions."

Regulation

  Our operations are subject to various federal, state and local laws and regulations including (1) licensing requirements applicable to electricians and engineers, (2) building and electrical codes, (3) permitting and inspection requirements applicable to construction projects, (4) regulations relating to worker safety and environmental protection and (5) special bidding and procurement requirements on government projects.

  We believe that we have all the required licenses to conduct our operations and that we are in substantial compliance with applicable regulatory requirements. Our failure to comply with applicable regulations could result in substantial fines and/or revocation of our operating licenses. Many state and local regulations governing electrical construction require permits and licenses to be held by individuals who typically have passed an examination or met other requirements. Quanta intends to implement a policy to ensure that, where possible, any such permits or licenses that may be material to Quanta's operations are held by at least two of our employees.

Competition

  The markets in which we operate are highly competitive, requiring substantial resources and skilled and experienced personnel. Quanta competes with other independent contractors in most of the markets in which it operates, several of which are large domestic companies that have greater financial, technical and marketing resources. In addition, there are relatively few barriers to entry into the industry in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise may become a competitor. A significant portion of our revenues are currently derived from fixed price agreements and price is often an important factor in the award of such agreements. Accordingly, we could be underbid by our competitors in an effort to procure such business. There can be no assurance that Quanta's competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to Quanta's services, or that Quanta will be able to maintain or enhance its competitive position. We may also face competition from the in-house service organizations of our existing or prospective customers, including electric utility and telecommunications providers, which employ personnel who perform some of the same types of services as those provided by us. Although a significant portion of these services is currently outsourced, there can be no assurance that existing or prospective customers of Quanta will continue to outsource services in the future.

Risk Management, Insurance and Performance Bonds

  The primary risks in Quanta's operations are bodily injury, property damage and injured workers' compensation. We maintain automobile and general liability insurance for third party bodily injury and property damage and workers' compensation coverage which we consider sufficient to insure against these risks, subject to self-insured amounts. Accruals for outstanding claims are estimated based on known facts and Quanta's prior experience. Actual experience and claims could differ from Quanta's estimates. We consolidated the purchase of insurance, which resulted in savings from the amounts paid by the Acquired Businesses.

  Contracts in the electrical contracting industry may require performance bonds or other means of financial assurance to secure contractual performance. If we were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, we might be precluded from entering into additional contracts with certain of our customers.

Legal Proceedings

  Quanta is, from time to time, a party to litigation or administrative proceedings that arise in the normal course of its business. Quanta does not have pending any litigation that, separately or in the aggregate, would, in the opinion of management, have a material adverse effect on our results of operations or financial condition.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

  The following table sets forth certain information concerning our directors, executive officers and key employees:

          Name           Age                           Position
          ----           ---                           --------
John R. Colson..........  51 Chief Executive Officer, Director
James H. Haddox.........  50 Chief Financial Officer, Secretary
Gary A. Tucci...........  42 Vice President Western Region, President of Potelco, Director
Brad Eastman............  31 Vice President and General Counsel
Derrick A. Jensen.......  28 Vice President and Controller
John R. Wilson..........  48 President of PAR, Director
Timothy A. Soule........  51 Vice President of Union Power, Director
John A. Martell.........  43 Vice President of TRANS TECH, Director
James R. Ball...........  55 Director
Vincent D. Foster.......  42 Chairman of the Board of Directors
Rodney R. Proto.........  50 Director
Michael T. Willis.......  54 Director

  John R. Colson was elected Chief Executive Officer of Quanta in December 1997 and became a director of Quanta effective upon the consummation of our IPO in February 1998. He joined PAR in 1971 and became its President in 1991. He is currently a member of the Council of Industrial Relations, governor of the Missouri Valley chapter of NECA and a director of the Missouri Valley Line Apprenticeship Program.

  James H. Haddox has been Chief Financial Officer of Quanta since November 1997 and Secretary since December 1997. From March 1996 until joining Quanta, Mr. Haddox was Senior Vice President--Finance of Corporate Express Delivery Systems, Inc., a national provider of same day delivery services. From January 1994 to March 1996, Mr. Haddox held various positions, including Chief Accounting Officer and Vice President--Finance, with U.S. Delivery Systems, Inc., a NYSE listed company which was the largest provider of same day delivery services in the U.S. prior to its merger in March 1996 with Corporate Express, Inc. From 1991 to 1994 Mr. Haddox was an independent business consultant providing management services. From 1987 to 1991, Mr. Haddox held various financial positions, including Chief Financial Officer and Chief Accounting Officer, at Allwaste, Inc., a NYSE listed national environmental services company. Mr. Haddox is a Certified Public Accountant.

  Gary A. Tucci has been Vice President Western Region of Quanta since August 1998. Mr. Tucci joined Potelco in 1975 and became its President in 1988. He is a member of the Joint

NECA/IBEW Apprenticeship and Training Committee as well as the labor relations board. Mr. Tucci became a director of Quanta effective upon the consummation of our IPO.

  Brad Eastman has been Vice President and General Counsel of Quanta since July 1998. From March 1996 until joining Quanta, Mr. Eastman was an associate in the law firm of Brobeck, Phleger & Harrison LLP focusing on clients in high growth industries. From October 1994 until March 1996, Mr. Eastman was an associate in the law firm of Sullivan & Cromwell focusing on clients in the financial services industry. Mr. Eastman holds a J.D. degree.

  Derrick A. Jensen has been Vice President and Controller of Quanta since December 1997. Prior to joining Quanta, he was employed by Arthur Andersen LLP ("Arthur Andersen"), serving most recently as audit manager focusing on clients in consolidating industries. Mr. Jensen is a Certified Public Accountant.

  John R. Wilson became President of PAR in 1997. He joined PAR in 1977 and became an Executive Vice President in 1991. Mr. Wilson became a director of Quanta effective upon the consummation of our IPO.

  Timothy A. Soule joined Union Power in 1972 and became Vice President in 1975. He is also a member of the Board of Trustees for the joint NECA/IBEW Line Construction Benefit Fund, Union Power's representative to the Rocky Mountain Electrical League and a member of the Board of Directors of Power and Communication Contractors Association. Mr. Soule became a director of Quanta effective upon the consummation of our IPO.

  John A. Martell founded TRANS TECH in 1983 and serves as its Vice President. He is currently a member of the National Fire Protection Association and the Illuminating Engineering Society. Mr. Martell is a Registered Professional Engineer. Mr. Martell became a director of Quanta effective upon the consummation of our IPO.

  James R. Ball is a private investor, a consultant to Koch Industries, Inc. and a member of the board of directors of Carbide/Graphite Group, Inc., a producer of graphite electrode specialties products. From 1969 to 1994, he held several positions with Vista Chemical Company ("Vista") and its predecessor, Conoco, Inc. Vista was sold in 1991 to RWE-DEA, a unit of RWE AG, a German energy and chemicals concern, and Mr. Ball served on the board of directors of Vista and was its President and Chief Executive Officer from 1992 through 1994. Mr. Ball became a director of Quanta effective upon the consummation of our IPO.

  Vincent D. Foster has been a director of Quanta since November 1997 and became non-executive Chairman of the Board upon consummation of our IPO. Mr. Foster is a Managing Director of Main Street Merchant Partners II, L.P., a merchant banking firm ("Main Street"). From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen. Mr. Foster was the Director of the Corporate Finance and Mergers and Acquisitions practices of Arthur Andersen for the southwestern U.S., specializing in structuring and executing "roll-up" transactions and in providing merger and acquisition and corporate finance advisory services to clients in consolidating industries. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

  Rodney R. Proto has been President, Chief Operating Officer and a director of Waste Management, Inc. (formerly known as USA Waste Services, Inc.) ("WMI"), a solid waste services company, since August 1996. Prior thereto, he was President, Chief Operating Officer and a director of Sanifill, Inc. ("Sanifill"), a solid waste management company acquired by WMI in August 1996. Mr. Proto joined Sanifill in February 1992. Before joining Sanifill, he was employed by Browning-Ferris Industries, Inc. for 12 years where he served, among other positions, as Chairman of BFI Overseas from 1985 to 1987 and President of Browning-Ferris Industries Europe, Inc. from 1987 through 1991. Mr. Proto became a director of Quanta effective upon the consummation of our IPO.

  Michael T. Willis is Chairman of the Board, Chief Executive Officer and President of Metamor Worldwide, formerly CoreStaff, Inc. ("Metamor"), one of the largest information technology and staffing companies in the U.S. Prior to founding Metamor in 1993, Mr. Willis served as Chief Executive Officer and President of The Talent Tree Corporation ("Talent Tree"), which he founded in 1976 and built into one of the largest temporary services companies in the U.S. Mr. Willis sold Talent Tree to Hestair plc in 1987 and then continued as President and Chief Executive Officer until April 1993. Mr. Willis is also a director of the Southwest Bank of Texas, a publicly-traded financial institution. Mr. Willis became a director of Quanta effective upon the consummation of our IPO.

  Our bylaws permit the Board of Directors to increase the size of the Board. Each director serves a one-year term. At each annual meeting of stockholders, all except one of the directors will be elected by the holders of the common stock and one director will be elected by the holders of the Limited Vote Common Stock. Mr. Foster has been designated as the director elected by holders of Limited Vote Common Stock. In addition, the holders of the Convertible Subordinated Notes have the right to designate one director.

Board Committees

  The Board of Directors has established an Audit Committee, a Compensation Committee and an Acquisitions Committee.

  The Audit Committee consists of Messrs. Foster, Proto and Willis. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent public accountants, reviews the results and scope of the audit and other services provided by Quanta's independent public accountants and evaluates Quanta's financial and accounting control functions.

  The Compensation Committee consists of Messrs. Ball, Proto and Willis. The Compensation Committee administers Quanta's incentive compensation plans and the issuance of stock under Quanta's 1997 Stock Option Plan and determines salaries for executive officers and incentive compensation for senior employees and other key management personnel. There are no Compensation Committee interlocks which are required to be disclosed by the rules promulgated by the SEC under the Securities Act of 1933.

  The Acquisitions Committee consists of Messrs. Colson, Foster, Proto, Soule and Tucci. The Acquisitions Committee reviews and monitors the strategic direction of Quanta's acquisition program and has the authority to approve acquisitions of companies within certain financial parameters.

Directors' Compensation

  Directors who also are employees of Quanta or any of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of Quanta or any of its subsidiaries will receive a fee of $1,000 for attendance at each meeting of the Board of Directors or any committee thereof (unless held on the same day as a Board of Directors meeting). Directors of Quanta will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Each non-employee director will receive an option to purchase 10,000 shares of common stock upon such person's initial election to the Board of Directors and an annual grant of an option to purchase 5,000 shares of common stock at each annual meeting of our stockholders thereafter at which such director is re-elected or remains a director. See "-- 1997 Stock Option Plan." In addition, each of Messrs. Ball, Proto and Willis purchased 20,000 shares of Limited Vote Common Stock from Quanta for nominal consideration.

Executive Compensation

  The following table sets forth the compensation paid by Quanta during the fiscal year ended December 31, 1998 to Quanta's Chief Executive Officer and all other executive officers receiving compensation in excess of $100,000 in 1998 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                     Long-Term
                                                                    Compensation
                                                                    ------------
                                                                     Securities
                                                                     Underlying
             Name and Principal Position               Salary($)(1) Options (#)
             ---------------------------               ------------ ------------
John R. Colson .......................................   $150,000          --
 Chief Executive Officer
James H. Haddox.......................................    150,000     125,000
 Chief Financial Officer
Gary A. Tucci.........................................    131,250      50,000
 Vice President Western Region

--------
(1) Each of Messrs. Colson, Haddox and Tucci have entered into employment agreements providing for annualized base compensation of $150,000.

Option Grants in Last Fiscal Year

  The following table sets forth information regarding stock options granted by Quanta during the fiscal year ended December 31, 1998 to each of the Named Executive Officers:

                                                                                       Potential
                                                                                  Realizable Value at
                                                                                    Assumed Annual
                                                                                    Rates of Stock
                                                                                         Price
                                                                                   Appreciation for
                                            Individual Grants                     Option Term ($)(4)
                         -------------------------------------------------------- -------------------
                                               Percentage of
                               Number of       Total Options
                         Securities Underlying  Granted in   Exercise
                            Options Granted     Fiscal 1998    Price   Expiration
          Name                  (#)(1)            (%)(2)     ($/SH)(3)    Date       5%       10%
          ----           --------------------- ------------- --------- ---------- -------- ----------
John R. Colson..........             --              --           --         --         --         --
James H. Haddox.........        125,000            7.44%      $ 9.00    2/18/07   $707,494 $1,792,944
Gary A. Tucci...........         50,000            2.98        14.56    8/18/08    457,822  1,160,229

--------
(1) The options become exercisable at a rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter and expire ten years from the date of grant, or earlier upon termination of employment.
(2) Based on an aggregate of 1,679,100 shares subject to options granted to employees, directors of and consultants to Quanta in the fiscal year ended December 31, 1998, including the Named Executive Officers.
(3) Options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Quanta's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated using the fair market value per share at the time of the grant appreciating at the indicated rate for the entire term of the option and assuming that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

1998 Year-End Option Values

  The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held by the Named Executive Officer at December 31, 1998:

                          Number of Securities Underlying  Value of Unexercised In-the-Money
                              Unexercised Options at                  Options at
                                 December 31, 1998               December 31, 1998(1)
                         --------------------------------- ---------------------------------
Name                     Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
----                     --------------- ----------------- --------------- -----------------
John R. Colson..........        --                 --             --                  --
James H. Haddox.........        --            125,000             --          $1,632,813
Gary A. Tucci...........        --             50,000             --             375,125

--------
(1) Value of unexercised in-the-money options are based on a value of $22.06 per share, the closing price on December 31, 1998, minus the per share exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

  We have entered into employment agreements with each of Messrs. Colson, Haddox and Tucci and certain other key employees that prohibit such individual from disclosing our confidential information and trade secrets and generally restrict these individuals from competing with us for a period of five years after the termination of the individual's employment agreement. Each of these agreements has an initial term of two to three years, provides for an automatic annual extension at the end of its initial term and is terminable by Quanta for "good cause" upon 10 days' written notice and without "good cause" by either party upon 30 days' written notice. All employment agreements provide that if the officer's employment is terminated by Quanta without "good cause," such officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the officer's base salary at the rate then in effect for the greater of (1) the time period remaining under the initial term of the agreement or (2) one year. In addition, all employment agreements provide that in the event of termination without "good cause," the non-competition provision will not apply for any time period in which the employee is not receiving or has not received severance compensation.

  Some of the employment agreements contain certain provisions concerning a change-in-control of Quanta, including the following: (1) in the event that five business days' notice prior to closing of the change-in-control transaction of the acquiring entity's willingness to assume the obligations of such employment agreement is not received by Quanta and such officer, the change-in-control will be deemed a termination of the employment agreement by Quanta without "good cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable (discussed in the preceding paragraph) will be tripled and the provisions which restrict competition with us will not apply and (2) the officer must be given sufficient time and opportunity to elect whether to exercise all or any of his or her options to purchase common stock, including any options with accelerated vesting under the provisions of the 1997 Stock Option Plan, such that the officer may acquire the common stock at or prior to the closing of the transaction giving rise to the change-in-control, if he or she so desires. One of these agreements gives the officer the right to have any such change-in-control be deemed a termination of his agreement without cause, but in that case the severance amount otherwise payable would be doubled rather than tripled and the provisions which restrict competition would apply for two years.

1997 Stock Option Plan

  In December 1997, the Board of Directors adopted, and the stockholders of Quanta approved, the 1997 Stock Option Plan. The purpose of the 1997 Stock Option Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in Quanta. The aggregate amount of common stock of Quanta with respect to which options may be granted may not exceed the greater of 2,380,850 shares or 15% of the outstanding shares of common stock. On February 27, 1998, we filed a Registration Statement on Form S-8 with respect to 2,380,850 shares of common stock issuable in connection with the 1997 Stock Option Plan.

  The 1997 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively, the "Awards"). The amount of ISOs that may be granted under the 1997 Stock Option Plan is limited to 2,380,850 shares. The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the 1997 Stock Option Plan, the sole authority to grant Awards under the 1997 Stock Option Plan, to construe and interpret the 1997 Stock Option Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1997 Stock Option Plan.

  All of our employees, non-employee directors, officers and advisors are eligible to receive Awards under the 1997 Stock Option Plan, but only employees are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. In the discretion of the Compensation Committee, option agreements may provide that options will become immediately exercisable in the event of a "change in control" (as defined in the 1997 Stock Option Plan) of Quanta. No ISO will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

  Options to purchase 1,589,380 shares of common stock issued pursuant to the 1997 Stock Option Plan are outstanding.

  The 1997 Stock Option Plan also provides for automatic option grants to directors who are not otherwise employed by Quanta or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 10,000 shares of common stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 5,000 shares of common stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

  The exercise price for ISOs granted under the 1997 Stock Option Plan may be no less than the fair market value of a share of the common stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

                              CERTAIN TRANSACTIONS

Organization of Quanta

  Quanta was initially capitalized in August 1997 by several independent investors, including Midwest Acquisition Support, LLC (an entity controlled by Bernard J. Gram), Kevin D. Miller, Steven P. Colmar and William G. Parkhouse, who acted as co-founders of Quanta and paid nominal cash consideration for 1,620,625 shares of Limited Vote Common Stock. In September 1997, Fabal Funding Corp., a corporation affiliated with this group, agreed to advance up to $125,000 to Quanta in consideration for receiving, at the closing of the IPO, 41,665 shares of Limited Vote Common Stock. These shares were distributed to five individuals who each individually advanced $25,000 to Fabal Funding Corp. In addition, in November 1997, Main Street purchased 1,484,543 shares of Limited Vote Common Stock for nominal cash consideration (both Main Street and the group of investors described above, the "Initial Stockholders"). Main Street advanced funds to Quanta to enable Quanta to pay various expenses incurred in connection with its efforts to complete the acquisitions of the Founding Companies and consummate the IPO, which advances were repaid from the net proceeds of the IPO. Vincent D. Foster, a director of Quanta, is a Managing Director of Main Street.

  Quanta acquired all of the issued and outstanding capital stock and other equity interests of the Founding Companies for consideration of (1) approximately $21.0 million in cash and (2) 7,527,000 shares of common stock.

  The following table sets forth for each Founding Company the consideration paid by Quanta to the stockholders of the Founding Companies (1) in cash and
(2) in shares of common stock.

                                                                     Shares of
                                                           Cash     Common Stock
                                                        ----------- ------------
      PAR.............................................. $ 8,370,000  3,000,000
      Union Power......................................   5,348,430  1,917,000
      TRANS TECH.......................................   4,362,862  1,563,750
      Potelco..........................................   2,919,038  1,046,250
                                                        -----------  ---------
        Total.......................................... $21,000,330  7,527,000
                                                        ===========  =========

  Messrs. Colson, Martell, Soule, Tucci and Wilson, directors of Quanta, were stockholders of the Founding Companies prior to their acquisition by Quanta.

Transactions Involving Certain Officers, Directors and Stockholders

  Certain stockholders of certain of the Founding Companies who are directors, executive officers or key employees of Quanta had guaranteed indebtedness, performance bonds and other obligations of each of their respective Founding Companies. These guarantees were terminated following the completion of the IPO.

  Prior to consummation of the IPO, the stockholders of Union Power purchased certain non-operating assets from that company at a price equal to the book value of such assets, estimated to be $126,000 in the aggregate.

  Prior to consummation of the IPO, the stockholders of PAR purchased certain non-operating assets from that company at a price equal to the book value of such assets, estimated to be $731,000 in the aggregate.

  Union Power leases its main office facilities located in Englewood, Colorado from Soule Trusts Partnership, which is controlled by affiliates of Ronald W. and Timothy A. Soule, and a branch facility located in North Las Vegas, Nevada from RTS Partnership, which is owned by Ronald W. and Timothy A. Soule. Ronald
W. and Timothy A. Soule are President and Vice President of Union Power, respectively, and Timothy Soule is a director of Quanta. The Englewood office lease provides for a five-year term that will terminate in the year 2002 with an option to renew the lease for an additional five-year term, and covers approximately 3,500 square feet of office space on 4.8 acres, at a monthly rental rate of $3,500. The North Las Vegas office lease will terminate on May 31, 2006, with a provision for automatic one-year renewal periods. Such lease covers 2.69 acres and the leasehold improvements located on such land for a monthly rental rate of $4,700. In addition, Union Power leased two directional drilling rigs from Mountain Drilling Equipment Co., which is owned by Ronald W. and Timothy A. Soule. The equipment lease with Mountain Drilling Equipment Co. provided for a one-year term which ended on August 1, 1998, and a monthly rental rate of $8,000. Title to these rigs was transferred to Union Power at the end of the lease term for no additional consideration. We believe that the economic terms of these leases do not exceed fair market value.

  Potelco leases its main office from the father of Gary A. Tucci and another office in Washington from Gary A. Tucci, who is President of Potelco and Vice President Western Region and a director of Quanta. Currently, both leases are oral and on a month to month basis. The main office lease is for a 15,000 square foot building on five acres, at a rent of $2,500 per month. The other lease is for a 2,200 square foot office with a 6,000 square foot maintenance facility on 1.5 acres, at a rent of $2,800 per month. We believe that the economic terms of these leases do not exceed fair market value.

  TRANS TECH leases its main office from TRANS TECH Properties, which is partially owned by Robert J. Urbanski and John A. Martell, who are President and Vice President of TRANS TECH, respectively. Additionally, Mr. Martell is a director of Quanta. The main office of TRANS TECH is located in South Bend, Indiana, and the facilities consist of approximately 7.5 acres of real property, a 4,350 square foot office attached to a 10,560 square foot heated warehouse, a 3,480 square foot detached unheated warehouse and a 3,000 square foot detached vehicle maintenance facility. The initial lease term is for five years at a rent of $5,900 per month, plus the payment of all taxes, insurance and maintenance on the property. TRANS TECH has the option to renew the lease for an additional five year term at a rental rate equal to the then current market rate. We believe that the economic terms of this lease do not exceed fair market value.

  Union Power had notes outstanding to various affiliates in the aggregate amount of approximately $460,000, and we used a portion of the proceeds of the IPO to repay these notes.

  Potelco owed approximately $1.0 million to Gary A. Tucci and his father pursuant to a promissory note and other arrangements. We used a portion of the proceeds of the IPO to repay this indebtedness.

  Enron Capital and an affiliate invested $49.4 million in Convertible Subordinated Notes of Quanta. These notes are convertible at the holders' option into an aggregate of 3,589,091 shares of common stock subject to adjustment, including adjustment for issuances of equity securities at less than the current market value of such equity securities, other than issuances pursuant to incentive compensation plans, acquisitions and underwritten public offerings. The holders of these notes have demand and "piggy-back" registration rights with respect to the shares of common stock issuable upon conversion of the notes and pre-emptive rights to acquire shares of common stock sufficient to maintain the holders' percentage ownership of Quanta's common stock when Quanta issues equity securities, except for issuances related to incentive compensation plans or acquisitions. The holders of the notes have agreed to waive these registration rights and pre-emptive rights in connection with this offering. As part of the investment, Enron Capital and Quanta agreed to exchange information regarding the design, installation and maintenance of electric power transmission and distribution systems and fiber optic communications systems. Quanta has agreed, at the option of the holders of the Convertible Subordinated Notes, to appoint a director selected by such holders to its board of directors or to allow a designee of such holders to attend all meetings of Quanta's Board of Directors or any committee thereof.

  At various times in 1998, employees of Main Street have served as Quanta's General Counsel and Manager of Corporate Development on a contract basis. Quanta has reimbursed Main Street $114,750 in 1998 for the salaries of these employees and for rent for their office space. We believe that the amount we paid to Main Street for salaries and rent was reasonable under the circumstances.

Company Policy

  In the future, any transactions with our directors, officers, employees or affiliates are anticipated to be minimal and will, in any case, be approved by a majority of the Board of Directors or a committee thereof, including a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of Quanta's voting capital stock by (1) each person known by us to be a beneficial owner of more than 5% of any class of our voting capital stock, (2) each director and Named Executive Officer of Quanta and
(3) all directors and executive officers of Quanta as a group. Except as otherwise indicated below, the persons named in the table have advised us that they have sole voting and investment power with respect to the shares of capital stock shown as beneficially owned by them. Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares. Unless otherwise indicated, the number of shares and percentage of ownership of common stock for each of the named stockholders, directors and executive officers assumes that shares of common stock that the stockholders, directors and executive officers may acquire within 60 days are outstanding.

                                                                   Percentage
                                                      Shares       of Shares
                                                   Beneficially   Beneficially
                       Name                           Owned          Owned
                       ----                        ------------   ------------
Enron Capital & Trade Resources Corp.(1)..........  3,589,091         14.2%
Joint Energy Development Investments II Limited
 Partnership(1)...................................  2,691,818         11.0
John R. Colson(2).................................  2,100,000          9.7
Gary A. Tucci(3)..................................  1,046,250          4.8
John R. Wilson(4).................................    900,000          4.1
John A. Martell(5)................................    781,875          3.6
Timothy A. Soule(6)...............................    337,392          1.6
Vincent D. Foster(7)(a)...........................    274,499          1.3
Michael T. Willis(2)(8)...........................    123,573            *
James H. Haddox(2)(9).............................    131,250            *
James R. Ball(2)(10)..............................     45,000            *
Rodney R. Proto(2)(10)............................     45,000            *
Sam W. Humphreys(a)(11)...........................    264,398          1.2
Kevin D. Miller(a)(12)............................    334,022(b)       1.5
Midwest Acquisition Support, LLC(a)(13)...........    334,022(b)       1.5
Robert Alpert(a)(14)..............................    233,866(b)       1.1
Stephen P. Colmar(a)(15)..........................    208,764(b)       1.0
William G. Parkhouse(a)(16).......................    179,382(b)         *
All directors and executive officers as a group
 (12 persons)(17).................................  5,837,964         26.8

--------
  * Less than 1%.
 (a) Owns more than 5% of the outstanding shares of Limited Vote Common Stock.
 (b) Consists entirely of Limited Vote Common Stock. See "Description of Capital Stock" for a description of the Limited Vote Common Stock.
 (1) Enron Capital may be deemed to beneficially own an aggregate of 3,589,091 shares of common stock issuable upon conversion of two Convertible Subordinated Notes issued by Quanta. ECT Merchant Investments Corp., a wholly owned subsidiary of Enron Capital, is the holder of one of such notes, and as a result is the beneficial owner of 897,273 shares of common stock. Joint Energy Development Investments II Limited Partnership ("JEDI-II") is the holder of the other note, and as a result is the beneficial owner of 2,691,818 shares of common stock. Because a subsidiary of Enron Capital is the general partner of Enron Capital Management II Limited Partnership which is in turn the general partner of JEDI-II, Enron Capital may be deemed to be the beneficial owner of the shares held by JEDI-II, although Enron Capital disclaims beneficial ownership interest of the shares issuable upon conversion of the Convertible Subordinated Note issued to JEDI-II. Enron Capital is a wholly-owned subsidiary of Enron Corp. which may be deemed to be the beneficial owner of all shares beneficially owned by Enron Capital; Enron Corp. disclaims any beneficial ownership of any shares beneficially owned by either Enron Capital or JEDI-II. The address for Enron Capital and for JEDI-II is 1400 Smith Street, Houston, Texas 77002.
 (2) The address for Messrs. Ball, Colson, Haddox, Proto and Willis is 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.
 (3) The address for Mr. Tucci is 14103 Eight Street East, Sumner, Washington 98390.
 (4) The address for Mr. Wilson is 1440 Iron Street, P.O. Box 12520, North Kansas City, Missouri 64116.
 (5) The address for Mr. Martell is 4601 Cleveland Road, P.O. Box 3915, South Bend, Indiana 46619. Includes 174,310 shares owned by trusts for the benefit of minor children of Mr. Martell, of which he disclaims beneficial ownership.
 (6) The address for Mr. Soule is 2045 W. Union Avenue, Englewood, Colorado
     80110.
 (7) The address for Mr. Foster is 1360 Post Oak Boulevard, Suite 800,
     Houston, Texas 77056. Includes 100 shares of common stock, options to purchase 10,000 shares of common stock and 261,399 shares of Limited Vote Common Stock as well as 3,000 shares of common stock owned by Main
     Street, of which Mr. Foster disclaims beneficial ownership.
 (8) Includes 98,573 shares of Limited Vote Common Stock, 15,000 shares of common stock and options to purchase 10,000 shares of common stock.
 (9) Consists of 100,000 shares of Limited Vote Common Stock and options to purchase 31,250 shares of common stock.
(10) Consists of 20,000 shares of Limited Vote Common Stock, 15,000 shares of common stock and options to purchase 10,000 shares of common stock.
(11) The address for Mr. Humphreys is 1360 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Includes 3,000 shares of common stock owned by Main Street, of which Mr. Humphreys disclaims beneficial ownership.
(12) The address for Mr. Miller is 109 E. 5th Street, Suite E, Auburn, Indiana 46706.
(13) The address for Midwest Acquisition Support, LLC is 4040 San Felipe,
     Suite 155, Houston, Texas 77027. Midwest Acquisition Support, LLC is a limited liability company controlled by Bernard J. Gram.
(14) The address of Mr. Alpert is 1360 Post Oak Boulevard, Suite 800,
     Houston, Texas 77056.
(15) The address for Mr. Colmar is 603 W. 13th, Suite 1A-247, Austin, Texas 78701. Does not include 117,526 shares of Limited Vote Common Stock owned by members of Mr. Colmar's family, for which he disclaims beneficial ownership.
(16) The address for Mr. Parkhouse is 5901 Fox Chapel Road, Austin, Texas 78746. Does not include 154,640 shares of Limited Vote Common Stock held in trust for members of Mr. Parkhouse's family, for which he disclaims beneficial ownership.
(17) Includes 537,472 shares of Limited Vote Common Stock and options to purchase 86,875 shares of common stock.

                          DESCRIPTION OF CAPITAL STOCK

  Quanta's authorized capital stock consists of 36,654,667 shares of common stock, par value $.00001 per share, and 3,345,333 shares of Limited Vote Common Stock, par value $.00001 per share. We also have been authorized to issue 10,000,000 shares of preferred stock, par value $.00001 per share.

Common Stock and Limited Vote Common Stock

  The holders of common stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. Such holders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election other than the director elected by the holders of Limited Vote Common Stock. In addition, the holders of the Convertible Subordinated Notes are entitled to designate one member to our Board of Directors.

  Holders of Limited Vote Common Stock, voting together as a single class, are entitled to elect one director. Holders of Limited Vote Common Stock are not entitled to vote on the election of any other directors. Only the holders of the Limited Vote Common Stock may remove the director such holders are entitled to elect. Holders of Limited Vote Common Stock are entitled to 0.10 of one vote for each share held on all other matters on which they are entitled to vote.

  Subject to the rights of any then outstanding shares of preferred stock, holders of common stock and Limited Vote Common Stock are together entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of common stock and Limited Vote Common Stock together are entitled to share ratably in the net assets of Quanta upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of common stock and holders of Limited Vote Common Stock have no preemptive rights to purchase shares of stock of Quanta. Shares of common stock are not subject to any redemption provisions and are not convertible into any other securities of Quanta. Shares of Limited Vote Common Stock are not subject to any redemption provisions and are convertible into common stock as described below.

  Each share of Limited Vote Common Stock will automatically convert to common stock on a share-for-share basis in the event of a permitted disposition of such share of Limited Vote Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder or to another holder of Limited Vote Common Stock or a related party thereto (whether a party is a "related party" shall be determined in accordance with Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code)). The holders of Limited Vote Common Stock have no rights to convert Limited Vote Common Stock into common stock and the only conversion feature of the Limited Vote Common Stock is the automatic conversion upon a permitted disposition.

  Our common stock is listed on the NYSE.

Preferred Stock

  The preferred stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the certificate of incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional, exchange or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any further action or vote by the holders of common stock.

  Although we have no present intention to issue shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of Quanta's stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

Statutory Business Combination Provision

  We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporations Law ("DGCL"). In general, Section 203 prevents a Delaware corporation from engaging in a "business combination" (as defined) with an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock or affiliate or associate) for three years following the time such stockholder became an interested stockholder unless (1) before such person became an interested stockholder, the board of directors of the corporation approved the business combination or the transaction in which the interested stockholder became an interested stockholder, (2) upon consummation of the transaction which resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (3) at or subsequent to the time such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Limitation on Directors' Liability

  Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of Quanta's directors to Quanta or its stockholders to the fullest extent permitted by Delaware law. Specifically, Quanta's directors will not be personally liable to Quanta or its stockholders for monetary damages for breach of a director's fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or for any transaction in which a director has derived an improper personal benefit.

  Our certificate of incorporation provides that each officer and director of Quanta will be indemnified and held harmless, to the fullest extent permitted by Delaware law (as amended from time to time), against all expenses, liabilities and losses reasonably suffered in connection with any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Quanta or, while being at the time a director or officer of Quanta, is or was serving at the request of Quanta as a director, trustee, officer, employee or agent of another entity. Quanta is not, however, permitted to indemnify any person in connection with a proceeding initiated by that person unless such proceeding was authorized by the Board of Directors. Our bylaws also provide for mandatory advancement of expenses of officers and directors incurred in defending any covered proceeding in advance of its final disposition. We also carry directors' and officers' liability insurance.

  The inclusion of these provisions in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Quanta and its stockholders. Our bylaws provide indemnification to Quanta's officers and directors and certain other persons with respect to certain matters.

Other Matters

  Our certificate of incorporation provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall be at least one (at least five, if shares of Limited

Vote Common Stock are outstanding) and not more than nineteen. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provision of our bylaws authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

  Our certificate of incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Our certificate of incorporation provides that special meetings of the stockholders can be called only by the Chairman of the Board pursuant to a resolution approved by a majority of the whole Board of Directors.

Stockholder Proposals

  Our bylaws contain provisions (1) requiring that advance notice be delivered to Quanta of any business to be brought by a stockholder before an annual meeting of stockholders and (2) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of Quanta by a stockholder (a) in the event of business to be brought by a stockholder before, (1) an annual meeting, not less than 90 nor more than 180 days prior to the earlier of the date of the meeting or the anniversary date of the immediately preceding annual meeting of stockholders and (2) a special meeting, not less than 40 nor more than 60 days prior to the date of such meeting of stockholders (with certain exceptions if less than 50 days notice or prior public disclosure of the date of the special meeting is given to stockholders) and (b) in the event of nominations of persons for election to the Board of Directors by any stockholder, (1) with respect to an election to be held at the annual meeting of stockholders, not less than 90 nor more than 180 days prior to the earlier of the date of the meeting or the anniversary date of the immediately preceding annual meeting of stockholders and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our bylaws. The foregoing summary is qualified in its entirety by reference to our bylaws.

Transfer Agent and Registrar

  The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

  As of December 31, 1998, Quanta had outstanding 21,692,655 shares of common stock, of which 7,270,381 shares are freely tradable without restriction or further registration under the Securities Act, except for those held by "affiliates" (as defined in the Securities Act) of Quanta, which shares will be subject to the resale limitations of Rule 144 under the Securities Act. The remaining 14,422,274 shares of common stock are deemed "restricted securities" under Rule 144 in that they were originally issued and sold by Quanta in private transactions in reliance upon exemptions under the Securities Act, and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 promulgated under the Securities Act as described below.

  In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the later of the date of acquisition of restricted securities from the issuer or from any affiliate of the issuer, the acquiror or subsequent holder would be entitled to sell within any three-month period a number of those shares that does not exceed the greater of one percent of the number of shares of such class of stock then outstanding or the average weekly trading volume of the shares of such class of stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the issuer. In addition, if a period of at least two years has elapsed since the later of the date of acquisition of restricted securities from the issuer or from any affiliate of the issuer, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the issuer of such restricted securities at any time during the 90 days preceding a sale, such person would be entitled to sell such restricted securities under Rule 144(k) without regard to the requirements described above. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The SEC has proposed certain amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The SEC has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

  Options to purchase 1,589,380 shares of common stock are outstanding under the 1997 Stock Option Plan. In general, pursuant to Rule 701 under the Securities Act, any employee, officer or director of, or consultant to, Quanta who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permit non-affiliates to sell such shares without compliance with the public information, holding period, volume limitation or notice provisions of Rule 144, and permit affiliates to sell such shares without compliance with the holding period provisions of Rule 144. In addition, we have filed a Registration Statement on Form S-8 covering the shares issuable upon exercise of stock options that may be granted in the future under the 1997 Stock Option Plan, in which case such shares of common stock generally will be freely tradable by non-affiliates in the public market without restriction under the Securities Act.

  We have agreed not to make any offering, sale, short sale, transfer, hypothecation, pledge or other disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of common stock (or agreement for such) for a period of 90 days after the date of this prospectus, directly or indirectly, without the prior written consent of BT Alex. Brown Incorporated, except that we may, without this consent, issue options granted under the 1997 Stock Option Plan and issue shares (1) upon exercise of options granted under the 1997 Stock Option Plan, (2) in connection with acquisitions of businesses and (3) in connection with the conversion to common stock of shares of our Limited Vote Common Stock or the Convertible Subordinated Notes.

  Quanta's executive officers, directors, stockholders at the time of the IPO and persons who acquired shares of common stock in connection with the acquisitions of the Founding Companies have agreed not to offer, sell, contract to sell, grant any option or other right for the sale of, or otherwise dispose of any shares of common stock or Limited Vote Common Stock or any securities, convertible or exchangeable into common stock owned or acquired in the future in any manner until February 18, 2000 without the prior written consent of BT Alex. Brown Incorporated, except that, for shares of common stock underlying any of our securities, other than Limited Vote Common Stock or Convertible Subordinated Notes, which are convertible into or exchangeable or exercisable for shares of our common stock, the restricted period will be only for a period of 90 days after the date of this prospectus. These restrictions will be applicable to any shares acquired by any of those persons during the applicable restricted period.

  We have granted registration rights to stockholders of the Founding Companies in connection with registrations of sales of common stock by Quanta following such restricted period (other than registrations in connection with acquisitions and pursuant to employee benefit plans). We have also granted registration rights to the former stockholders of Spalj Construction Company and the holders of the Convertible Subordinated Notes, which do not apply or have been waived with respect to this offering.

                              PLAN OF DISTRIBUTION

  We have entered into an underwriting agreement with the underwriters named below in which they have severally agreed to purchase from us the number of shares of common stock set forth beside their names below. BT Alex. Brown Incorporated, BancBoston Robertson Stephens Inc., Bear, Stearns & Co. Inc., Sanders Morris Mundy Inc. and SunTrust Equitable Securities Corporation are the representatives of the underwriters.

                                                                        Number
                                Underwriter                            of Shares
                                -----------                            ---------
      BT Alex. Brown Incorporated..................................... 1,360,000
      BancBoston Robertson Stephens Inc...............................   680,000
      Bear, Stearns & Co. Inc.........................................   680,000
      Sanders Morris Mundy Inc........................................   340,000
      SunTrust Equitable Securities Corporation.......................   340,000
      ABN AMRO Incorporated...........................................    60,000
      Deutsche Bank Securities Inc....................................    60,000
      Donaldson, Lufkin & Jenrette Securities Corporation.............    60,000
      Merrill Lynch, Pierce, Fenner & Smith Incorporated..............    60,000
      NationsBanc Montgomery Securities LLC...........................    60,000
      PaineWebber Incorporated........................................    60,000
      Cleary Gull Reiland & McDevitt Inc..............................    40,000
      Everen Securities, Inc..........................................    40,000
      Harris, Webb & Garrison, Inc....................................    40,000
      Morgan Keegan & Company, Inc....................................    40,000
      The Robinson-Humphrey Company, LLC..............................    40,000
      Sterne, Agee & Leach, Inc.......................................    40,000
                                                                       ---------
        Total......................................................... 4,000,000
                                                                       =========

  The obligation of the underwriters to purchase the common stock is subject to the terms and conditions set forth in the underwriting agreement. The underwriting agreement requires the underwriters to purchase all of the shares of the common stock offered by this prospectus, if any are purchased. The shares of common stock offered by the underwriters pursuant to this prospectus are subject to prior sale, when, as and if delivered to and accepted by the underwriters, and subject to the underwriters' right to reject any order in whole or in part.

  The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price of $23.25 per share. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.68 per share from the public offering price. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $0.10 per share from the public offering price. The underwriters may change the public offering price after the common stock is released for sale to the public.

  The underwriters may sell more shares than the total number set forth in the table above. To cover these sales, the underwriters have an option to purchase up to 600,000 additional shares of common stock from Quanta at the public offering price less the underwriting discounts and commissions set forth in the table above. The underwriters may exercise this option for 30 days after the date of this prospectus only to cover these sales. To the extent that the underwriters purchase shares pursuant to this option, each of the underwriters will purchase shares in approximately the same proportion as the number of shares of common stock to be purchased by it shown in the above table bears to 4,000,000 and we will be obligated, pursuant to the option, to sell such shares to the underwriters. If purchased, the underwriters will offer such additional shares on the same terms as those on which the 4,000,000 shares are being offered. The following table sets forth the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase 600,000 additional shares.

                                                            No
                                                         Exercise  Full Exercise
                                                        ---------- -------------
      Per share........................................ $   1.1625  $   1.1625
      Total............................................ $4,650,000  $5,347,500

  We have agreed to indemnify the underwriters with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  To facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may overallot shares of the common stock in connection with this offering, thereby creating a short position in the underwriters' account. A short position results when an underwriter sells more shares of common stock than such underwriter is committed to purchase. Additionally, to cover such overallotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of the common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time. The underwriters also may reclaim selling concessions allowed to an underwriter or dealer, if the underwriters repurchase shares distributed by that underwriter or dealer.

  We have agreed not to make any offering, sale, short sale, transfer, hypothecation, pledge or other disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of common stock (or agreement for such) for a period of 90 days after the date of this prospectus, directly or indirectly, without the prior written consent of BT Alex. Brown Incorporated, except that we may, without this consent, issue options granted under the 1997 Stock Option Plan and issue shares (1) upon exercise of options granted under the 1997 Stock Option Plan, (2) in connection with acquisitions of businesses and (3) in connection with the conversion to common stock of shares of our Limited Vote Common Stock or the Convertible Subordinated Notes.

  Quanta's executive officers, directors, stockholders at the time of the IPO and persons who acquired shares of common stock in connection with the acquisitions of the Founding Companies have agreed not to offer, sell, contract to sell, grant any option or other right for the sale of, hypothecate, pledge or otherwise dispose of any shares of common stock or Limited Vote Common Stock or any securities convertible or exchangeable into common stock owned or acquired in the future in any manner until February 18, 2000 without the prior written consent of BT Alex. Brown Incorporated, except that, for shares of common stock underlying any of our securities, other than Limited Vote Common Stock or Convertible Subordinated Notes, which are convertible into or exchangeable or exercisable for shares of our common stock, the restricted period will be only for a period of 90 days after the date of this prospectus. These restrictions will be applicable to any shares acquired by any of those persons during the applicable restricted period.

  The underwriters and their respective affiliates may be lenders to, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business. BankBoston, N.A. is a participant in our Credit Facility which will be repaid with the proceeds of this offering. BankBoston is an affiliate of BancBoston Robertson Stephens, a member of the National Association of Securities Dealers, Inc. and one of the managing underwriters of this offering. Since the amount to be repaid to BankBoston exceeds 10% of the net proceeds from the sale of the common stock offered hereby, this offering is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                    EXPERTS

  The financial statements of Quanta, the Founding Companies, Spalj Construction Company and Sumter Builders, Inc. included in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of Underground Construction Co., Inc. and Manuel Bros., Inc. included in this prospectus and elsewhere in this registration statement have been audited by S.J. Gallina & Co., LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                 LEGAL MATTERS

  The validity of the shares of common stock offered hereby will be passed upon for Quanta by Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio, Texas. Certain legal matters related to the offering will be passed upon for the underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                             ADDITIONAL INFORMATION

  We have filed with the SEC a Registration Statement on Form S-1 (together with all exhibits, schedules and amendments relating thereto, the "Registration Statement") under the Securities Act with respect to the common stock offered hereby. This prospectus, filed as part of the Registration Statement, does not contain all the information contained in the Registration Statement, portions of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for complete statements of their provisions. All of these documents may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade

Center, 13th Floor, New York, New York 10048. Copies can also be obtained from the Public Reference Section of the SEC at prescribed rates. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

  We are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and other regional offices referred to above. In addition, the shares of common stock are traded on the NYSE, and such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          -----
Quanta Services, Inc. Unaudited Pro Forma Combined Financial Statements
  Introduction to Unaudited Pro Forma Combined Financial Statements......   F-2
  Unaudited Pro Forma Combined Balance Sheet.............................   F-4
  Unaudited Pro Forma Combined Statements of Operations..................   F-5
  Notes to Unaudited Pro Forma Combined Financial Statements.............   F-7
Quanta Services, Inc. and Subsidiaries
  Report of Independent Public Accountants...............................  F-12
  Consolidated Balance Sheets............................................  F-13
  Consolidated Statements of Operations..................................  F-14
  Consolidated Statements of Cash Flows..................................  F-15
  Consolidated Statements of Stockholders' Equity........................  F-16
  Notes to Consolidated Financial Statements.............................  F-17
Quanta Services, Inc.
  Report of Independent Public Accountants...............................  F-33
  Balance Sheet..........................................................  F-34
  Statement of Operations................................................  F-35
  Statement of Stockholders' Equity......................................  F-36
  Notes to Financial Statements..........................................  F-37

                               FOUNDING COMPANIES

Union Power Construction Company
  Report of Independent Public Accountants...............................  F-42
  Balance Sheets.........................................................  F-43
  Statements of Operations...............................................  F-44
  Statements of Cash Flows...............................................  F-45
  Statements of Stockholders' Equity.....................................  F-46
  Notes to Financial Statements..........................................  F-47
TRANS TECH Electric, Inc.
  Report of Independent Public Accountants...............................  F-57
  Balance Sheets.........................................................  F-58
  Statements of Operations...............................................  F-59
  Statements of Cash Flows...............................................  F-60
  Statements of Shareholders' Equity.....................................  F-61
  Notes to Financial Statements..........................................  F-62
Potelco, Inc.
  Report of Independent Public Accountants...............................  F-69
  Balance Sheets.........................................................  F-70
  Statements of Operations...............................................  F-71
  Statements of Cash Flows...............................................  F-72
  Statements of Stockholder's Equity.....................................  F-73
  Notes to Financial Statements..........................................  F-74

                            SUBSEQUENT ACQUISITIONS

Spalj Construction Company
  Report of Independent Public Accountants...............................  F-82
  Balance Sheet..........................................................  F-83
  Statement of Operations................................................  F-84
  Statement of Cash Flows................................................  F-85
  Statement of Shareholders' Equity......................................  F-86
  Notes to Financial Statements..........................................  F-87
Underground Construction Co., Inc.
  Report of Independent Public Accountants...............................  F-92
  Balance Sheets.........................................................  F-93
  Statements of Operations...............................................  F-94
  Statements of Cash Flows...............................................  F-95
  Statements of Shareholders' Equity.....................................  F-96
  Notes to Financial Statements..........................................  F-97
Sumter Builders, Inc.
  Report of Independent Public Accountants............................... F-104
  Balance Sheets......................................................... F-105
  Statements of Operations............................................... F-106
  Statements of Cash Flows............................................... F-107
  Statements of Stockholders' Equity..................................... F-108
  Notes to Financial Statements.......................................... F-109
Manuel Bros., Inc.
  Report of Independent Public Accountants............................... F-114
  Balance Sheet.......................................................... F-115
  Statement of Operations................................................ F-116
  Statement of Stockholders' Equity...................................... F-117
  Statement of Cash Flows................................................ F-118
  Notes to Financial Statements.......................................... F-119

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

  The following unaudited pro forma combined financial statements give effect to (i) the acquisitions by Quanta, of the outstanding capital stock of PAR, TRANS TECH, Union Power and Potelco (together, the "Founding Companies"), and related transactions, (ii) Quanta's initial public offering ("IPO"), (iii) the subsequent acquisitions of eleven additional businesses from February 19, 1998 through December 1, 1998, (iv) the issuance of the Convertible Subordinated Notes and (v) this offering. Of the eleven acquired businesses, ten were accounted for using the purchase method of accounting (the "Purchased Companies") and one was accounted for using the pooling-of-interests method of accounting (the "Pooled Company"). The acquisitions of the Founding Companies occurred simultaneously with the closing of Quanta's initial public offering and were accounted for using the purchase method of accounting. The Founding Companies, the Purchased Companies and the Pooled Company are collectively referred to as the "Acquired Businesses". PAR has been identified as the accounting acquiror for financial statement presentation purposes. As such, Quanta's consolidated historical financial statements represent the financial position and results of operations of (i) PAR as restated to include the financial position and results of operations of the Pooled Company, and (ii) the remaining Founding Companies and the Purchased Companies beginning on their respective dates of acquisition.

  The unaudited pro forma combined balance sheet gives effect to one of the Purchased Companies (included as "Other Individually Insignificant Acquisitions" in the Unaudited Pro Forma Combined Balance Sheet) which was acquired subsequent to September 30, 1998 and prior to December 1, 1998 and related transactions as if it had occurred on September 30, 1998. The unaudited pro forma combined statements of operations give effect to this transaction as if it had occurred on January 1, 1997. The unaudited pro forma combined statements of operations also give effect to the pre-acquisition results of the Other Founding Companies (which includes Quanta Services, Inc., TRANS TECH, Union and Potelco from January 1, 1997 through February 18, 1998) and the results of the nine Purchased Companies acquired prior to September 30, 1998 as if they had been acquired on January 1, 1997.

  Quanta has preliminarily analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Companies have contractually agreed to prospective reductions in salaries, bonuses, benefits and lease payments, these reductions have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, Quanta has not and cannot quantify these savings until a period subsequent to the acquisitions. It is anticipated that these savings will be partially offset by costs related to Quanta's new corporate infrastructure and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Quanta.

  The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Quanta's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Quanta's financial position or results of operations for any future period. Since the Acquired Businesses were not under common control or management during the entire period covered by the pro forma financial statements, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See also "Risk Factors" included elsewhere herein.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                 (in thousands)

                                 Quanta         Other
                             Services, Inc. Individually
                                  and       Insignificant  Pro Forma  Pro Forma
                              Subsidiaries  Acquisitions  Adjustments   Total
                             -------------- ------------- ----------- ---------
           ASSETS
CURRENT ASSETS:
  Cash and cash
   equivalents..............    $  2,584       $ 1,636     $ 12,200   $ 16,420
  Accounts receivable, net..      83,920         4,349         (117)    88,152
  Cost and estimated
   earnings in excess of
   billings on uncompleted
   contracts................      30,111           666           --     30,777
  Inventories...............       1,913            --           --      1,913
  Prepaid expenses and other
   current assets ..........       3,619             3           --      3,622
                                --------       -------     --------   --------
    Total current assets....     122,147         6,654       12,083    140,884
PROPERTY AND EQUIPMENT,
 net........................      70,185         3,510       (1,717)    71,978
OTHER ASSETS................       4,062            --        2,100      6,162
GOODWILL, net...............     134,929            --       14,422    149,351
                                --------       -------     --------   --------
    Total assets............    $331,323       $10,164     $ 26,888   $368,375
                                ========       =======     ========   ========
      LIABILITIES AND
    STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of
   long-term debt...........    $  2,610       $   340     $ (2,950)  $     --
  Accounts payable and
   accrued expenses.........      48,571         3,813          125     52,509
  Billings in excess of
   costs and estimated
   earnings on uncompleted
   contracts................       6,358           275           --      6,633
                                --------       -------     --------   --------
    Total current
     liabilities............      57,539         4,428       (2,825)    59,142
LONG-TERM DEBT, net of
 current maturities.........     108,297         1,457     (109,754)        --
CONVERTIBLE SUBORDINATED
 NOTES......................          --            --       49,350     49,350
DEFERRED INCOME TAXES AND
 OTHER NON-CURRENT
 LIABILITIES................       8,538           155           --      8,693
COMMITMENTS AND
 CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock...........          --            --           --         --
  Common Stock..............          --            58          (58)        --
  Limited Vote Common
   Stock....................          --            --           --         --
  Unearned ESOP shares......      (1,831)           --           --     (1,831)
  Additional paid-in
   capital..................     137,608            --       94,241    231,849
  Accumulated other
   comprehensive income.....         --             26          (26)       --
  Retained earnings.........      21,172         4,040       (4,040)    21,172
                                --------       -------     --------   --------
    Total stockholders'
     equity.................     156,949         4,124       90,117    251,190
                                --------       -------     --------   --------
    Total liabilities and
     stockholders' equity...    $331,323       $10,164     $ 26,888   $368,375
                                ========       =======     ========   ========

   The accompanying notes are an integral part of these financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                  (in thousands, except per share information)

                              Quanta                      Other
                          Services, Inc.    Other     Individually
                               and         Founding   Insignificant  Pro Forma  Pro Forma
                           Subsidiaries  Companies(3) Acquisitions  Adjustments   Total
                          -------------- ------------ ------------- ----------- ---------
REVENUES................     $194,356      $14,849      $100,126      $(1,816)  $307,515
COST OF SERVICES
 (including
 depreciation)..........      157,218       12,486        81,396       (1,495)   249,605
                             --------      -------      --------      -------   --------
  Gross Profit..........       37,138        2,363        18,730         (321)    57,910
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............       16,544          956        10,515       (2,886)    25,129
MERGER EXPENSES-
 Pooling................          231           --            --           --        231
GOODWILL AMORTIZATION...        1,535           --             2        1,350      2,887
                             --------      -------      --------      -------   --------
  Income from
   Operations...........       18,828        1,407         8,213        1,215     29,663
OTHER INCOME (EXPENSE)
  Interest Expense......       (2,484)        (192)         (414)         414     (2,676)
  Other, net............          467           68           772           --      1,307
                             --------      -------      --------      -------   --------
INCOME BEFORE INCOME TAX
 EXPENSE................       16,811        1,283         8,571        1,629     28,294
PROVISION FOR INCOME
 TAXES..................        7,442           65           493        4,449     12,449
                             --------      -------      --------      -------   --------
NET INCOME (LOSS).......     $  9,369      $ 1,218      $  8,078      $(2,820)  $ 15,845
                             ========      =======      ========      =======   ========
BASIC EARNINGS PER
 SHARE..................                                                        $   0.63
                                                                                ========
DILUTED EARNINGS PER
 SHARE..................                                                        $   0.60
                                                                                ========
DILUTED EARNINGS PER
 SHARE BEFORE MERGER
 EXPENSES-Pooling.......                                                        $   0.61
                                                                                ========
SHARES USED IN COMPUTING
 PRO FORMA COMBINED
 EARNINGS PER SHARE--
  BASIC (1).............                                                          25,096
                                                                                ========
  DILUTED (2)...........                                                          28,801
                                                                                ========

--------
(1) Includes (i) 7,527,000 shares of common stock issued to the owners of the Founding Companies, (ii) the issuance of 4,998,337 shares related to the Purchased Companies and the Pooled Company, (iii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, (iv) 5,750,000 shares of common stock sold in the IPO and (v) 4,000,000 shares of common stock to be sold in this offering, net of 524,731 shares representing net cash to Quanta.
(2) Includes (i) the shares described above, (ii) the dilution attributable to the assumed conversion of the Convertible Subordinated Notes and (iii) the dilution attributable to outstanding options to purchase common stock, using the treasury stock method.
(3) Represents pre-acquisition results of Quanta Services, Inc., TRANS TECH, Union and Potelco.

   The accompanying notes are an integral part of these financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  (in thousands, except per share information)

                              Quanta                    Other
                          Services, Inc.   Other    Individually
                               and       Founding   Insignificant  Pro Forma  Pro Forma
                           Subsidiaries  Companies  Acquisitions  Adjustments   Total
                          -------------- ---------  ------------- ----------- ---------
REVENUES................     $76,204     $106,288     $160,892      $(5,419)  $337,965
COST OF SERVICES
 (including
 depreciation)..........      58,896       88,696      126,523       (5,176)   268,939
                             -------     --------     --------      -------   --------
  Gross Profit..........      17,308       17,592       34,369         (243)    69,026
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............      11,589       18,997       18,041      (21,862)    26,765
GOODWILL AMORTIZATION...          56           --           --        3,739      3,795
                             -------     --------     --------      -------   --------
  Income (loss) from
   Operations...........       5,663       (1,405)      16,328       17,880     38,466
OTHER INCOME (EXPENSE)
  Interest Expense......      (1,219)        (702)        (312)      (1,945)    (4,178)
  Other, net............        (131)         270        1,229          130      1,498
                             -------     --------     --------      -------   --------
INCOME (LOSS) BEFORE
 INCOME TAX EXPENSE.....       4,313       (1,837)      17,245       16,065     35,786
PROVISION FOR INCOME
 TAXES..................       1,786        1,461        1,864       10,635     15,746
                             -------     --------     --------      -------   --------
NET INCOME (LOSS).......     $ 2,527     $ (3,298)    $ 15,381      $ 5,430   $ 20,040
                             =======     ========     ========      =======   ========
BASIC EARNINGS PER SHARE...................................................   $   0.84
                                                                              ========
DILUTED EARNINGS PER SHARE.................................................   $   0.80
                                                                              ========
SHARES USED IN COMPUTING
 PRO FORMA COMBINED
 EARNINGS PER SHARE--
  BASIC(1).................................................................     23,896
                                                                              ========
  DILUTED(2)...............................................................     27,485
                                                                              ========

--------
(1) Includes (i) 7,527,000 shares of common stock issued to the owners of the Founding Companies, (ii) the issuance of 4,998,337 shares related to the Purchased Companies and the Pooled Company, (iii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, (iv) 5,750,000 shares of common stock sold in the IPO and (v) 4,000,000 shares of common stock to be sold in this offering, net of 1,724,731 shares representing net cash to Quanta.
(2) Includes (i) the shares described above and (ii) the dilution attributable to the assumed conversion of the Convertible Subordinated Notes.

   The accompanying notes are an integral part of these financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

  Quanta was founded to create a leading provider of specialty contracting and maintenance services primarily related to electric and telecommunications infrastructure in North America. Quanta conducted no operations prior to its IPO and acquired the Founding Companies concurrently with and as a condition of the closing of the IPO.

  The historical financial statements of the Other Founding Companies (excluding PAR) included in the accompanying pro forma financial statements reflect the results of operations of those Other Founding Companies for periods prior to February 18, 1998, and were derived from the respective Founding Companies' financial statements. The periods included in these financial statements for the individual Founding Companies are for the year ended December 31, 1997, and the period from January 1, 1998 to February 18, 1998. The audited historical financial statements for the Founding Companies included elsewhere herein have been included in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 80.

  The historical financial information of the Other Individually Insignificant Acquisitions reflect the financial position of a company which was acquired subsequent to September 30, 1998 and prior to December 1, 1998, and the results of its operations accounted for using the purchase method of accounting for the year ended December 31, 1997 and for the nine months ended September 30, 1998 and the pre-acquisition results of the nine companies acquired in purchase acquisitions prior to September 30, 1998 as though these acquisitions had occurred on January 1, 1997.

2. ACQUISITION OF COMPANIES:

  In February 1998, Quanta completed its IPO which involved the issuance of 5,000,000 shares of common stock, providing approximately $38.6 million in net proceeds to the Company, after deducting underwriter discounts and commissions and expenses related to the IPO. Concurrent with the closing of its initial public offering, Quanta acquired in separate transactions, for consideration including $21.0 million of cash and 7,527,000 shares of common stock, the following four entities (the "Founding Companies"): PAR Electrical Contractors, Inc., Potelco Inc., TRANS TECH Electric, Inc. and Union Power Construction Company. Also, in March 1998, the Company's underwriters exercised their over-allotment option to acquire an additional 750,000 shares of the Company's common stock at the initial public offering price of $9 per share, providing the Company with approximately $6.3 million (net of underwriting discounts and commissions) of additional proceeds from the IPO.

  Subsequent to its IPO, and through September 30, 1998, the Company has acquired ten additional businesses for approximately $73.0 million of cash and
4.3 million shares of common stock. Of these ten, nine were accounted for using the purchase method of accounting and one was accounted for using the pooling-of-interests method of accounting. Accordingly, the Company's historical financial statements have been restated to include the historical financial statements of the Pooled Company.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

  Subsequent to September 30, 1998, and through December 1, 1998, the Company has acquired one business for approximately $11.3 million of cash (funded through borrowings under the Company's credit facility) and 660,104 shares of common stock. This acquisition was accounted for using the purchase method of accounting.

  In connection with the acquisitions of the Founding Companies and the Purchased Companies, the Company has recorded approximately $150.9 million of excess total consideration paid over the net tangible assets acquired as goodwill in the accompanying consolidated financial statements. The accompanying balance sheets include allocations of the respective purchase prices initially assigned to the assets acquired and liabilities assumed based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

  (a) Records the effect of the purchase of one Purchased Company closed subsequent to September 30, 1998 by Quanta consisting of cash consideration of $11.3 million (funded through borrowings under the Company's Credit Facility and recorded as long-term debt) and approximately 660,104 shares of common stock, resulting in goodwill of $14.4 million.

  (b) Records the elimination of the assets and related liabilities for a division of one of the Purchased Companies which was not acquired by the Company.

  (c) Records the cash proceeds of $49.4 million from the issuance of the Convertible Subordinated Notes net of transaction costs of approximately $2.1 million. Transaction costs primarily consist of fees paid to Enron Capital, accounting fees and legal fees.

  (d) Records the cash proceeds of $88.0 million from the issuance of shares of Quanta common stock net of estimated offering costs of $5.0 million. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

  (e) Records payment of the cash proceeds from the issuance of the Convertible Subordinated Notes and the Offering for the expected repayment of outstanding long-term debt totaling $123.0 million.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

  The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                         Adjustment
                          -------------------------------------------   Pro Forma
                            (a)      (b)      (c)     (d)      (e)     Adjustments
         ASSETS           -------  -------  ------- ------- ---------  -----------
Current Assets--
  Cash and cash
   equivalents..........  $   --   $   --   $47,250 $87,970 $(123,020)  $ 12,200
  Accounts receivable...      --      (117)     --      --        --        (117)
  Prepaid expenses and
   other................      --       --       --      --        --         --
                          -------  -------  ------- ------- ---------   --------
    Total current
     assets.............      --      (117)  47,250  87,970  (123,020)    12,083
Property and equipment,
 net....................      --    (1,717)     --      --        --      (1,717)
Other assets............      --       --     2,100     --        --       2,100
Goodwill................   14,422      --       --      --        --      14,422
                          -------  -------  ------- ------- ---------   --------
Total Assets............  $14,422  $(1,834) $49,350 $87,970 $(123,020)  $ 26,888
                          =======  =======  ======= ======= =========   ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities--
  Current maturities of
   long-term debt.......  $   --   $   (90) $   --  $   --  $  (2,860)  $ (2,950)
  Accounts payable and
   accrued expenses.....      125      --       --      --        --         125
  Billing in excess of
   costs and profits
   recognized...........      --       --       --      --        --         --
                          -------  -------  ------- ------- ---------   --------
    Total current
     liabilities........      125      (90)     --      --     (2,860)    (2,825)
Long-term debt, net of
 current maturities.....   11,256     (850)     --      --   (120,160)  (109,754)
Convertible subordinated
 notes..................      --       --    49,350     --        --      49,350
Deferred income taxes
 and other non-current
 liabilities............      --       --       --      --        --         --
Stockholders' equity--
  Common Stock..........      (58)     --       --      --        --         (58)
  Unearned ESOP shares..      --       --       --      --        --         --
  Limited Vote Common
   Stock................      --       --       --      --        --         --
  Additional paid-in
   capital..............    6,271      --       --   87,970       --      94,241
  Accumulated other
   comprehensive
   income...............      (26)     --       --      --        --         (26)
  Retained earnings.....   (3,146)    (894)     --      --        --      (4,040)
                          -------  -------  ------- ------- ---------   --------
    Total stockholders'
     equity.............    3,041     (894)     --   87,970       --      90,117
                          -------  -------  ------- ------- ---------   --------
    Total liabilities
     and stockholders'
     equity.............  $14,422  $(1,834) $49,350 $87,970 $(123,020)  $ 26,888
                          =======  =======  ======= ======= =========   ========

4. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

 Nine Months Ended September 30, 1998

  (a) Reflects $2.5 million reduction in salaries, bonuses and benefits to the owners of the Acquired Businesses. These reductions in salaries, bonuses and benefits have been agreed to prospectively in accordance with the terms of employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances. Additionally, reflects reductions in expenses associated with certain non-operating assets that were transferred from the Acquired Businesses prior to their acquisition.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

  (b) Reflects the amortization of goodwill recorded as a result of the acquisition of the Founding Companies and the Purchased Companies over a 40-year estimated life.

  (c) Reflects interest expense on the borrowings to fund the cash portion of the consideration paid for the Purchased Companies, net of interest savings due to the assumed repayment of the historical debt using the proceeds from the IPO and the offering and a lower effective interest rate due to the issuance of the Convertible Subordinated Notes. The additional interest expense on the borrowings was calculated utilizing an annual effective interest rate of approximately 7.0%.

  (d) Reflects the elimination of revenues between certain of the Acquired Businesses prior to their acquisition by Quanta.

  (e) Reflects the incremental provision for federal and state income taxes at an approximate 39.0 percent overall tax rate before non-deductible goodwill and other permanent items, relating to the above adjustments to the statements of operations and for income taxes on S corporation income not provided for in the historical financial statements.

  (f) Reflects the elimination of the revenues and related expenses for a division of one of the Purchased Companies because the Company did not purchase that division.

  (g) Reflects an increase in depreciation expense as a result of fixed assets being adjusted to fair value at the date of acquisition for certain of the Acquired Businesses.

  The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                           Adjustments
                          --------------------------------------------------   Pro Forma
                            (a)      (b)    (c)   (d)     (e)     (f)   (g)   Adjustments
                          -------  -------  ---- -----  -------  -----  ----  -----------
Revenues................  $   --   $   --   $--  $(914) $   --   $(902) $--     $(1,816)
Cost of services........      --       --    --   (914)     --    (583)    2     (1,495)
                          -------  -------  ---- -----  -------  -----  ----    -------
  Gross profit..........      --       --    --    --       --    (319)   (2)      (321)
Selling, general and
 administrative
 expenses...............   (2,519)     --    --    --       --    (367)  --      (2,886)
Goodwill amortization...      --     1,350   --    --       --     --    --       1,350
                          -------  -------  ---- -----  -------  -----  ----    -------
  Income (loss) from
   operations...........    2,519   (1,350)  --    --       --      48    (2)     1,215
Other income (expense)--
  Interest expense......      --       --    414   --       --     --    --         414
  Other, net............      --       --    --    --       --     --    --          --
                          -------  -------  ---- -----  -------  -----  ----    -------
  Income (loss) before
   income taxes.........    2,519   (1,350)  414   --       --      48    (2)     1,629
Provision for income
 taxes..................      --       --    --    --     4,449    --    --       4,449
                          -------  -------  ---- -----  -------  -----  ----    -------
  Net income (loss).....  $ 2,519  $(1,350) $414 $ --   $(4,449) $  48  $ (2)   $(2,820)
                          =======  =======  ==== =====  =======  =====  ====    =======

 Year Ended December 31, 1997

  (a) Reflects $8.4 million reduction in salaries, bonuses and benefits to the owners of the Acquired Businesses. These reductions in salaries, bonuses and benefits have been agreed to prospectively in accordance with the terms of employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
termination of employment in certain circumstances. Additionally, reflects reductions in expenses associated with certain non-operating assets that were transferred from the Acquired Businesses prior to their acquisition.

  (b) Reflects the amortization of goodwill recorded as a result of the acquisition of the Companies over a 40-year estimated life.

  (c) Reflects interest expense on the borrowings to fund the cash portion of the consideration paid for the Purchased Companies, net of interest savings due to the assumed repayment of the historical debt using the proceeds from the IPO and the offering and a lower effective interest rate due to the issuance of the Convertible Subordinated Notes. The additional interest expense on the borrowings was calculated utilizing an annual effective interest rate of approximately 7.0%.

  (d) Reflects the elimination of revenues between certain of the Acquired Businesses prior to their acquisition by Quanta.

  (e) Reflects the elimination of the non-recurring non-cash charge of $13.0 million, which was based on the fair value of shares issued to an initial stockholder and management in November 1997.

  (f) Reflects the incremental provision for federal and state income taxes at an approximate 39.0 percent overall tax rate before non-deductible goodwill and other permanent items, relating to the above adjustments to the statements of operations and for income taxes on S corporation income not provided for in the historical financial statements.

  (g) Reflects the elimination of the revenues and related expenses for a division of one of the Purchased Companies because the Company did not purchase that division.

  (h) Reflects a reduction in depreciation expense as a result of fixed assets being adjusted to fair value at the date of acquisition for certain of the Acquired Businesses.

  The following table summarizes unaudited pro forma combined statements of operations adjustments (in thousands):

                                                  Adjustments
                          -------------------------------------------------------------------   Pro Forma
                            (a)      (b)      (c)      (d)      (e)       (f)      (g)   (h)   Adjustments
                          -------  -------  -------  -------  --------  --------  -----  ----  -----------
Revenues................  $   --   $   --   $   --   $(4,480) $    --   $    --   $(939) $--     $(5,419)
Cost of services........      --       --       --    (4,480)      --        --    (554) (142)    (5,176)
                          -------  -------  -------  -------  --------  --------  -----  ----    -------
Gross profit............      --       --       --       --        --        --    (385)  142       (243)
Selling, general and
 administrative
 expenses...............   (8,351)     --       --       --    (13,003)      --    (508)  --     (21,862)
Goodwill amortization...      --     3,739      --       --        --        --     --    --       3,739
                          -------  -------  -------  -------  --------  --------  -----  ----    -------
Income (loss) from
 operations.............    8,351   (3,739)     --       --     13,003       --     123   142     17,880
Other income (expense)--
Interest expense........      --       --    (1,945)     --        --        --     --    --      (1,945)
 Other, net.............      130      --       --       --        --        --     --    --         130
                          -------  -------  -------  -------  --------  --------  -----  ----    -------
 Income (loss) before
  income taxes..........    8,481   (3,739)  (1,945)     --     13,003       --     123   142     16,065
Provision for income
 taxes..................      --       --       --       --        --     10,635     --   --      10,635
                          -------  -------  -------  -------  --------  --------  -----  ----    -------
Net income (loss).......  $ 8,481  $(3,739) $(1,945) $   --   $ 13,003  $(10,635) $ 123  $142    $ 5,430
                          =======  =======  =======  =======  ========  ========  =====  ====    =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quanta Services, Inc.:

We have audited the accompanying consolidated balance sheets of Quanta Services, Inc. (a Delaware corporation), and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, cash flows and stockholders' equity for the three years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quanta Services, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the three years ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying consolidated financial statements reflect the Company on a historical basis including PAR Electrical Contractors, Inc., as the accounting acquiror restated for the effect of a pooling-of-interests transaction.

ARTHUR ANDERSEN LLP

Houston, Texas
October 16, 1998

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share information)

                                                 December 31,
                                                ----------------  September 30,
                                                 1996     1997        1998
                                                -------  -------  -------------
                                                                   (unaudited)
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................... $   512  $   489    $  2,584
  Accounts receivable, net of allowance of
   $174, $193 and $1,214 (unaudited)...........  11,794   12,878      83,920
  Costs and estimated earnings in excess of
   billings on uncompleted contracts...........     799    1,746      30,111
  Inventories..................................     579      865       1,913
  Prepaid expenses and other current assets....     623      724       3,619
                                                -------  -------    --------
    Total current assets.......................  14,307   16,702     122,147
PROPERTY AND EQUIPMENT, net....................  14,752   18,286      70,185
OTHER ASSETS...................................     507      645       4,062
GOODWILL, net..................................     168      114     134,929
                                                -------  -------    --------
    Total assets............................... $29,734  $35,747    $331,323
                                                =======  =======    ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt......... $ 6,427  $ 7,200    $  2,610
  Accounts payable and accrued expenses........   4,872    6,578      48,571
  Billings in excess of costs and estimated
   earnings on uncompleted contracts...........   1,216      738       6,358
                                                -------  -------    --------
    Total current liabilities..................  12,515   14,516      57,539
LONG TERM DEBT, net of current maturities......   6,478    7,542     108,297
DEFERRED INCOME TAXES AND OTHER NON-CURRENT
 LIABILITIES...................................   2,281    2,479       8,538
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.00001 par value,
   10,000,000 shares authorized, none issued
   and outstanding.............................     --       --          --
  Common Stock, $.00001 par value, 36,654,667
   shares authorized, 3,951,945, 3,951,945 and
   17,615,233 (unaudited) shares issued and
   outstanding.................................     --       --          --
  Limited Vote Common Stock, $.00001 par value,
   3,345,333 shares authorized, 3,345,333
   shares issued and outstanding at September
   30, 1998....................................     --       --          --
  Unearned ESOP shares.........................  (2,085)  (1,831)     (1,831)
  Additional paid-in capital...................   1,269    1,238     137,608
  Retained earnings............................   9,276   11,803      21,172
                                                -------  -------    --------
    Total stockholders' equity.................   8,460   11,210     156,949
                                                -------  -------    --------
    Total liabilities and stockholders'
     equity.................................... $29,734  $35,747    $331,323
                                                =======  =======    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except per share information)

                                                              Nine Months
                                                                 Ended
                                 Year Ended December 31,     September 30,
                                 -------------------------  -----------------
                                  1995     1996     1997     1997      1998
                                 -------  -------  -------  -------  --------
                                                              (unaudited)
REVENUES........................ $53,224  $71,294  $76,204  $56,467  $194,356
COST OF SERVICES (including
 depreciation)..................  44,608   57,164   58,896   44,055   157,218
                                 -------  -------  -------  -------  --------
  Gross profit..................   8,616   14,130   17,308   12,412    37,138
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES........   6,438    9,876   11,589    8,493    16,544
MERGER EXPENSES--Pooling........     --       --       --       --        231
GOODWILL AMORTIZATION...........      50       55       56       42     1,535
                                 -------  -------  -------  -------  --------
  Income from operations........   2,128    4,199    5,663    3,877    18,828
OTHER INCOME (EXPENSE):
  Interest expense..............    (787)    (989)  (1,219)    (882)   (2,484)
  Other, net....................      75      (31)    (131)     (78)      467
                                 -------  -------  -------  -------  --------
    Other income (expense),
     net........................    (712)  (1,020)  (1,350)    (960)   (2,017)
                                 -------  -------  -------  -------  --------
INCOME BEFORE INCOME TAX
 EXPENSE........................   1,416    3,179    4,313    2,917    16,811
PROVISION FOR INCOME TAXES......     353    1,389    1,786    1,173     7,442
                                 -------  -------  -------  -------  --------
NET INCOME...................... $ 1,063  $ 1,790  $ 2,527  $ 1,744  $  9,369
                                 =======  =======  =======  =======  ========
BASIC EARNINGS PER SHARE........ $  0.27  $  0.45  $  0.64  $  0.44  $   0.57
                                 =======  =======  =======  =======  ========
DILUTED EARNINGS PER SHARE...... $  0.27  $  0.45  $  0.64  $  0.44  $   0.57
                                 =======  =======  =======  =======  ========
DILUTED EARNINGS PER SHARE
 BEFORE MERGER EXPENSES......... $  0.27  $  0.45  $  0.64  $  0.44  $   0.58
                                 =======  =======  =======  =======  ========
SHARES USED IN COMPUTING
 EARNINGS PER SHARE:
  Basic.........................   3,952    3,952    3,952    3,952    16,340
                                 =======  =======  =======  =======  ========
  Diluted.......................   3,952    3,952    3,952    3,952    16,456
                                 =======  =======  =======  =======  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                Nine Months
                                                                   Ended
                                   Year Ended December 31,     September 30,
                                   -------------------------  -----------------
                                    1995     1996     1997     1997      1998
                                   -------  -------  -------  -------  --------
                                                                (unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income......................  $ 1,063  $ 1,790  $ 2,527  $ 1,744  $  9,369
 Adjustments to reconcile net
  income to net cash provided by
  operating activities--
  Depreciation and
   amortization..................    2,592    2,814    3,323    2,387     6,629
  Loss (gain) on sale of
   property and equipment........       10      (96)      49      (30)      (96)
  Non-cash compensation charge
   for issuance of Common Stock
   (ESOP)........................      --       720      254      --        --
  Deferred income taxes..........      166      364        5     (635)     (330)
  Changes in operating assets
   and liabilities--
    (Increase) decrease in--
     Accounts receivable.........     (767)  (2,532)  (1,084)  (2,399)  (23,756)
     Inventories.................      --      (579)    (286)    (319)     (283)
     Costs and profits recognized
      in excess of billings......       36     (233)    (947)  (1,019)  (10,443)
     Prepaid expenses and other
      current assets.............      153      (63)      42      186    (2,311)
   Increase (decrease) in--
    Accounts payable and accrued
     expenses....................      210    1,150    1,706    4,706     8,565
    Billings in excess of costs
     and profits recognized......     (490)   1,026     (478)  (1,131)    1,787
    Other, net...................      (23)    (100)     (88)     (52)     (538)
                                   -------  -------  -------  -------  --------
    Net cash provided by (used
     in) operating activities....    2,950    4,261    5,023    3,438   (11,407)
                                   -------  -------  -------  -------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Proceeds from sale of property
  and equipment..................      100      172      268      229     1,015
 Additions of property and
  equipment......................   (4,184)  (3,981)  (6,429)  (5,499)  (13,516)
 Purchase of other assets........      --       --       --       --     (1,400)
 Cash paid for acquisitions, net
  of cash acquired...............     (128)     --       --       --    (79,255)
                                   -------  -------  -------  -------  --------
    Net cash used in investing
     activities..................   (4,212)  (3,809)  (6,161)  (5,270)  (93,156)
                                   -------  -------  -------  -------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from long-term debt....    3,491    7,152    4,714    1,797       564
 Payments of long-term debt......   (2,419)  (5,400)  (4,063)  (2,630)  (31,622)
 Redemptions of Common Stock.....      (97)  (2,805)     (31)     --        --
 Issuances of Common Stock, net
  of offering costs..............      --       --       --       --     44,914
 Net borrowings under bank lines
  of credit......................      163      843      495    2,187   101,172
 Distributions to stockholders...      (80)    (375)     --       --     (8,370)
 Other...........................       43      280      --       --        --
                                   -------  -------  -------  -------  --------
    Net cash provided by (used
     in) financing activities....    1,101     (305)   1,115    1,354   106,658
                                   -------  -------  -------  -------  --------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS............     (161)     147      (23)    (478)    2,095
CASH AND CASH EQUIVALENTS,
 beginning of period.............      526      365      512      512       489
                                   -------  -------  -------  -------  --------
CASH AND CASH EQUIVALENTS, end of
 period..........................  $   365  $   512  $   489  $    34  $  2,584
                                   =======  =======  =======  =======  ========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
 Cash paid for--
 Interest........................  $   801  $   637  $   679  $   854  $  2,137
 Income taxes, net of refunds....      553      870    1,518      216     4,876

  The accompanying notes are an integral part of these consolidated financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (in thousands, except share information)

                                             Limited Vote
                           Common Stock      Common Stock               Additional               Total
                         ----------------- ----------------  Unearned    Paid-in   Retained  Stockholders'
                           Shares   Amount  Shares   Amount ESOP Shares  Capital   Earnings     Equity
                         ---------- ------ --------- ------ ----------- ---------- --------  -------------
Balance, December 31,
 1994...................  3,951,945 $ --         --  $ --     $   --     $    904  $ 7,017     $  7,921
 Distribution to
  stockholders..........        --    --         --    --         --          --      (219)        (219)
 Other..................        --    --         --    --         --          (56)     --           (56)
 Net income.............        --    --         --    --         --          --     1,063        1,063
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, December 31,
 1995...................  3,951,945   --         --    --         --          848    7,861        8,709
 Distribution to
  stockholders..........        --    --         --    --         --          --      (375)        (375)
 Purchase of stock from
  stockholders..........        --    --         --    --      (2,805)        --       --        (2,805)
 Distribution of stock
  via ESOP..............        --    --         --    --         720         --       --           720
 Other..................        --    --         --    --         --          421      --           421
 Net income.............        --    --         --    --         --          --     1,790        1,790
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, December 31,
 1996...................  3,951,945   --         --    --      (2,085)      1,269    9,276        8,460
 Distribution of stock
  via ESOP..............        --    --         --    --         254         --       --           254
 Other..................        --    --         --    --         --          (31)     --           (31)
 Net income.............        --    --         --    --         --          --     2,527        2,527
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, December 31,
 1997...................  3,951,945   --         --    --      (1,831)      1,238   11,803       11,210
 Issuances of stock
  (unaudited)...........        --    --   3,345,333   --         --          --       --           --
 Initial public
  offering, net of
  offering costs
  (unaudited)...........  5,750,000   --         --    --         --       44,914      --        44,914
 Acquisition of Founding
  Companies
  (unaudited)...........  4,527,000   --         --    --         --       53,890      --        53,890
 Acquisition of
  Purchased Companies
  (unaudited)...........  3,386,288   --         --    --         --       37,566      --        37,566
 Net income
  (unaudited)...........        --    --         --    --         --          --     9,369        9,369
                         ---------- -----  --------- -----    -------    --------  -------     --------
Balance, September 30,
 1998 (unaudited)....... 17,615,233 $ --   3,345,333 $ --     $(1,831)   $137,608  $21,172     $156,949
                         ========== =====  ========= =====    =======    ========  =======     ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Quanta Services, Inc., a Delaware corporation ("Quanta" or the "Company"), was founded in August 1997 to create a leading provider of specialty electrical contracting and maintenance services primarily related to electric and telecommunications infrastructure in North America.

  In February 1998, Quanta completed its initial public offering (the "Offering" or "IPO"), concurrent with which Quanta acquired, in separate transactions, four entities (the "Founding Companies"). Subsequent to the date of the Offering, and through September 30, 1998, the Company has acquired ten additional businesses for approximately $73.0 million in cash and 4.3 million shares of common stock. Of these additional acquired businesses, one was accounted for as a pooling-of-interests and is referred to herein as the "Pooled Company." The remaining acquired businesses were accounted for as purchases and are referred to herein as the "Purchased Companies." Quanta intends to continue to acquire through merger or purchase similar companies to expand its national and regional operations.

  The financial statements of Quanta for periods prior to February 18, 1998 (the effective closing date of the acquisitions of the Founding Companies), are the financial statements of PAR Electrical Contractors, Inc. ("PAR" or the "Accounting Acquiror") as restated for the acquisition of the Pooled Company in September 1998. The operations of the other Founding Companies and Quanta, acquired by the Accounting Acquiror, have been included in the Company's historical financial statements beginning February 19, 1998, and the Purchased Companies beginning on their respective dates of acquisition.

  In the course of its operations, the Company is subject to certain risk factors, including but not limited to: absence of combined operating history, risks related to acquisition strategy, risks related to acquisition financing, risks related to operating and internal growth strategies, management of growth, availability of qualified employees, unionized workforce, competition, contract bidding risks, seasonality, exposure to environmental liabilities and dependence on key personnel.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

  The accompanying consolidated financial statements after February 18, 1998, include the accounts of Quanta and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Interim Consolidated Financial Information

  The unaudited interim consolidated financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to those rules and regulations,

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had non-cash investing and financing activities related to capital leases of approximately $112,000, $111,000 and $692,000 during the years ended December 31, 1995, 1996 and 1997, respectively.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts when collection is considered doubtful.

 Inventories

  Inventories consist of parts and supplies held for use in the ordinary course of business and are valued by the Company at the lower of cost or market using the first-in, first-out (FIFO) method.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense, excluding amortization of goodwill, was approximately $2,542,000, $2,759,000 and $3,269,000 for the years ended December 31, 1995,
1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Debt Issue Costs

  Debt issue costs related to the Company's credit facility are included in other assets and are amortized to interest expense over the scheduled maturity of the debt.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

 Goodwill

  Goodwill represents the excess of the aggregate purchase price paid by the Company in the acquisition of businesses accounted for as purchases over the fair market value of the net assets acquired. Goodwill is amortized on a straight-line basis over 40 years.

  The Company applies Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Management continually evaluates whether events or circumstances have occurred that indicate that the remaining estimated useful lives of property and equipment, other identifiable intangible assets and goodwill may warrant revision or that the remaining balances may not be recoverable.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under a fixed price or cost-plus-fee contract. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed price or cost-plus-fee contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined.

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price or cost-plus-fee contacts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Cost and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company generally warrants labor for the installation of new electrical systems and servicing of existing electrical systems. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Stock-Based Compensation

  Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value method of accounting for

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
employee stock options or similar equity instruments and the current method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, under which compensation expense is recorded to the extent that the fair market value of the related stock is in excess of the options' exercise price at date of grant. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting prescribed in SFAS No. 123 had been applied. The Company will measure compensation expense attributable to stock options based on the method prescribed in APB Opinion No. 25 and will provide the required pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated annual financial statements.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  Prior to January 1, 1996, the Pooled Company had elected to be treated as an S Corporation under provisions of the Internal Revenue Code. As such, federal and state income tax regulations provided that the income or losses of the Pooled Company were attributable to its stockholders in their individual tax returns. Effective January 1, 1996, the Pooled Company terminated its S Corporation status and simultaneously adopted SFAS No. 109.

  Certain of the Acquired Businesses were S corporations for income tax purposes and, accordingly, any income tax liabilities for the periods prior to the acquisitions are the responsibility of the respective stockholders. Effective with the acquisitions, the S corporations converted to C corporations. Accordingly, an estimated deferred tax liability has been recorded to provide for the estimated future income tax liability as a result of the difference between the book and tax bases of the net assets of these former S corporations. For purposes of these consolidated financial statements, federal and state income taxes have been provided for the post-acquisition periods.

 Earnings per Share

  The Company has adopted SFAS No. 128, "Earnings Per Share," which requires restatement of all comparative per share amounts. Under the provisions of SFAS No. 128, the presentation of primary earnings per share has been replaced with earnings per share for potentially dilutive securities such as outstanding options. All prior period earnings per share data have been restated.

  For financial statement purposes, as required by the rules and regulations of the Securities Act, PAR has been identified as the accounting acquiror in the transaction with Quanta and its initial public offering. As such, the shares of Quanta common stock beneficially owned by the stockholders of PAR and the shares issued in connection with the acquisition of the Pooled Company have been

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
used in the calculation of basic and diluted earnings per share of the Company for all periods prior to the IPO.

 Collective Bargaining Agreements

  Certain of the subsidiaries are party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire at various times.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 12 for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncements

  In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity, which are excluded from net income. For the nine months ended September 30, 1998 and 1997, there are no material differences between the Company's "traditional" and "comprehensive" net income.

  In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for the Company for its year ended December 31, 1998, at which time the Company will adopt the provision. The Company is currently evaluating the impact on the Company's financial disclosures.

  In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which becomes effective for financial statements for the year ended December 31, 1998. SFAS No. 132 requires revised disclosures about pension and other postretirement benefit plans. The Company does not believe the adoption of this standard will have a material effect on its annual financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which becomes effective for financial statements beginning January 1, 2000. SFAS No. 133 requires a company to recognize all derivative instruments (including certain derivative instruments embedded in other contracts) as assets or liabilities in its balance sheet and measure them at fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company is evaluating SFAS No. 133 and the impact on existing accounting policies and financial reporting disclosures. However, the Company has not to date engaged in activities or entered into arrangements normally associated with derivative instruments.

  In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP provides guidance with respect to accounting for the various types of costs incurred for computer software developed or obtained for the Company's use. The Company is required to, and will adopt SOP 98-1 by the first quarter of fiscal 1999 and believes that adoption will not have a material effect on its consolidated financial statements.

  In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred, and upon adoption, previously deferred costs should be charged as a cumulative effect of a change in accounting principle. The statement is effective for financial statements beginning after December 15, 1998, and the Company expects to adopt the new standard in January 1999. The adoption of this standard is not expected to have a material effect on the Company's financial position or result of operations.

3. PER SHARE INFORMATION:

  The computation of basic and diluted earnings per share for the three years ended December 31, 1997 and the nine months ended September 30, 1997 (unaudited) is based upon the 3,000,000 shares of common stock issued in connection with PAR and 951,945 shares issued in connection with the acquisition of the Pooled Company during the quarter ended June 30, 1998.

  The computation of basic earnings per share for the nine months ended September 30, 1998 (unaudited) is based upon 14,398,526 shares of common stock outstanding which includes the weighted average portion of (i) 7,527,000 shares of common stock issued to the owners of the Founding Companies, (ii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, (iii) 5,750,000 shares of common stock sold in the Offering to pay the cash portion of the consideration for the Founding Companies to repay expenses incurred in connection with the Offering and to retire debt, (iv) 951,945 shares issued for the acquisition of the Pooled Company, and (v) the 3,386,288 shares issued in acquisitions accounted for as purchases.

  Shares used in the calculation of the diluted earnings per share for the nine months ended September 30, 1998 (unaudited) include (i) the shares described above, and (ii) the dilution

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
attributable to outstanding options to purchase common stock, using the treasury stock method.

4. BUSINESS COMBINATIONS:

  In February 1998, Quanta completed its initial public offering (the "Offering"), concurrent with which, Quanta acquired, in separate transactions, four entities (the "Founding Companies"). Subsequent to the date of the Offering, and through September 30, 1998, the Company has acquired ten additional businesses for approximately $73.0 million of cash and 4.3 million shares of Common Stock. Of these additional businesses acquired, one was accounted for as a pooling-of-interests and is referred to herein as the "Pooled Company." The remaining businesses acquired were accounted for as purchases and are referred to herein as the "Purchased Companies." Quanta intends to continue to acquire through merger or purchase similar companies to expand its national and regional operations.

 Pooling

  During the second quarter of 1998, Quanta completed the acquisition of all the common stock of NorAm Telecommunications, Inc. ("NorAm" or the "Pooled Company"), in a business combination accounted for as a "pooling-of-interests" transaction in accordance with the requirements of APB No. 16. NorAm, headquartered in Oregon, provides outside and inside fiberoptic networks and technical support for the telecommunications industry. Quanta issued 951,945 shares of common stock in exchange for all the common stock of NorAm. There were no transactions between Quanta and NorAm during the periods prior to the business combination.

  The following table summarizes the unaudited restated revenues, net income and per share data of the Company after giving effect to the Pooled Company (in thousands, except per share data).

                                          Years Ended December 31,
                               -----------------------------------------------
                                    1995            1996            1997
                               --------------- --------------- ---------------
                                         Net             Net             Net
                               Revenues Income Revenues Income Revenues Income
                               -------- ------ -------- ------ -------- ------
   Revenues and net income--
     As previously reported..  $38,915  $  515 $42,684  $  750 $49,132  $2,294
     Pooled Company..........   14,309     548  28,610   1,040  27,073     233
                               -------  ------ -------  ------ -------  ------
       As restated...........  $53,224  $1,063 $71,294  $1,790 $76,205  $2,527
                               =======  ====== =======  ====== =======  ======
   Earnings per share basic
    and diluted--
     As previously reported..           $ 0.17          $ 0.25          $ 0.76
     Pooled Company..........             0.10            0.20           (0.12)
                                        ------          ------          ------
       As restated...........           $ 0.27          $ 0.45          $ 0.64
                                        ======          ======          ======

 Purchases

  Through the third quarter of 1998, the Company completed nine acquisitions accounted for as purchases. The aggregate consideration paid in these transactions consisted of $73.0 million in cash and 3.4 million shares of common stock. The accompanying balance sheet as of September 30, 1998 includes preliminary allocations of the respective purchase prices and is subject to final adjustment. Set forth below are unaudited pro forma combined revenue and income data reflecting the pro forma

                     QUANTA SERVICES, INC. AND SUBSIDIARIES
effect of these acquisitions on the Company's results of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998. The unaudited data presented below consists of the income statement data as presented in these consolidated financial statements plus (i) the income statement data of the Founding Companies for the periods prior to February 19, 1998 and (ii) the effects of the Pooled Company and (iii) all Purchased Companies as if the acquisitions were effective on the first day of the year being reported. The revenue and net income data are in thousands.

                                                   Year Ended  Nine Months Ended
                                                  December 31,   September 30,
                                                      1997           1998
                                                  ------------ -----------------
   Revenues......................................   $326,809       $293,640
   Net income....................................   $ 18,686       $ 13,857
   Earnings per share basic and diluted..........   $   0.92       $   0.66

  Pro forma adjustments included in the amounts above primarily relate to: (a) reductions in former owners, and certain key employees, salaries and benefits;
(b) adjustment to depreciation and amortization expense due to the purchase price allocations; (c) elimination of historical interest expense related to certain obligations which were repaid or not assumed by the Company, and to record interest expense on cash expended in the acquisitions of the Purchased Companies; (d) elimination of non-recurring acquisition costs associated with the Pooled Company; and (e) adjustment to the federal and state income tax provisions based on the combined operations. The pro forma financial data does not purport to represent what the Company's combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period.

5. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                Estimated     December 31,
                                               Useful Lives ------------------
                                                 In Years     1996      1997
                                               ------------ --------  --------
   Land......................................       --      $  1,652  $  1,861
   Buildings and leasehold improvements......      5-31        1,780     1,927
   Operating equipment and vehicles..........      5-10       27,618    32,768
   Office equipment, furniture and fixtures..         5          828       955
                                                            --------  --------
                                                              31,878    37,511
   Less--Accumulated depreciation and
    amortization.............................                (17,126)  (19,225)
                                                            --------  --------
     Property and equipment, net.............               $ 14,752  $ 18,286
                                                            ========  ========

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

6. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  December 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
   Accounts payable, trade....................................... $2,478 $3,196
   Accrued compensation and other expenses.......................  2,394  3,382
                                                                  ------ ------
                                                                  $4,872 $6,578
                                                                  ====== ======

  Contracts in progress are as follows (in thousands):

                                                             December 31,
                                                           ------------------
                                                             1996      1997
                                                           --------  --------
   Costs incurred on contracts in progress................ $ 12,395  $ 11,578
   Estimated earnings, net of losses......................    3,067     3,017
                                                           --------  --------
                                                             15,462    14,595
   Less--Billings to date.................................  (15,879)  (13,587)
                                                           --------  --------
                                                           $   (417) $  1,008
                                                           ========  ========
   Costs and profits recognized in excess of billings..... $    799  $  1,746
   Less--Billings in excess of costs and profits
    recognized............................................   (1,216)     (738)
                                                           --------  --------
                                                           $   (417) $  1,008
                                                           ========  ========

7. DEBT:

  The Company's long-term debt obligations consisted of the following (in thousands):

                                                  December 31,
                                                 ----------------  September 30,
                                                  1996     1997        1998
                                                 -------  -------  -------------
                                                                    (unaudited)
   Revolving credit facility...................  $   --   $   --     $104,650
   Bank lines of credit, with total borrowing
    capacity of $2,000,000, interest at bank's
    prime rate plus 1%, secured by accounts
    receivable and guaranteed by NorAm's
    stockholders...............................      605      968         --
   Bank lines of credit, with total borrowing
    capacity of $8,000,000, interest at bank's
    prime rate, secured by equipment,
    receivables and other assets...............    2,378    2,510         --
   Notes payable to bank, interest ranging from
    9.08% to 10%, payments due monthly from
    $9,313 to $36,613 including interest,
    secured by equipment.......................    1,729    1,578         --
   Note payable to bank, prime interest rate,
    due $250,000 annually including interest,
    secured by stock...........................    2,105    1,831         --
   Notes payable to various banks, interest
    ranging from 7.0% to 15.35%, secured by
    certain equipment, receivables and other
    assets.....................................    1,434    1,658       2,992
   Notes payable to various banks, interest
    ranging from 6.50% to 9.75%, secured by
    certain equipment, receivables and other
    assets.....................................    4,555    5,642         --
   Capital lease obligations...................       99      555       3,265
                                                 -------  -------    --------
                                                  12,905   14,742     110,907
   Less--Current maturities....................   (6,427)  (7,200)     (2,610)
                                                 -------  -------    --------
     Total long-term debt......................  $ 6,478  $ 7,542    $108,297
                                                 =======  =======    ========

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

 Credit Facility

  In August 1998, the Company amended its $50.0 million revolving credit facility (the "Credit Facility") to increase it to $125 million. The Credit Facility is secured by a pledge of all of the capital stock of the Company's material operating subsidiaries and the majority of the Company's assets and is to provide funds to be used for working capital, to finance acquisitions and for other general corporate purposes. Amounts borrowed under the Credit Facility bear interest at a rate equal to either (a) the London Interbank Offered Rate ("LIBOR") plus 0.75% to 1.75%, as determined by the ratio of the Company's total funded debt to EBITDA (as defined in the Credit Facility) or
(b) the bank's prime rate plus up to 0.25%, as determined by the ratio of the Company's total funded debt to EBITDA. Commitment fees of 0.175% to 0.30% (based on certain financial ratios) are due on any unused borrowing capacity under the Credit Facility. The Company's existing and future subsidiaries will guarantee the repayment of all amounts due under the facility and the facility restricts pledges on all material assets. The Credit Facility contains usual and customary covenants for a credit facility of this nature including the prohibition of the payment of dividends, certain financial ratio covenants and the consent of the lenders for acquisitions exceeding a certain level of cash consideration. As of October 16, 1998, $69.3 million was borrowed under the credit facility.

  The maturities of long-term debt (excluding capital leases) as of December 31, 1997, are as follows (in thousands):

     Year ending December 31--
       1998............................................................ $ 7,001
       1999............................................................   4,002
       2000............................................................   1,983
       2001............................................................   1,171
       2002............................................................      30
                                                                        -------
                                                                        $14,187
                                                                        =======

  The Company leases certain buildings and equipment under non-cancellable lease agreements. The following schedule shows the future minimum lease payments under these leases as of December 31, 1997 (in thousands):

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   Year ending December 31--
     1998.....................................................  $ 233   $  553
     1999.....................................................    233      258
     2000.....................................................    134      134
     2001.....................................................     12      117
     2002.....................................................    --        89
                                                                -----   ------
       Total minimum lease payments...........................    612   $1,151
                                                                        ======
   Less--Amounts representing interest........................    (57)
                                                                -----
      Present value of minimum lease payments.................    555
   Less--Current portion......................................   (199)
                                                                -----
      Long-term obligation....................................  $ 356
                                                                =====

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

  Rent expense related to operating leases was approximately $21,000, $205,000 and $462,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Assets under capital leases are included as part of property and equipment.

8. INCOME TAXES:

  Federal and state income taxes are as follows (in thousands):

                                                       Year Ended December 31,
                                                       ------------------------
                                                        1995    1996     1997
                                                       ------  ------  --------
   Federal--
     Current.......................................... $  154 $    840 $  1,475
     Deferred.........................................    138      299       10
   State--
     Current..........................................     33      185      306
     Deferred.........................................     28       65       (5)
                                                       ------ -------- --------
                                                       $  353 $  1,389 $  1,786
                                                       ====== ======== ========

  Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate to income (loss) before provision for income taxes as follows (in thousands):

                                                      Year Ended December 31,
                                                      -------------------------
                                                       1995    1996      1997
                                                      ------  -------  --------
   Provision at the statutory rate................... $  304 $  1,093  $  1,504
   Increase resulting from--
     State income tax, net of related tax effect.....     40      166       187
     Nondeductible expenses..........................      9      --         29
     Permanent differences...........................    --        57        42
     FAS 109 adoption................................    --        93       --
     Other...........................................    --       (20)       24
                                                      ------ --------  --------
                                                      $  353 $  1,389  $  1,786
                                                      ====== ========  ========

  Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                                               December 31,
                                                              ----------------
                                                               1996     1997
                                                              -------  -------
   Deferred income tax liabilities--
     Property and equipment.................................. $(2,281) $(2,500)
     State taxes.............................................       9       10
     Other...................................................    (156)    (172)
                                                              -------  -------
       Total deferred income tax liabilities.................  (2,428)  (2,662)
                                                              -------  -------
   Deferred income tax assets--
     Bad debt reserves.......................................      42       42
     Accounts receivable.....................................      28       35
     Goodwill................................................      27       41
     Inventory...............................................     --        29
     State taxes.............................................     (18)     (29)
     Other accruals not currently deductible.................     283      473
                                                              -------  -------
       Total deferred income tax assets......................     362      591
                                                              -------  -------
       Total net deferred income tax liabilities............. $(2,066) $(2,071)
                                                              =======  =======

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

  The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                               December 31,
                                                              ----------------
                                                               1996     1997
                                                              -------  -------
   Deferred tax assets--
     Current................................................. $   362  $   591
     Long-term...............................................     --       --
                                                              -------  -------
       Total.................................................     362      591
                                                              -------  -------
   Deferred tax liabilities--
     Current.................................................    (147)    (183)
     Long-term...............................................  (2,281)  (2,479)
                                                              -------  -------
       Total.................................................  (2,428)  (2,662)
                                                              -------  -------
       Net deferred income tax liabilities................... $(2,066) $(2,071)
                                                              =======  =======

9. STOCKHOLDERS' EQUITY:

 Limited Vote Common Stock

  The shares of Limited Vote Common Stock have rights similar to shares of common stock, except that such shares are entitled to elect one member of the board of directors and are entitled to one-tenth of one vote for each share held on all other matters. Each share of Limited Vote Common Stock will convert into common stock upon disposition by the holder of such shares in accordance with the transfer restrictions applicable to such shares.

 Stock Plan

  In December 1997, the Board of Directors adopted, and the stockholders of the Company approved, the 1997 Stock Option Plan. The purpose of the 1997 Stock Option Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in the Company. The aggregate amount of common stock of the Company with respect to which options may be granted may not exceed the greater of 2,380,850 shares or 15% of the outstanding shares of common stock. On February 27, 1998, the Company filed a Registration Statement on Form S-8 with respect to 2,380,850 shares of common stock issuable in connection with the 1997 Stock Option Plan.

  The 1997 Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options (collectively, the "Awards"). The amount of ISOs that may be granted under the 1997 Stock Option Plan is limited to 2,380,850 shares. The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the 1997 Stock Option Plan, the sole authority to grant Awards under the 1997 Stock Option Plan, to construe and interpret the 1997 Stock Option Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 1997 Stock Option Plan.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

  All of the Company's employees, non-employee directors, officers and advisors are eligible to receive Awards under the 1997 Stock Option Plan, but only employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. In the discretion of the Compensation Committee, option agreements may provide that options will become immediately exercisable in the event of a "change in control" (as defined in the 1997 Stock Option Plan) of the Company. No ISO will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

  As of October 16, 1998, the Company has outstanding options to purchase approximately 1,555,150 shares of common stock issued pursuant to the 1997 Stock Option Plan.

  The 1997 Stock Option Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 10,000 shares of common stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 5,000 shares of common stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

  The exercise price for ISOs granted under the 1997 Stock Option Plan may be no less than the fair market value of a share of the common stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock).

 Initial Public Offering

  In February, 1998, Quanta completed its initial public offering, which involved the issuance of 5.0 million shares of its common stock at a price of $9.00 per share, resulting in net proceeds to the Company of $38.6 million after deducting underwriting discounts and commissions and expenses related to the IPO. In March 1998, the Company sold 750,000 shares of common stock pursuant to the over-allotment granted to the underwriters. The Company realized net proceeds from the sale of $6.3 million.

 Employee Stock Ownership Plan.

  The Company issued shares of common stock to an Employee Stock Ownership Plan (the "ESOP") in connection with the acquisition of the Pooled Company. The ESOP was terminated on July 31, 1998, and pending a favorable determination letter from the Internal Revenue Service, a portion of the shares of the Company's common stock held by the ESOP will be sold to repay debt owed by the ESOP to the Company and the remaining portion of the unallocated shares will be distributed to its participants. The cost of the unallocated ESOP shares is reflected as a reduction in the Company's stockholders' equity. Upon distribution from the ESOP, the Company will owe an excise tax equal to 10% of the value of the Company's common stock distributed. In addition, the

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

Company will eliminate the remaining balance reflected as Unearned ESOP Shares on the Company's balance sheet and will have to recognize a non-cash non-recurring compensation charge equal to the value of the unallocated shares held by the ESOP at the time it allocates and distributes such shares. Although the Company currently cannot determine the amount of the excise tax that will be owed or the non-cash non-recurring compensation charge that will be recognized, the amount of such obligations would not be material to the Company's financial condition based on the market price for the Company's common stock on October 16, 1998.

10. EMPLOYEE BENEFIT PLAN:

  In connection with its collective bargaining agreements with various electrical unions, the Company participates with other companies in the unions' multi-employer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multi-employer plan in the event of the employer's withdrawal from, or upon termination of such plan. The Company has no plans to withdraw from these plans. The plans do not maintain information on net assets and actuarial present value of the accumulated share of the plans' unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable is not ascertainable at this time.

  Certain subsidiaries of the Company provide various defined contribution plans to their employees. The plans cover substantially all full time employees of the Company. Contributions to the plans by the Company vary from plan to plan. Contributions to the plan were approximately $230,000, $214,000 and $217,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  In addition to certain defined contribution plans noted above, the financial statements include discretionary bonuses to employees of $564,000, $1,087,000 and $2,300,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

11. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, lines of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

12. COMMITMENTS AND CONTINGENCIES:

 Litigation

  Subsidiaries of the Company are involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy. Effective January 1, 1996, the Company began self-insuring for certain workers' compensation risks up to $1,000,000 per occurrence. In October 1997, the Company reduced the deductible to $500,000 per occurrence. The Company has accrued for the estimated probable claims costs in satisfying the deductible provisions of the insurance policies for claims occurring through December 31, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  In August 1998, the Company consolidated the casualty insurance program for all subsidiaries of Quanta. This program has no self-insurance provisions. Self-insured claims under previous policies are monitored to ensure that such remaining accruals are adequate.

 Product Rights

  In May 1997, the Company entered into an agreement with a third party which gives the Company exclusive rights for 30 months to the use of a patented product used in the construction, maintenance, repair and improvement of energized transmission and distribution lines in all states west of the Mississippi River. In July 1998, the Company acquired the U.S. patent for this product.

  The product is a telescoping robotic arm for temporarily supporting energized power lines to enable repair or replacement of transmission poles, cross-arms, insulators and the like while maintaining an energized connection. In exchange for the exclusive rights, the Company agreed to pay the third party a fixed fee and a percentage of gross profits generated from the use of the product. As of December 31, 1997, the Company had made payments totaling $225,000 related to fees for the use of such product.


 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments.

13. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company grants credit, generally without collateral, to its customers, which include utility companies, municipalities and commercial companies located primarily in the United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors throughout the United States. However, the Company generally is entitled to payment for work performed and has certain lien rights in that work. Further, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

14. SUBSEQUENT EVENTS:

 Business Combinations

  Subsequent to September 30, 1998, the Company has acquired one additional company for an aggregate consideration of $11.3 million in cash and 660,104 shares of common stock. The cash portion of such consideration was provided by borrowings under the Company's credit facility.

 Strategic Investment

  In October 1998, the Company entered a strategic investment agreement with Enron Capital & Trade Resources Corp. ("Enron Capital"), a subsidiary of Enron Corp., pursuant to which Enron Capital and an affiliate made an investment of $49.4 million in Quanta. The investment is in the form of Convertible Subordinated Notes bearing interest at 6 7/8 percent and convertible into Quanta common stock at a price of $13.75 per share. Additionally, Quanta and Enron Capital entered into a strategic alliance under which Enron Capital and Quanta will exchange information regarding the design, construction and maintenance of electric power transmission and distribution systems and fiber optic communications systems. Further, the Company paid a commitment fee of approximately $2.0 million to Enron Capital at the closing date. This fee will be included in other assets on the Company's balance sheet and amortized over the original life of the notes. The Convertible Subordinated Notes require quarterly interest payments and equal semi-annual principal payments beginning in 2006 until the notes are paid in full in 2010. The Company has the option to redeem the notes at a premium beginning in 2002.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Quanta Services, Inc.:

We have audited the accompanying balance sheet of Quanta Services, Inc. (a Delaware corporation), as of December 31, 1997, and the related statement of operations, and stockholders' equity for the period from inception (August 19, 1997) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quanta Services, Inc., as of December 31, 1997, and the results of its operations for the period from inception (August 19, 1997) through December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1998

                             QUANTA SERVICES, INC.

                        BALANCE SHEET--DECEMBER 31, 1997

                    (in thousands, except share information)

                               ASSETS
CASH AND CASH EQUIVALENTS............................................ $     --
DEFERRED OFFERING COSTS..............................................    1,306
                                                                      --------
    Total assets..................................................... $  1,306
                                                                      ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES AND AMOUNTS DUE TO STOCKHOLDER................... $  1,306
STOCKHOLDERS' EQUITY:
  Preferred stock, $.00001 par value, 10,000,000 authorized, none
   issued and outstanding............................................       --
  Common stock, $.00001 par value, 36,654,667 shares authorized, none
   issued and outstanding............................................       --
  Limited Vote Common Stock, $.00001 par value, 3,345,333 shares
   authorized, issued and outstanding................................       --
  Additional paid-in capital.........................................   13,003
  Retained deficit...................................................  (13,003)
                                                                      --------
    Total stockholders' equity.......................................       --
                                                                      --------
    Total liabilities and stockholders' equity....................... $  1,306
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                             QUANTA SERVICES, INC.

                            STATEMENT OF OPERATIONS

                For the Period from Inception (August 19, 1997)

                           Through December 31, 1997
             (in thousands, except share and per share information)

REVENUES............................................................  $     --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES........................    13,003
                                                                      --------
LOSS BEFORE INCOME TAXES............................................   (13,003)
PROVISION FOR INCOME TAXES..........................................        --
                                                                      --------
NET LOSS............................................................  $(13,003)
                                                                      ========
BASIC AND DILUTED EARNINGS PER SHARE................................  $ (18.92)
                                                                      ========
WEIGHTED AVERAGE SHARES USED IN THE COMPUTATION OF BASIC AND DILUTED
 EARNINGS PER SHARE.................................................   687,336
                                                                      ========



   The accompanying notes are an integral part of these financial statements.

                             QUANTA SERVICES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                For The Period From Inception (August 19, 1997)

                           Through December 31, 1997
                    (in thousands, except share information)

                             Common Stock   Additional               Total
                           ----------------  Paid-In   Retained  Stockholders'
                            Shares   Amount  Capital   Deficit      Equity
                           --------- ------ ---------- --------  -------------
INITIAL CAPITALIZATION,
 August 19, 1997.......... 1,693,779 $  --   $    --   $     --    $     --
ISSUANCE OF SHARES TO AN
 INITIAL STOCKHOLDER AND
 MANAGEMENT............... 1,651,554    --    13,003         --      13,003
NET LOSS..................        --    --        --    (13,003)    (13,003)
                           --------- -----   -------   --------    --------
BALANCE, December 31,
 1997..................... 3,345,333 $  --   $13,003   $(13,003)   $     --
                           ========= =====   =======   ========    ========



   The accompanying notes are an integral part of these financial statements.

                             QUANTA SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Quanta Services, Inc., a Delaware corporation ("Quanta" or the "Company"), was founded in August 1997 to create a leading provider of specialty electrical contracting and maintenance services primarily related to electric and telecommunications infrastructure in North America. In February 1998, Quanta completed its initial public offering (the "IPO") which involved the issuance of 5,000,000 shares of common stock, providing approximately $38.9 million in net proceeds to the Company, after deducting underwriter discounts and commissions and expenses related to the IPO. Concurrent with the closing of its initial public offering, Quanta acquired, in separate transactions (the "Acquisitions"), for consideration including $21.0 million of cash and 7,527,000 shares of common stock, the following four entities (the "Founding Companies"): PAR Electrical Contractors, Inc., Potelco, Inc., TRANS TECH Electric, Inc. and Union Power Construction Company. Also, in March 1998, the Company's underwriters exercised their over-allotment option to acquire an additional 750,000 shares of the Company's common stock at the initial public offering price of $9 per share, providing the Company with approximately $6.3 million (net of underwriting discounts and commissions) of additional proceeds from the IPO. Quanta intends to continue to acquire through merger or purchase similar companies to expand its national and regional operations.

  Quanta has not conducted any operations, and all activities through December 31, 1997 were related to the IPO and the Acquisitions. All expenditures of the Company through December 31, 1997 were funded by the primary stockholders, on behalf of the Company. The primary stockholders have also committed to fund future organization expenses and offering costs. As of March 18, 1998, costs of approximately $2.9 million have been incurred in connection with the IPO, and such costs will be treated as a reduction of the proceeds from the IPO. Quanta has treated costs incurred through December 31, 1997, as deferred offering costs in the accompanying balance sheet.

  In the course of its operations, the Company is subject to certain risk factors, including but not limited to: absence of combined operating history, risks related to acquisition strategy, risks related to acquisition financing, risks related to operating and internal growth strategies, management of growth, availability of qualified employees, unionized workforce, competition, contract bidding risks, seasonality, exposure to environmental liabilities and dependence on key personnel.

2. STOCKHOLDERS' EQUITY:

 Common Stock and Preferred Stock

  In connection with the organization and initial capitalization of Quanta, the Company issued 1,693,779 shares (as restated for the 1,613.6016 for-one stock split discussed below) of common stock at $.00001 par value ("common stock") for $10.48. In November, 1997 Quanta issued approximately 1.5 million shares and 0.2 million shares, respectively (as restated for the 1,613.6016 for-one stock split discussed below) of common stock at $.00001 par value to an initial stockholder and management of Quanta. As a result of the issuance of shares to Main Street Merchant Partners II, L.P. ("Main Street") and management for nominal consideration, the Company recorded in November 1997, for financial statement presentation purposes, a non-recurring, non-cash charge of

                             QUANTA SERVICES, INC.

$13.0 million, which has been based on a fair value of such shares which has been determined to be $7.65 per share (a discount of 15% from the initial public offering price). The shares issued to Main Street and members of management were issued to engage such parties in providing services related primarily to the Company's public offering activities, including financial advisory and other consulting services. The fair value of such shares was based on specific factors related to the Company and the transactions including restrictions on transferability and sale of the shares issued and the limited vote provisions of such shares.

  Quanta effected a 1,613.6016 for-one stock split in December 1997 for each share of common stock of the Company then outstanding. In addition, the Company increased the number of authorized shares of common stock to 36.7 million and increased the number of authorized shares of $.00001 par value preferred stock to 10.0 million.

  In December 1997, the 3.3 million shares of common stock held by certain primary stockholders of Quanta were converted into 3.3 million shares of Limited Vote Common Stock. The shares of Limited Vote Common Stock have rights similar to shares of common stock, except that such shares are entitled to elect one member of the board of directors and are entitled to one-tenth of one vote for each share held on all other matters. Each share of Limited Vote Common Stock will convert into common stock upon disposition by the holder of such shares in accordance with the transfer restrictions applicable to such shares.

 Shares used in the Calculation of Basic and Diluted Earnings Per Share

  Shares used in the calculation of basic and diluted earnings per share include the weighted average portion of the 3,345,333 shares issued from the period from inception through December 31, 1997.

 Stock Plan

  In December 1997, the Company's board of directors and stockholders approved the Company's 1997 Stock Option Plan (the "Plan"), which provides for the granting or awarding of incentive or nonqualified stock options to directors, officers, key employees and consultants of the Company. The aggregate amount of common stock of the Company with respect to which options may be granted may not exceed the greater of 2.38 million shares or 15 percent of the aggregate number of shares of common stock outstanding. The Plan will be administered by the compensation committee (the "Committee") of the Company's board of directors. The Company has filed a registration statement on Form S-8 under the Securities Act of 1933 registering the issuance of shares upon exercise of options granted under this Plan. In February 1998, concurrent with the IPO, the Company granted approximately 627,500 options to management and various key employees of the Founding Companies. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments over four years beginning on the first year anniversary of the grant date. No options will remain exercisable later than ten years after the date of grant. The exercise price of options may be no less than the fair market value of the common stock on the date

                             QUANTA SERVICES, INC.

of grant (or 110 percent in the case of options granted to employees owning more than 10 percent of the voting capital stock).

  The Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service, a nonemployee director will receive a nonqualified option to purchase 10,000 shares of common stock and continuing or re-elected nonemployee directors annually will receive options to purchase 5,000 shares of common stock. Options granted to nonemployee directors are fully exercisable following the expiration of six months from the date of grant.

 S-4 Registration Statement

  In February 1998, the Company filed a Form S-4 Registration Statement in order to register an additional 5.0 million shares of common stock which the Company may issue from time to time in connection with future acquisitions of other businesses, properties or securities in business combination transactions. The Company expects that the terms upon which it may issue the shares will be determined through negotiations with the shareholders or principal owners of the businesses whose securities or assets are to be acquired.

3. STOCK-BASED COMPENSATION:

  Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value method of accounting for employee stock options or similar equity instruments and the current method of accounting prescribed by Accounting Principles Board
(APB) Opinion No. 25, under which compensation expense is recorded to the extent that the fair market value of the related stock is in excess of the options' exercise price at date of grant. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting prescribed in SFAS No. 123 had been applied. The Company will measure compensation expense attributable to stock options based on the method prescribed in APB Opinion No. 25 and will provide the required pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated annual financial statements.

4. NEW ACCOUNTING PRONOUNCEMENTS:

  SFAS No. 128 requires the presentation of basic earnings per share and diluted earnings per share in financial statements of public enterprises rather than primary and fully diluted earnings per share as previously required. Under the provisions of this statement, basic earnings per share are computed based on weighted average shares outstanding and excludes dilutive securities such as options and warrants. Diluted earnings per share are computed including the impact of all potentially dilutive securities. Supplementally, basic and diluted earnings per share are presented in Note 5 below for 1997 on a pro forma basis.

                             QUANTA SERVICES, INC.

5. BUSINESS COMBINATIONS:

  As discussed in Note 1, Quanta acquired the Founding Companies in February 1998. Pursuant to the Securities and Exchange Commission's Staff Accounting Bulletin No. 97 (SAB 97), the financial statements of Quanta for periods prior to February 18, 1998 (the effective closing date of the Acquisitions), are the financial statements of PAR Electrical Contractors, Inc. (PAR) (the "Accounting Acquiror"). The operations of the other Founding Companies and Quanta, acquired by the Accounting Acquiror, will be included in the Company's historical financial statements beginning February 19, 1998.

  The following summary unaudited pro forma combined balance sheet information presented below, gives effect to the Acquisitions, the IPO and related transactions, including the repayment of historical debt of the Founding Companies, as if they had occurred on December 31, 1997 (in thousands).

                                                                     Unaudited
                                                                     Pro Forma
                                                                      Combined
                                                                    December 31,
                                                                        1997
                                                                    ------------
      Current Assets...............................................   $ 47,021
      Property and Equipment, Net..................................     26,965
      Goodwill.....................................................     65,747
      Other Assets.................................................        244
                                                                      --------
        Total Assets...............................................   $139,977
                                                                      ========
      Current Liabilities..........................................   $ 19,846
      Long-term debt, net of current maturities....................      6,723
      Deferred income taxes........................................      4,301
      Stockholders' Equity.........................................    109,107
                                                                      --------
        Total Liabilities and Stockholders' Equity.................   $139,977
                                                                      ========

  The unaudited pro forma combined statement of operations for the year ended December 31, 1997 presented below assumes that the Acquisitions, the IPO and related transactions were closed on January 1, 1997 and present certain data for the Company as adjusted for: i) the acquisition of the Founding Companies,
ii) the IPO completed on February 18, 1998 (including the exercise of the underwriter's over-allotment option), iii) certain reductions in salaries, bonuses and benefits to former owners of the Founding Companies, iv) amortization of goodwill resulting from the acquisitions, v) reduction in interest expense, net of interest expense on borrowings to fund S corporation distributions by certain of the Founding Companies and vi) adjustments to the federal and state income tax provision based on pro forma operating results.

  The pro forma adjustments are based on estimates, available information and certain assumptions which may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since Quanta and the Founding Companies were not under common control or

                             QUANTA SERVICES, INC.

management, historical combined results may not be comparable to, or indicative of, future performance.

                                                                 Unaudited
                                                                 Pro Forma
                                                                 Combined
                                                             -----------------
                                                                Year Ended
                                                             December 31, 1997
                                                             -----------------
                                                              (in thousands)
Revenues....................................................     $152,303
Cost of services (including depreciation)...................      123,270
                                                                 --------
Gross profit................................................       29,033
Selling, general and administrative expenses................       10,166
Goodwill amortization.......................................        1,640
                                                                 --------
Income from operations......................................       17,227
                                                                 --------
Other income (expense):
  Interest expense..........................................         (767)
  Other, net................................................          311
                                                                 --------
  Other income (expense), net...............................         (456)
                                                                 --------
Income before income tax expense............................       16,771
Provision for income taxes..................................        7,181
                                                                 --------
Net income..................................................     $  9,590
                                                                 ========
Basic earnings per share....................................     $   0.60
                                                                 ========
Diluted earnings per share..................................     $   0.60
                                                                 ========
Shares used in the pro forma computation of earnings per
 share--
  Basic.....................................................       16,043
                                                                 ========
  Diluted...................................................       16,043
                                                                 ========

 Shares Used in Calculation of Pro Forma Combined Earnings Per Share

  Shares used in the calculation of the unaudited pro forma combined basic and diluted earnings per share include (i) 7,527,000 shares of common stock issued to the owners of the Founding Companies, (ii) 3,345,333 shares of Limited Vote Common Stock issued to the initial stockholders and certain management personnel of the Company, (iii) 5,000,000 shares of common stock sold in the IPO to pay the cash portion of the Acquisition consideration, to repay expenses incurred in connection with the Offering and to retire debt, and (iv) 170,778 of the 750,000 shares of common stock issued as part of the exercise of the underwriter's over-allotment option, as discussed in Note 1. The 579,222 shares excluded reflect net cash to Quanta.

  The Company has entered into employment agreements with certain key executives of the Founding Companies and the executive officers of Quanta. These employment agreements generally prohibit such individuals from disclosing confidential information and trade secrets, and restrict such individuals from competing with the Company for a period of five years from the date of the employment agreement. The initial term of these employment agreements is three years with provisions for annual extensions at the end of the initial term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Union Power Construction Company:

We have audited the accompanying balance sheets of Union Power Construction Company, a Colorado corporation, as of August 31, 1996 and 1997, and the related statements of operations, cash flows and stockholders' equity for the three years ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Power Construction Company as of August 31, 1996 and 1997, and the results of its operations and its cash flows for the three years ended August 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
December 5, 1997

                        UNION POWER CONSTRUCTION COMPANY

                                 BALANCE SHEETS

                    (in thousands, except share information)

                                                    August 31,
                                                  ---------------  November 30,
                                                   1996    1997        1997
                     ASSETS                       ------  -------  ------------
                                                                   (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents...................... $  612  $   404    $   951
  Marketable securities..........................    101      110        123
  Accounts receivable--
    Trade, net of allowance for doubtful accounts
     of $84,000..................................  3,902    8,822     12,259
    Retainage....................................    204      498        601
  Related-party receivables......................     65       32         --
  Costs and estimated earnings in excess of
   billings on uncompleted contracts.............     --       77        113
  Deferred income taxes..........................     30      115         --
  Prepaid expenses and other current assets......     44       95         46
                                                  ------  -------    -------
Total current assets.............................  4,958   10,153     14,093
PROPERTY AND EQUIPMENT, net......................  4,810    5,868      6,836
                                                  ------  -------    -------
Total assets..................................... $9,768  $16,021    $20,929
                                                  ======  =======    =======
      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt........... $  249  $   663    $ 1,916
  Current maturities of related-party debt.......    238      128        200
  Accounts payable and accrued expenses..........  2,878    6,209      8,239
  Related-party payable..........................     22       --         --
  Billings in excess of costs and estimated
   earnings on uncompleted contracts.............     --      322        700
                                                  ------  -------    -------
Total current liabilities........................  3,387    7,322     11,055
LONG-TERM DEBT, net of current maturities........  1,065      748      1,234
RELATED-PARTY DEBT, net of current maturities....     38      328        237
DEFERRED INCOME TAXES............................    843    1,257      1,311
OTHER LONG-TERM LIABILITIES......................     20       22         --
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 25,000 shares
   authorized, 25,000 shares issued and
   outstanding...................................     25       25         25
  Unrealized loss on securities..................    (62)     (56)       (44)
  Retained earnings..............................  4,452    6,375      7,111
                                                  ------  -------    -------
Total stockholders' equity.......................  4,415    6,344      7,092
                                                  ------  -------    -------
Total liabilities and stockholders' equity....... $9,768  $16,021    $20,929
                                                  ======  =======    =======

   The accompanying notes are an integral part of these financial statements.

                        UNION POWER CONSTRUCTION COMPANY

                            STATEMENTS OF OPERATIONS

                                 (in thousands)

                                                                Three Months
                                                                   Ended
                                     Year Ended August 31,      November 30,
                                    -------------------------  ---------------
                                     1995     1996     1997     1996    1997
                                    -------  -------  -------  ------  -------
                                                                (Unaudited)
REVENUES..........................  $12,614  $25,636  $42,792  $7,211  $15,357
COST OF SERVICES (including
 depreciation)....................   10,240   22,319   37,766   6,037   13,474
                                    -------  -------  -------  ------  -------
  Gross profit....................    2,374    3,317    5,026   1,174    1,883
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES..........    1,896    1,563    1,966     491      677
                                    -------  -------  -------  ------  -------
  Income from operations..........      478    1,754    3,060     683    1,206
                                    -------  -------  -------  ------  -------
OTHER INCOME (EXPENSE):
  Interest expense................       (7)     (84)    (110)    (36)     (39)
  Related-party interest expense..      (10)      (6)     (22)     (2)      (7)
  Other, net......................      142      166      229       7       45
                                    -------  -------  -------  ------  -------
    Other income, net.............      125       76       97     (31)      (1)
                                    -------  -------  -------  ------  -------
INCOME BEFORE PROVISION FOR INCOME
 TAXES............................      603    1,830    3,157     652    1,205
PROVISION FOR INCOME TAXES........      239      718    1,234     254      469
                                    -------  -------  -------  ------  -------
NET INCOME........................  $   364  $ 1,112  $ 1,923  $  398  $   736
                                    =======  =======  =======  ======  =======



   The accompanying notes are an integral part of these financial statements.

                        UNION POWER CONSTRUCTION COMPANY

                            STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                                                     Three
                                                                    Months
                                                                     Ended
                                            Year Ended August      November
                                                   31,                30,
                                           ---------------------  ------------
                                           1995    1996    1997   1996   1997
                                           -----  ------  ------  ----  ------
                                                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income............................... $ 364  $1,112  $1,923  $398  $  736
 Adjustments to reconcile net income to
  net cash provided by operating
  activities--
  Depreciation and amortization...........   217     486     577   156     362
  Deferred taxes..........................   137     296     329   132     172
  Changes in operating assets and
   liabilities--
  (Increase) decrease in--
   Accounts receivable....................   249  (2,523) (5,180) (381) (3,540)
   Costs and estimated earnings in excess
    of billings on uncompleted contracts..  (226)    237     (77)   --     (36)
   Prepaid expenses and other current
    assets................................    12      15     (51)   22      47
  Increase (decrease) in--
   Accounts payable and accrued expenses..   280   1,578   3,331   222   2,030
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts.............................   (28)     --     322    65     378
   Other, net.............................    80      84    (132)    7       8
                                           -----  ------  ------  ----  ------
    Net cash provided by operating
     activities........................... 1,085   1,285   1,042   621     157
                                           -----  ------  ------  ----  ------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and
  equipment...............................    41      27     105    --      --
 Additions of property and equipment......  (605) (2,771) (1,634) (283) (1,330)
                                           -----  ------  ------  ----  ------
 Net cash used in investing activities....  (564) (2,744) (1,529) (283) (1,330)
                                           -----  ------  ------  ----  ------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt.............   300   1,432     786    --   2,450
 Payments of long-term debt...............  (272)   (239)   (507) (101)   (730)
                                           -----  ------  ------  ----  ------
 Net cash provided by financing
  activities..............................    28   1,193     279  (101)  1,720
                                           -----  ------  ------  ----  ------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..............................   549    (266)   (208)  237     547
CASH AND CASH EQUIVALENTS, beginning of
 year.....................................   329     878     612   612     404
                                           -----  ------  ------  ----  ------
CASH AND CASH EQUIVALENTS, end of year.... $ 878  $  612  $  404  $849  $  951
                                           =====  ======  ======  ====  ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for--
  Interest................................ $  17  $   90  $  161  $ 27  $   50
  Income taxes............................    55     340     831   290     532

   The accompanying notes are an integral part of these financial statements.

                        UNION POWER CONSTRUCTION COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (in thousands)

                               Common Stock           Unrealized      Total
                               ------------- Retained   Holding   Stockholders'
                               Shares Amount Earnings Gain (Loss)    Equity
                               ------ ------ -------- ----------- -------------
BALANCE, August 31, 1994......   25    $25    $2,976     $ --        $3,001
  Change in market value of
   securities.................   --     --        --      (70)          (70)
  Net income..................   --     --       364       --           364
                                ---    ---    ------     ----        ------
BALANCE, August 31, 1995......   25     25     3,340      (70)        3,295
  Change in market value of
   securities.................   --     --        --        8             8
  Net income..................   --     --     1,112       --         1,112
                                ---    ---    ------     ----        ------
BALANCE, August 31, 1996......   25     25     4,452      (62)        4,415
  Change in market value of
   securities.................   --     --        --        6             6
  Net income..................   --     --     1,923       --         1,923
                                ---    ---    ------     ----        ------
BALANCE, August 31, 1997......   25     25     6,375      (56)        6,344
                                ---    ---    ------     ----        ------
  Change in market value of
   securities (unaudited).....   --     --        --       12            12
  Net income (unaudited)......   --     --       736       --           736
                                ---    ---    ------     ----        ------
BALANCE, November 30, 1997
 (unaudited)..................   25    $25    $7,111     $(44)       $7,092
                                ===    ===    ======     ====        ======


   The accompanying notes are an integral part of these financial statements.

                        UNION POWER CONSTRUCTION COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Union Power Construction Company, a Colorado corporation (the Company or Union), provides electrical power line installation, repair and maintenance services for utilities throughout the western United States. The Company performs the majority of its contract work under time and equipment contracts, fixed price contracts and unit cost contracts with contract terms generally ranging from one month to two years. The Company performs the majority of its work in Colorado, Nevada and California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Interim Financial Information

  The interim financial statements for the three months ended November 30, 1996 and 1997 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $217,000, $486,000 and $577,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under a fixed price or cost-plus-fee contract. Such contracts generally provide that the

                        UNION POWER CONSTRUCTION COMPANY
customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed price or cost-plus-fee contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, subcontractor and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price or cost-plus-fee contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company generally warrants labor for one to two years after project completion. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is deemed no longer probable and an allowance based upon the level of accounts receivable balances.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

                        UNION POWER CONSTRUCTION COMPANY

 Collective Bargaining Agreement

  The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements will expire at various times through 2005.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of significant estimates reflected in the Company's financial statements.

 New Accounting Pronouncements

  Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

  SFAS No. 130, "Reporting Comprehensive Income," requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. This statement will be adopted by the Company during fiscal year 1998.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                                  August 31,
                                               Estimated Useful --------------
                                                Lives in Years   1996   1997
                                               ---------------- ------ -------
      Land....................................         --       $  126 $   126
      Operating equipment and vehicles........       5-10        9,440  10,497
      Leasehold improvements..................         10           88     113
      Office furniture and equipment..........          5          110     145
                                                                ------ -------
                                                                 9,764  10,881
      Less--Accumulated depreciation and
       amortization...........................                   4,954   5,013
                                                                ------ -------
      Property and equipment, net.............                  $4,810 $ 5,868
                                                                ====== =======

                        UNION POWER CONSTRUCTION COMPANY

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                    August 31,
                                                                   -------------
                                                                    1996   1997
                                                                   ------ ------
      Accounts payable, trade..................................... $1,750 $3,840
      Accrued compensation and benefits...........................    456  1,300
      Other accrued expenses......................................    672  1,069
                                                                   ------ ------
                                                                   $2,878 $6,209
                                                                   ====== ======

  Contracts in progress are as follows (in thousands):

                                                                  August 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
      Costs incurred on contracts in progress.................  $15,529 $45,025
      Estimated earnings, net of losses.......................      603   4,183
                                                                ------- -------
                                                                 16,132  49,208
      Less--Billings to date..................................   16,132  49,453
                                                                ------- -------
                                                                $    -- $ (245)
                                                                ======= =======
      Costs and estimated earnings in excess of billings on
       uncompleted contracts..................................  $    -- $    77
      Less--Billings in excess of costs and estimated earnings
       on uncompleted contracts...............................       --   (322)
                                                                ------- -------
                                                                $    -- $ (245)
                                                                ======= =======

5. LONG-TERM DEBT:

  In August 1995, the Company entered into a $300,000 secured installment loan with a bank. The loan is due August 1999 and bears interest at 8.27 percent with monthly payments of $7,400. Amounts outstanding under this loan were $221,000 and $149,000 at August 31, 1996 and 1997, respectively. In November 1995, the Company entered into a $200,000 secured installment loan with a bank for the purchase of construction equipment. This loan is due November 1999 and bears interest at 8.22 percent with monthly payments of $5,000. At August 31, 1996 and 1997, $163,000 and $116,000, respectively, were outstanding under this agreement.

  The Company entered into a $1 million secured installment loan with a bank in August 1996. The loan matures in April 2000 and bears interest at a rate of 8 percent with monthly payments due of $24,000. Amounts outstanding under this agreement were $929,000 and $682,000 at August 31, 1996 and 1997, respectively. In April 1997, the Company entered into a $360,000 installment loan with a bank. This loan matures February 2001 with monthly payments of $8,800 and an interest rate of 8.25 percent. There was $314,000 outstanding under this arrangement at August 31, 1997.

  The Company has established a $2 million secured revolving line of credit with a bank effective August 1997. Borrowings under this facility bear interest at a rate of prime, as defined, minus 1

                        UNION POWER CONSTRUCTION COMPANY
percent for the first $1 million in borrowings and at prime for any balance over $1 million and are due February 1998. Outstanding indebtedness under this facility was $150,000 and $1,500,000 at August 31, 1997 and November 30, 1997, respectively.

  The Company also has loans outstanding from certain stockholders or other related parties totaling $277,000 and $456,000 at August 31, 1996 and 1997, respectively. These loans bear interest at rates ranging from 7 percent to 9 percent and are due at various times from November 1997 to June 2001.

  The loan agreement covering the bank line of credit contains various covenants, including a minimum tangible net worth requirement, a minimum working capital requirement and various financial ratios.

  All of the Company's debt is secured by property and equipment. Two of the Company's stockholders have personally guaranteed substantially all debt with banks.

  The maturities of long-term debt as of August 31, 1997, are as follows (in thousands):

      Year ending August 31--
        1998............................................................. $  791
        1999.............................................................    588
        2000.............................................................    406
        2001.............................................................     82
                                                                          ------
                                                                          $1,867
                                                                          ======

6. LEASES:

  Union leases its Denver office and facility from a company which is owned by the Company's stockholders. The lease is renewable on a monthly basis at Union's election. Rent paid under this related-party lease was approximately $42,000 for each of the years ended August 31, 1995, 1996 and 1997.

  The Company also leases its Las Vegas, Nevada, office and yard from two of the Company's stockholders. The lease terminates in June 2006 and rent paid was $19,000 and $56,000 for each of the years ended August 31, 1996 and 1997, respectively.

  The Company also enters into various vehicle and construction equipment operating leases. Vehicle lease terms are typically five years or less, and construction equipment leases typically are short-term (one year or less). Payments made for vehicle leases were $11,000, $19,000 and $149,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

  Union rents various construction equipment under a one-year operating lease from a company owned by two of Union's stockholders. Total related-party equipment rental expense was $96,000 for the year ended August 31, 1997.

                        UNION POWER CONSTRUCTION COMPANY

  Future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

      Year ending August 31--
        1998............................................................. $  343
        1999.............................................................    248
        2000.............................................................    240
        2001.............................................................    188
        2002.............................................................     56
        Thereafter.......................................................    215
                                                                          ------
                                                                          $1,290
                                                                          ======

7. INCOME TAXES:

  Federal and state income taxes are as follows (in thousands):

                                                                   Year Ended
                                                                   August 31,
                                                                ----------------
                                                                1995 1996  1997
                                                                ---- ---- ------
      Federal--
        Current................................................ $ 87 $358 $  745
        Deferred...............................................  116  251    303
      State--
        Current................................................   15   64    160
        Deferred...............................................   21   45     26
                                                                ---- ---- ------
                                                                $239 $718 $1,234
                                                                ==== ==== ======

  Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 35 percent to income
(loss) before provision for income taxes as follows (in thousands):

                                                                 Year Ended
                                                                 August 31,
                                                              ----------------
                                                              1995 1996  1997
                                                              ---- ---- ------
      Provision at the statutory rate........................ $211 $641 $1,106
      Increase resulting from--
        Permanent differences, mainly meals and
         entertainment.......................................    5    7      7
        State income tax, net of benefit for federal
         deduction...........................................   23   70    121
                                                              ---- ---- ------
                                                              $239 $718 $1,234
                                                              ==== ==== ======

                        UNION POWER CONSTRUCTION COMPANY

  Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                                                 August 31,
                                                               ---------------
                                                                1996    1997
                                                               ------  -------
      Deferred income tax liabilities--
        Property and equipment................................ $ (843) $(1,257)
        Other.................................................   (347)     (14)
                                                               ------  -------
          Total deferred income tax liabilities............... (1,190)  (1,271)
      Deferred income tax assets--
        Property and equipment................................      5        5
        Other accruals not currently deductible...............    377      129
                                                               ------  -------
          Total deferred income tax assets....................    382      134
      Valuation allowance.....................................     (5)      (5)
                                                               ------  -------
          Total deferred income tax liabilities............... $ (813) $(1,142)
                                                               ======  =======

  The net deferred tax assets and liabilities are comprised of the following (in thousands):

                                                                 August 31,
                                                               ---------------
                                                                1996    1997
                                                               ------  -------
      Deferred tax assets--
        Current............................................... $  377  $   129
        Long-term.............................................     --       --
                                                               ------  -------
          Total...............................................    377      129
                                                               ------  -------
      Deferred tax liabilities--
        Current...............................................   (347)     (14)
        Long-term.............................................   (843)  (1,257)
                                                               ------  -------
          Total............................................... (1,190)  (1,271)
                                                               ------  -------
          Net deferred income tax liabilities................. $ (813) $(1,142)
                                                               ======  =======

8. RELATED-PARTY TRANSACTIONS:

 Note Receivable

  The Company has loaned funds to various entities owned by the Company's stockholders. Interest income under this arrangement was $15,000, $13,000 and $3,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

 Rental Income

  Union has from time to time leased or rented construction equipment on a short-term basis to various related parties. Total rental revenue under these arrangements was $4,000 for the year ended August 31, 1996.

                        UNION POWER CONSTRUCTION COMPANY

 Management Fee Income

  The Company also receives management fee income from a related-party owned by two of Union's stockholders for financial and management services rendered. Total payments received were $7,000, $13,000 and $9,000 for the years ended August 31, 1995, 1996 and 1997.

9. EMPLOYEE BENEFIT PLAN:

  In connection with its collective bargaining agreements with various electrical, labor and operating engineer unions, the Company participates with other companies in the various multiemployer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multiemployer plan in the event of the employer's withdrawal from, or upon termination of, such plan. The Company has no plan to withdraw from these plans. The plans do not maintain information on net assets and actuarial present value of the accumulated share of the plans' unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable are not ascertainable at this time. Total contributions to these plans were approximately $1.2 million, $2.3 million and $2.9 million at August 31, 1995, 1996 and 1997, respectively.

  The Company has a defined contribution profit-sharing plan for employees not covered by a union bargaining agreement. The plan provides for the Company to make discretionary contributions of up to 15 percent of an employee's salary. Total contributions by the Company under the plan were approximately $127,000, $130,000 and $155,000 for the years ended August 31, 1995, 1996 and 1997, respectively.

10. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, available for sale securities, a line of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                        UNION POWER CONSTRUCTION COMPANY

 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain stockholders of the Company.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to three major customers (comprising approximately 27 percent, 17 percent and 16 percent of total sales), three major customers (comprising approximately 39 percent, 27 percent and 11 percent of total sales) and two major customers (comprising approximately 40 percent and 34 percent of total sales) during the years ended August 31, 1995, 1996 and 1997, respectively.

  The Company grants credit, generally without collateral, to its customers, which are major public utilities, located primarily in the western United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the region it operates. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. CONTRACT CLAIM:

  In 1995, the Company received a $970,000 settlement from the Western Area Power Administrator (WAPA). During the course of the project, the job was shut down by WAPA for a protracted length of time due to an accident by an unrelated contractor working on the same project. As a result, the Company incurred significant idle crew time. The Company presented WAPA with a claim for costs incurred by the Company for WAPA's actions and received the settlement, which is included in 1995 revenues.

14. SUBSEQUENT EVENTS:

 Construction Contract

  In October 1997, the Company was awarded a major contract for construction of 164 miles of electrical transmission lines and two substation facilities. The contract requires substantial completion by December 1, 1998, and carries significant penalties for work not being completed by the substantial completion date. Work began in December 1997.

 Debt

  In November 1997, the Company entered into a $500,000 term loan agreement due November 2001 with a bank for the purchase of construction equipment. The loan bears interest at a rate of 8.5 percent and monthly principal and interest payments of $12,300. The loan is secured by the equipment purchased.

                        UNION POWER CONSTRUCTION COMPANY

15. SUBSEQUENT EVENTS TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  In December 1997, the Company amended its $2 million secured revolving line of credit to increase total available borrowings under the facility to $3 million. The terms of the facility, including interest and maturity date, remain unchanged. See discussion of the facility in Note 5.

  In December 1997, the Company and its stockholders entered into a definitive agreement with Quanta Services, Inc. ("Quanta"), providing for all outstanding shares of the Company's common stock to be exchanged for cash and shares of Quanta common stock concurrent with an initial public offering of additional common stock by Quanta which closed in February 1998. In addition, the key executives of the Company entered into employment agreements with the Company and Quanta which have an initial term of three years and generally restricts the disclosure of confidential information as well as competition with the Company and Quanta for a period of five years following from the date of the employment agreement. Reference is made to Note 1 of Quanta Services, Inc. financial statements included elsewhere herein.

  In connection with the acquisition, two of Company's stockholders purchased certain nonoperating assets not used in the business at a price equal to the net book value of such assets (approximately $183,000 at August 31, 1997).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TRANS TECH Electric, Inc.:

We have audited the accompanying balance sheets of TRANS TECH Electric, Inc., an Indiana Subchapter S corporation, as of December 31, 1996 and 1997, and the related statements of operations, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRANS TECH Electric, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1998

                           TRANS TECH ELECTRIC, INC.

                                 BALANCE SHEETS

                    (in thousands, except share information)

                                                                     Pro Forma
                                          December 31, December 31, December 31,
                                              1996         1997       1997(1)
                 ASSETS                   ------------ ------------ ------------
CURRENT ASSETS:
  Cash and cash equivalents.............    $   389      $   155      $   155
  Accounts receivable--
    Trade, net of allowance of $130 and
     $199, respectively.................      4,484        5,744        5,744
    Retainage...........................      1,822        1,554        1,554
  Inventories...........................        610          808          808
  Costs and estimated earnings in excess
   of billings on uncompleted
   contracts............................      1,853        3,619        3,619
  Prepaid expenses and other current
   assets...............................         66           63           63
                                            -------      -------      -------
    Total current assets................      9,224       11,943       11,943
PROPERTY AND EQUIPMENT, net.............      2,642        2,905        2,905
OTHER ASSETS............................          3            3            3
                                            -------      -------      -------
    Total assets........................    $11,869      $14,851      $14,851
                                            =======      =======      =======
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable..........................    $   797      $ 1,976      $ 1,976
  Current maturities of long-term debt..        107           80           80
  Current portion of capital lease
   obligations..........................        285          415          415
  Accounts payable and accrued
   expenses.............................      4,465        4,567        4,567
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts............................        728           96           96
                                            -------      -------      -------
    Total current liabilities...........      6,382        7,134        7,134
LONG-TERM DEBT, net of current
 maturities.............................        607        5,575        7,180
LONG-TERM CAPITAL LEASE OBLIGATIONS, net
 of current obligations.................        467          474          474
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 1,000
   shares authorized, 926 shares issued
   and outstanding......................        125          125          125
  Retained earnings.....................      4,350        1,605           --
  Treasury stock, 150 shares, at cost...        (62)         (62)         (62)
                                            -------      -------      -------
    Total shareholders' equity..........      4,413        1,668           63
                                            -------      -------      -------
    Total liabilities and shareholders'
     equity.............................    $11,869      $14,851      $14,851
                                            =======      =======      =======

--------
(1) The pro forma balance sheet column presented reflects the impact of Sub S distributions. See Note 11 for further discussion.

   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                            STATEMENTS OF OPERATIONS

                                 (in thousands)

                                                      Year ended December 31,
                                                      -------------------------
                                                       1995     1996     1997
                                                      -------  -------  -------
REVENUES............................................. $21,397  $24,414  $32,817
COST OF SERVICES (including depreciation)............  18,934   20,426   26,519
                                                      -------  -------  -------
  Gross profit.......................................   2,463    3,988    6,298
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........   1,639    1,848    2,015
                                                      -------  -------  -------
  Income from operations.............................     824    2,140    4,283
                                                      -------  -------  -------
OTHER INCOME (EXPENSE):
  Interest expense...................................    (297)    (313)    (405)
  Other, net.........................................      34       45       51
                                                      -------  -------  -------
    Other income (expense), net......................    (263)    (268)    (354)
                                                      -------  -------  -------
NET INCOME........................................... $   561  $ 1,872  $ 3,929
                                                      =======  =======  =======


   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                            STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                                    Year ended December 31,
                                                   ---------------------------
                                                     1995     1996      1997
                                                   --------  -------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................... $    561  $ 1,872  $  3,929
 Adjustments to reconcile net income to net cash
  provided by operating activities--
  Depreciation and amortization...................      442      574       674
  Gain on sale of property and equipment..........      (19)     (31)      (19)
  Bad debt expense................................       83       34        79
  Changes in operating assets and liabilities-
   (Increase) decrease in--
   Accounts receivable............................      827   (2,134)   (1,071)
   Inventories....................................     (254)     256      (198)
   Costs and estimated earnings in excess of
    billings on uncompleted contracts.............     (241)     377    (1,766)
   Prepaid expenses and other current assets......      (33)      (7)        3
   Increase (decrease) in--
   Accounts payable and accrued expenses..........     (878)   1,359       103
   Billings in excess of costs and estimated
    earnings on uncompleted contracts.............     (141)     583      (632)
                                                   --------  -------  --------
    Net cash provided by operating activities.....      347    2,883     1,102
                                                   --------  -------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment....       46       69       105
  Additions of property and equipment.............   (1,180)    (923)   (1,023)
                                                   --------  -------  --------
    Net cash used in investing activities.........   (1,134)    (854)     (918)
                                                   --------  -------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit...    1,139   (2,283)    1,178
  Proceeds from long-term debt....................      537    1,185     5,507
  Payments of long-term debt......................     (148)    (477)     (429)
  Distributions to shareholders...................     (457)    (542)   (6,674)
                                                   --------  -------  --------
    Net cash provided by (used in) financing
     activities...................................    1,071   (2,117)     (418)
                                                   --------  -------  --------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS......................................      284      (88)     (234)
CASH AND CASH EQUIVALENTS, beginning of period....      193      477       389
                                                   --------  -------  --------
CASH AND CASH EQUIVALENTS, end of period.......... $    477  $   389  $    155
                                                   ========  =======  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.......................... $    310  $   297  $    405

   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                    (in thousands, except share information)

                                   Common Stock                         Total
                                   ------------- Retained  Treasury Shareholders'
                                   Shares Amount Earnings   Stock      Equity
                                   ------ ------ --------  -------- -------------
BALANCE, December 31, 1994........  926    $125  $ 2,916     $(62)     $ 2,979
  Distributions to shareholders...   --      --     (457)      --         (457)
  Net income......................   --      --      561       --          561
                                    ---    ----  -------     ----      -------
BALANCE, December 31, 1995........  926     125    3,020      (62)       3,083
  Distributions to shareholders...   --      --     (542)      --         (542)
  Net income......................   --      --    1,872       --        1,872
                                    ---    ----  -------     ----      -------
BALANCE, December 31, 1996........  926     125    4,350      (62)       4,413
  Distributions to shareholders...   --      --   (6,674)      --       (6,674)
  Net income......................   --      --    3,929       --        3,929
                                    ---    ----  -------     ----      -------
BALANCE, December 31, 1997........  926    $125  $ 1,605     $(62)     $ 1,668
                                    ===    ====  =======     ====      =======



   The accompanying notes are an integral part of these financial statements.

                           TRANS TECH ELECTRIC, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  TRANS TECH Electric, Inc., an Indiana Subchapter S corporation (the Company), focuses on providing traffic signals, street and sign lighting installation and general commercial and industrial electrical construction primarily for commercial, state and regulatory entities. The Company performs the majority of its contract work under fixed price contracts, unit-price and fixed price contracts modified by penalty provisions, with contract terms generally ranging from six to 18 months. The Company performs the majority of its work in Indiana and Michigan.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had noncash investing and financing activities related to capital leases and equipment acquired by seller financing of approximately $621,000, $485,000 and $457,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

 Inventories

  Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost or market using the last-in, first-out (LIFO) method. The excess of current costs over the carrying value of LIFO inventories was $105,000 and $146,000 at December 31, 1996 and 1997, respectively.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable and an allowance based upon the level of total accounts receivable balances.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was $442,000, $574,000 and $674,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                           TRANS TECH ELECTRIC, INC.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under a fixed price contract. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed price contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company warrants labor for the first year after installation of new electrical systems. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Income Taxes

  The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S corporation status concurrently with the effective date of the IPO (see Note 11).

 Collective Bargaining Agreements

  The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements will expire at various times through 2002.

                           TRANS TECH ELECTRIC, INC.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 9 for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                   Estimated   December 31,
                                                  Useful Lives --------------
                                                    In Years    1996    1997
                                                  ------------ ------  ------
      Operating equipment and vehicles...........      5-7     $3,957  $4,653
      Leasehold improvements.....................    10-31        384     384
      Office furniture and equipment.............        5        317     285
                                                               ------  ------
                                                                4,658   5,322
      Less-Accumulated depreciation and
       amortization..............................              (2,016) (2,417)
                                                               ------  ------
        Property and equipment, net..............              $2,642  $2,905
                                                               ======  ======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  December 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
      Accounts payable, trade.................................... $3,702 $3,765
      Accrued compensation and benefits..........................    340    341
      Other accrued expenses.....................................    423    461
                                                                  ------ ------
                                                                  $4,465 $4,567
                                                                  ====== ======

                           TRANS TECH ELECTRIC, INC.

  Contracts in progress are as follows (in thousands):

                                                                  December 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
      Costs incurred on contracts in progress...................  $9,178 $9,696
      Estimated earnings, net of losses.........................   1,630  2,138
                                                                  ------ ------
                                                                  10,808 11,834
      Less-Billings to date.....................................   9,683  8,311
                                                                  ------ ------
                                                                  $1,125 $3,523
                                                                  ====== ======
      Costs and estimated earnings in excess of billings on
       uncompleted contracts....................................  $1,853 $3,619
      Less-Billings in excess of costs and estimated earnings on
       uncompleted contracts....................................     728     96
                                                                  ------ ------
                                                                  $1,125 $3,523
                                                                  ====== ======

5. DEBT:

  The Company has a $5 million line of credit agreement with a bank bearing interest at the national prime rate. The line of credit is collateralized by the Company's receivables, inventory, property and equipment. The Company's weighted average interest rate for the facility was 8.4 percent and 8.5 percent as of December 31, 1996 and 1997, respectively. At December 31, 1996 and 1997, the outstanding balance on this facility was $797,000 and $1,976,000, respectively, and is payable upon demand.

  The Company's debt obligations consisted of the following (in thousands):

                                                                    December
                                                                       31,
                                                                   -----------
                                                                   1996  1997
                                                                   ---- ------
Note payable to bank, due in November 2000 with interest only payments until that date, interest due at 8.0%................... $ -- $5,050
Note payable to bank, 8.2% and 8.6% weighted average interest rate, respectively, due $10,000 monthly with final maturity on
 May 1, 2001......................................................  663    597
Note payable to commercial finance company, 8.1% interest rate,
 $3,871 due monthly with final maturity on March 1, 1998..........   51      8
                                                                   ---- ------
                                                                    714  5,655
Less-Current maturities...........................................  107     80
                                                                   ---- ------
Total long-term debt.............................................. $607 $5,575
                                                                   ==== ======

  The long-term debt is secured by the Company's receivables, inventory, property and equipment and is guaranteed by the Company's principal shareholders. The line of credit and notes payable to the bank are subject to certain financial reporting and financial ratio requirements. At December 31, 1997, the Company was in violation of its minimum debt to net worth ratio due to the distribution of the Company's retained earnings (see Note 11). The Company has received a waiver, effective through January 1, 1999, from the bank for this violation.

                           TRANS TECH ELECTRIC, INC.

  The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

      Year ending December 31--
        1998............................................................. $  80
        1999.............................................................    79
        2000............................................................. 5,135
        2001.............................................................   361

6. LEASES:

  The Company leases its office and warehouse space from an entity owned principally by the Company's shareholders. The lease expires in June 2000 and requires the Company to pay all taxes, insurance and maintenance on the property. In November 1997, the Company amended the lease agreement. The amended lease will begin on February 1, 1998 for a term of five years. The Company has the option to renew the lease for an additional five years at a current market value rent. The rent paid on this related-party lease was approximately $49,000, $59,000 and $59,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  The Company leases various equipment under noncancelable sale-leaseback capital leases and the leased assets are included as part of "Property and equipment." Details of the capital leased assets are as follows (in thousands):

                                                                 December 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
      Operating equipment and vehicles.......................... $1,022  $1,442
      Less--Accumulated depreciation............................   (194)   (357)
                                                                 ------  ------
      Net capitalized leased assets............................. $  828  $1,085
                                                                 ======  ======

  At December 31, 1997, the future minimum lease payments under operating and capital leases are as follows (in thousands):

                                                                 December 31,
                                                               -----------------
                                                               Operating Capital
                                                                Leases   Leases
                                                               --------- -------
      1998....................................................   $ 70     $ 486
      1999....................................................     71       322
      2000....................................................     71       197
      2001....................................................     71        --
      2002....................................................     71        --
      Thereafter..............................................      6        --
                                                                 ----     -----
        Total.................................................   $360     1,005
      Less-Amount representing interest.......................             (116)
                                                                          -----
      Present value of minimum lease payments.................              889
      Less-Current maturities.................................             (415)
                                                                          -----
      Long-term obligations...................................            $ 474
                                                                          =====

                           TRANS TECH ELECTRIC, INC.

7. EMPLOYEE BENEFIT PLAN:

  In connection with its collective bargaining agreements with various electrical, labor and operating engineer unions, the Company participates with other companies in the unions' multiemployer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multiemployer plan in the event of the employer's withdrawal from, or upon termination of, such plan. The Company has no plan to withdraw from these plans. The plans do not maintain information on net assets and actuarial present value of the accumulated share of the plan's unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable are not ascertainable at this time. Total contributions to the plans were approximately $403,000, $474,000 and $606,000 for the years ended December 31, 1995, 1996, 1997, respectively.

  The Company has a defined contribution profit-sharing plan. The plan provides for the Company to match one-half of employee contributions to the plan up to a maximum of $3,500 per year per employee. Total contributions by the Company under the plan were approximately $31,000, $30,000 and $23,000 for the years ended December 31, 1995, 1996 and 1997, respectively. The Company may also make discretionary contributions. The Company made discretionary contributions of $44,000, $70,000 and none for the years ended December 31, 1995, 1996 and 1997, respectively.

8. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, a line of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

9. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including workers' compensation, business auto liability, general liability and an umbrella policy. The Company is self-insured for medical claims up to $5,000 per year per covered individual. The Company has recorded accruals for its estimated portion of self-insured claims based on estimated claims incurred through December 31, 1995, 1996 and 1997.

                           TRANS TECH ELECTRIC, INC.

 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain shareholders of the Company.

10. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  During 1995 and 1996, one customer accounted for 17 percent and 21 percent of the Company's revenue, respectively. During 1997, two customers accounted for 23 percent and 11 percent of the Company's revenues, respectively.

  The Company grants credit, generally without collateral, to its customers, which include real estate operators, general contractors and state and regulatory agencies, located primarily in Indiana and Michigan. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within Indiana and Michigan. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

11. SUBSEQUENT EVENTS:

  In December 1997, the Company and its shareholders entered into a definitive agreement with Quanta Services, Inc. ("Quanta"), providing for all outstanding shares of the Company's common stock to be exchanged for cash and shares of Quanta common stock, concurrent with an initial public offering of additional common stock by Quanta which closed in February 1998. In addition, two executives of the Company entered into employment agreements with the Company and Quanta which have an initial term of three years and generally restricts the disclosure of confidential information as well as restricts competition with the Company and Quanta for a period of five years from the date of the employment agreement. Reference is made to Note 1 of Quanta Services, Inc. financial statements included elsewhere herein.

  Prior to the closing of the transaction discussed above, the Company made a distribution of approximately $1,605,000. The Company funded the distribution through bank borrowings.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Potelco, Inc.:

We have audited the accompanying balance sheets of Potelco, Inc., a Washington Subchapter S corporation, as of December 31, 1996 and 1997, and the related statements of operations, cash flows and stockholder's equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potelco, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1998

                                 POTELCO, INC.

                                 BALANCE SHEETS

                    (in thousands, except share information)

                                                                    Pro Forma
                                         December 31, December 31, December 31,
                                             1996         1997       1997(1)
                 ASSETS                  ------------ ------------ ------------
CURRENT ASSETS:
  Cash and cash equivalents.............    $   36       $  107       $  107
  Accounts receivable--
  Trade, net of allowance of $15 and
   $103 respectively....................     2,987        5,002        5,002
  Retainage.............................       902          546          546
  Costs and estimated earnings in excess
   of billings on uncompleted
   contracts............................       117          532          532
  Prepaid expenses and other current
   assets...............................        25           --           --
                                            ------       ------       ------
    Total current assets................     4,067        6,187        6,187
PROPERTY AND EQUIPMENT, net.............     2,679        3,778        3,778
                                            ------       ------       ------
    Total assets........................    $6,746       $9,965       $9,965
                                            ======       ======       ======
  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable to bank..................    $  550       $1,095       $3,095
  Note payable to stockholder...........       109           10           10
  Current maturities of long-term debt..       445          589          589
  Current portion of note payable to
   related party........................       216        1,033        1,033
  Accounts payable and accrued
   expenses.............................     1,839        2,224        2,224
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts............................       139           72           72
                                            ------       ------       ------
    Total current liabilities...........     3,298        5,023        7,023
LONG-TERM DEBT, net of current
 maturities--
  Note payable to related party.........       863           --           --
  Other long-term debt..................       537          928          928
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock, $5 par value, 10,000
   shares authorized, 22 shares issued
   and 2 shares outstanding.............        --           --           --
  Additional paid-in capital............       160          160          160
  Retained earnings.....................     1,888        3,854        1,854
                                            ------       ------       ------
    Total stockholder's equity..........     2,048        4,014        2,014
                                            ------       ------       ------
    Total liabilities and stockholder's
     equity.............................    $6,746       $9,965       $9,965
                                            ======       ======       ======

--------
(1) The pro forma balance sheet column presented reflects the impact of Sub S distributions. See Note 13 for further discussion.

   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                            STATEMENTS OF OPERATIONS

                                 (in thousands)

                                                                 Year Ended
                                                                December 31,
                                                               ----------------
                                                                1996     1997
                                                               -------  -------
REVENUES...................................................... $14,549  $19,220
COST OF SERVICES (including depreciation).....................  12,946   15,563
                                                               -------  -------
  Gross profit................................................   1,603    3,657
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..................     971    1,478
                                                               -------  -------
  Income from operations......................................     632    2,179
                                                               -------  -------
OTHER INCOME (EXPENSE):
  Interest expense............................................    (321)    (202)
  Other, net..................................................    (123)     (11)
                                                               -------  -------
    Other income (expense), net...............................    (444)    (213)
                                                               -------  -------
NET INCOME.................................................... $   188  $ 1,966
                                                               =======  =======



   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                            STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                                                  Year Ended
                                                                 December 31,
                                                                 -------------
                                                                 1996    1997
                                                                 -----  ------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..................................................... $ 188  $1,966
 Adjustments to reconcile net income to net cash provided by operating activities--
  Depreciation..................................................   473     506
  Loss on sale of property and equipment........................   129      14
   Changes in operating assets and liabilities--
    (Increase) decrease in--
     Accounts receivable........................................   208  (1,659)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.....................................    79    (415)
     Prepaid expenses and other current assets..................   (16)     25
    Increase (decrease) in--
     Accounts payable and accrued expenses......................  (611)    385
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.....................................  (371)    (67)
                                                                 -----  ------
      Net cash provided by operating activities.................    79     755
                                                                 -----  ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..................    60      52
  Additions to property and equipment...........................  (322) (1,671)
                                                                 -----  ------
      Net cash used in investing activities.....................  (262) (1,619)
                                                                 -----  ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in note payable to bank..........................   250     545
  Net decrease in note payable to stockholder...................    (8)    (99)
  Payments of note payable to related party.....................   (45)    (46)
  Payments of other long-term debt..............................  (437)   (567)
  Proceeds from other long-term debt............................    50   1,102
  Distributions to stockholder..................................  (101)     --
                                                                 -----  ------
      Net cash provided by (used in) financing activities.......  (291)    935
                                                                 -----  ------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............  (474)     71
CASH AND CASH EQUIVALENTS, beginning of period..................   510      36
                                                                 -----  ------
CASH AND CASH EQUIVALENTS, end of period........................ $  36  $  107
                                                                 =====  ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest........................................ $ 328  $  215

   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                    (in thousands, except share information)

                           Common Stock  Additional              Total
                           -------------  Paid-In   Retained Stockholder's
                           Shares Amount  Capital   Earnings    Equity
                           ------ ------ ---------- -------- -------------
BALANCE, December 31,
 1995.....................    2    $ --     $160     $1,801     $1,961
  Distributions to
   stockholder............   --      --       --       (101)      (101)
  Net income..............   --      --       --        188        188
                            ---    ----     ----     ------     ------
BALANCE, December 31,
 1996.....................    2      --      160      1,888      2,048
  Net income..............   --      --       --      1,966      1,966
                            ---    ----     ----     ------     ------
BALANCE, December 31,
 1997.....................    2    $ --     $160     $3,854     $4,014
                            ===    ====     ====     ======     ======



   The accompanying notes are an integral part of these financial statements.

                                 POTELCO, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Potelco, Inc., a Washington Subchapter S corporation (the Company), focuses on providing underground and overhead power and telephone cable installation primarily under commercial, industrial and governmental contracts. The Company performs the majority of its contract work in Washington under lump-sum, cost-plus and unit-priced contracts, with contract terms generally ranging from 30 days to 18 months.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had noncash investing and financing activities related to capital leases of approximately $374,000 and $378,000 during the years ended December 31, 1996 and 1997, respectively.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable and an allowance based upon the level of total accounts receivable balances.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation expense was approximately $473,000 and $506,000 for the years ended December 31, 1996 and 1997, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Revenue Recognition

  The Company recognizes revenue when services are performed except when work is being performed under fixed price or cost-plus-fee contracts. Such contracts generally provide that the

                                 POTELCO, INC.

customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed price contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the year, plus the fee earned, and are measured by the cost-to-cost method. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs.

  Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

  The balances billed but not paid by customers pursuant to retainage provisions in fixed price or cost plus fee contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

 Warranty Costs

  For certain contracts, the Company generally warrants labor for the first year after completion of the installation. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Income Taxes

  The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S corporation status concurrently with the effective date of the Offering (see Note 13).

 Collective Bargaining Agreements

  The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements will expire at various times through 2000.

                                 POTELCO, INC.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of significant estimates reflected in the Company's financial statements.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                    Estimated   December 31,
                                                   Useful Lives --------------
                                                     In Years    1996    1997
                                                   ------------ ------  ------
      Operating equipment and vehicles............     5-10     $5,279  $6,607
      Office equipment, furniture and fixtures....        5         99     116
      Leasehold improvements......................        5        184     210
                                                                ------  ------
        Total cost................................               5,562   6,933
      Less-Accumulated depreciation...............              (2,883) (3,155)
                                                                ------  ------
        Property and equipment, net...............              $2,679  $3,778
                                                                ======  ======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  December 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
      Accounts payable, trade.................................... $1,117 $  881
      Accrued compensation and benefits..........................    149    479
      Other accrued expenses.....................................    573    864
                                                                  ------ ------
                                                                  $1,839 $2,224
                                                                  ====== ======

                                 POTELCO, INC.

  Contracts in progress are as follows (in thousands):

                                                               December 31,
                                                               --------------
                                                                1996    1997
                                                               ------  ------
      Costs incurred on contracts in progress................. $1,147  $3,386
      Estimated earnings, net of losses.......................    782   1,125
                                                               ------  ------
                                                                1,929   4,511
      Less-Billings to date................................... (1,951) (4,051)
                                                               ------  ------
                                                               $  (22) $  460
                                                               ======  ======
      Costs and estimated earnings in excess of billings on
       uncompleted contracts.................................. $  117  $  532
      Billings in excess of costs and estimated earnings on
       uncompleted contracts..................................   (139)    (72)
                                                               ------  ------
                                                               $  (22) $  460
                                                               ======  ======

5. NOTE PAYABLE TO BANK:

  The note payable to bank as of December 31, 1996, represents borrowings under a revolving credit agreement maturing April 30, 1997. Borrowings are based on percentages of contract billings and are secured by substantially all of the Company's assets. This agreement provides for a total credit limit of $800,000, of which $550,000, had been drawn at December 31, 1996, and requires monthly interest payments of prime plus .75 percent.

  On May 2, 1997, the Company entered into revolving credit agreements with a bank maturing May 1, 1998. The agreements provide for total credit limits of $1,000,000 and $400,000, and require monthly interest payments of prime (8.5 percent at December 31, 1997) plus .75 percent beginning June 1, 1997. On October 1, 1997, the $1,000,000 revolving credit agreement was amended to increase the credit limit to $1,500,000, of which approximately $1,095,000 had been drawn at December 31, 1997.

  The notes payable outstanding as of December 31, 1996 and 1997, related to the revolving credit agreements contain several ratio and covenant requirements, including a minimum working capital ratio and a debt to net worth restriction. Furthermore, these notes are guaranteed by the stockholder. The Company was in compliance with these requirements for the years ended December 31, 1996 and 1997.

                                 POTELCO, INC.

6. LONG-TERM DEBT AND CAPITAL LEASES:

  Long-term debt and capital leases consist of the following:

                                                                  December
                                                                     31,
                                                                 ------------
                                                                 1996   1997
                                                                 -----  -----
Notes payable to a third party due in monthly installments
 aggregating approximately $10,000 including interest ranging from 7.9% to 11%, collateralized by equipment.................. $ 263  $ 434
Note payable to a bank due in monthly installments of
 approximately $6,000 including interest at prime plus .75,
 collateralized by equipment....................................    --    289
Notes payable to a third party due in monthly installments
 aggregating approximately $12,000 plus interest at 10%,
 collateralized by equipment....................................   128    116
Notes payable to a third party due in monthly installments of approximately $800 plus interest at 10.27%, collateralized by
 equipment......................................................    21     13
Obligations under capital leases................................   570    665
                                                                 -----  -----
                                                                   982  1,517
Less-Current maturities of long-term debt.......................  (445)  (589)
                                                                 -----  -----
Other long-term debt............................................ $ 537  $ 928
                                                                 =====  =====

  Future required principal payments on long-term debt (excluding capital leases) as of December 31, 1997, over the next five years and are as follows (in thousands):

      Year ending December 31, 1997--
        1998.............................................................. $303
        1999..............................................................  200
        2000..............................................................  134
        2001..............................................................  146
        2002..............................................................   69

  The $400,000 revolving credit agreement was terminated during the fourth quarter of 1997 and the balance ($289,000 at December 31, 1997) was converted to a long-term note payable to the bank.

  The Company has entered into noncancelable lease agreements with third-party leasing companies for the acquisition of trucks and equipment. The required lease payments, including interest at varying rates implicit in the leases, as of December 31, 1997, over the next four years are as follows (in thousands):

      Twelve months ending December 31--
        1998.............................................................. $313
        1999..............................................................  244
        2000..............................................................  152
        2001..............................................................   34
                                                                           ----
        Net minimum lease payments........................................  743
        Less amount representing interest.................................  (78)
                                                                           ----
        Present value of net minimum lease payments....................... $665
        Less-Current maturities........................................... (286)
                                                                           ----
        Long-term obligations............................................. $379
                                                                           ====

                                 POTELCO, INC.

7. RELATED-PARTY NOTES PAYABLE:

  The Company entered into a debt agreement with the father of the Company's sole stockholder for approximately $1,163,000, as amended. The agreement stipulates that the note will accrue interest at 8 percent, with required monthly payments including interest and principal of at least $10,000. The note is scheduled to mature on December 1, 2014. The balance outstanding was approximately $1,079,000 and $1,033,000 as of December 31, 1996 and 1997,
respectively.

  The Company's sole stockholder advanced funds to the Company totaling $200,000 to provide short-term liquidity during 1994. The interest rate on the advance is based on a blended annual rate, which is approximately 6.35 percent as of December 31, 1996 and 1997, respectively. Amounts due totaled approximately $109,000 and $10,000 as of December 31, 1996 and 1997, respectively.

  All related party debt is classified as current as of December 31, 1997, based upon the Company's intent to repay such amounts during 1998.

8. RELATED-PARTY LEASES:

  The Company leases a facility from the father of the Company's sole stockholder for a monthly rental of $2,000 plus annual property taxes. The lease is month-to-month, with no termination date.

  The Company also leases a facility from its sole stockholder at a monthly rental of $2,800 plus annual property taxes. The lease is month-to-month, with no termination date.

  Lease payments on the above facilities aggregated approximately $58,000 for each of the years ended December 31, 1996 and 1997, respectively.

9. EMPLOYEE BENEFIT PLANS:

  In connection with its collective bargaining agreements with various electrical, labor and operating engineer unions, the Company participates with other companies in the unions' multiemployer pension plans. These plans cover all of the Company's employees who are members of such unions. The Employee Retirement Income Security Act of 1974, as amended by the Multi-Employer Pension Plan Amendments Act of 1980, imposes certain liabilities upon employers who are contributors to a multiemployer plan in the event of the employer's withdrawal from, or upon termination of, such plan. The Company has no plans to withdraw from these plans. The plans do not maintain information on net assets and actuarial present value of the accumulated share of the plan's unfunded vested benefits allocable to the Company, and amounts, if any, for which the Company may be contingently liable are not ascertainable at this time. Total contributions to the plans were approximately $246,000 and $352,000 for the years ended December 31, 1996 and 1997, respectively.

  The Company has two retirement plans covering all employees not included in a collective bargaining unit. These noncontributory plans consist of a money purchase pension plan and a profit-

                                 POTELCO, INC.

sharing plan. The money purchase pension plan requires Company contributions equal to 10 percent of the covered salaries. Contributions to this plan totaled approximately $27,000 and $35,000 for the years ended December 31, 1996 and 1997, respectively. The Company made discretionary contributions to the profit-sharing plan of approximately $14,000 and $49,000 for the years ended December 31, 1996 and 1997, respectively. In addition, during the year December 31, 1997, the Company accrued $228,000 related to employee bonuses that are anticipated to be paid subsequent to December 31, 1997.

10. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable, a line of credit, accounts payable, notes payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

11. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation and an umbrella policy.

 Performance Bonds

  In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain stockholders of the Company.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  During the year ended December 31, 1996, three customers accounted for 36 percent, 20 percent and 12 percent of the Company's revenues, respectively. During the year ended December 31, 1997, three customers accounted for 34 percent, 16 percent and 7 percent of the Company's revenues, respectively.

  The Company grants credit, generally without collateral, to its customers, which are located primarily in the northwestern United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within this region. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

                                 POTELCO, INC.

13. SUBSEQUENT EVENTS:

  In December 1997, the Company and its stockholder entered into a definitive agreement with Quanta Services, Inc. ("Quanta"), subject to certain conditions pursuant to which all outstanding shares of the Company's common stock would be exchanged for cash and shares of Quanta common stock, concurrent with an initial public offering of additional common stock by Quanta which closed in February 1998. In addition, the key executives of the Company entered into employment agreements with the Company and Quanta which have an initial term of three years, and generally restricts the disclosure of confidential information as well as restricts competition with the Company and Quanta for a period of five years following termination of employment. Reference is made to Note 1 of Quanta Services, Inc. financial statements included elsewhere herein.

  Prior to the closing of the transaction noted above, the Company made a Sub S distribution of approximately $2.0 million representing substantially all of the previously-taxed undistributed earnings through December 31, 1997. The Company funded the distribution through borrowings.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Spalj Construction Company:

We have audited the accompanying balance sheet of Spalj Construction Company (a Minnesota Subchapter S Corporation) as of December 31, 1997, and the related statements of operations, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spalj Construction Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 1, 1998

                           SPALJ CONSTRUCTION COMPANY

                                 BALANCE SHEET

                    (in thousands, except share information)

                                                                    Pro Forma
                                                      December 31, December 31,
                                                          1997       1997(1)
                       ASSETS                         ------------ ------------
CURRENT ASSETS:
  Cash and cash equivalents..........................   $ 3,251      $ 3,251
  Accounts receivable--
    Trade, net of allowance of $100..................     2,788        2,788
    Retainage........................................     1,429        1,429
  Note receivable due from affiliate.................       125          125
  Costs and estimated earnings in excess of billings
   on uncompleted contracts..........................       556          556
  Prepaid expenses and other current assets..........       262          262
                                                        -------      -------
    Total current assets.............................     8,411        8,411
PROPERTY AND EQUIPMENT, net..........................     2,349        2,349
                                                        -------      -------
    Total assets.....................................   $10,760      $10,760
                                                        =======      =======
        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses..............   $ 1,947      $ 5,526
  Billings in excess of costs and estimated earnings
   on uncompleted contracts..........................       142          142
                                                        -------      -------
    Total current liabilities........................     2,089        5,668
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 400 shares authorized,
   62 shares issued and outstanding..................        21           21
  Additional paid-in capital.........................       226          226
  Retained earnings..................................     8,424        4,845
                                                        -------      -------
    Total shareholders' equity.......................     8,671        5,092
                                                        -------      -------
    Total liabilities and shareholders' equity.......   $10,760      $10,760
                                                        =======      =======

--------
(1) The pro forma balance sheet column presented reflects the impact of Subchapter S Corporation distributions. See Note 12 for further discussion.


    The accompanying notes are an integral part of this financial statement.

                           SPALJ CONSTRUCTION COMPANY

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                 (in thousands)

REVENUES............................................................... $21,492
COST OF SERVICES, including depreciation...............................  15,099
                                                                        -------
  Gross profit.........................................................   6,393
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........................   1,145
                                                                        -------
  Income from operations...............................................   5,248
OTHER INCOME (EXPENSE), net............................................     115
                                                                        -------
INCOME BEFORE PROVISION FOR INCOME TAXES...............................   5,363
PROVISION FOR INCOME TAXES.............................................      14
                                                                        -------
NET INCOME............................................................. $ 5,349
                                                                        =======




    The accompanying notes are an integral part of this financial statement.

                           SPALJ CONSTRUCTION COMPANY

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                 (in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................................... $ 5,349
 Adjustments to reconcile net income to net cash provided by operating activities--
  Depreciation and amortization.......................................     537
  Loss on sale of property and equipment..............................      13
  Changes in operating assets and liabilities-
   Decrease (increase) in--
   Accounts receivable................................................  (2,205)
   Note receivable due from affiliate.................................     125
   Costs and estimated earnings in excess of billings on uncompleted
    contracts.........................................................    (446)
   Prepaid expenses and other current assets..........................    (183)
   Increase (decrease) in--
   Accounts payable and accrued expenses..............................   1,295
   Billings in excess of costs and estimated earnings on uncompleted
    contracts.........................................................    (333)
                                                                       -------
    Net cash provided by operating activities.........................   4,152
                                                                       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment........................      16
  Additions of property and equipment.................................    (981)
  Other...............................................................      19
                                                                       -------
    Net cash used in investing activities.............................    (946)
                                                                       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders.......................................  (3,852)
                                                                       -------
    Net cash used in financing activities.............................  (3,852)
                                                                       -------
NET DECREASE IN CASH AND CASH EQUIVALENTS.............................    (646)
CASH AND CASH EQUIVALENTS, beginning of year..........................   3,897
                                                                       -------
CASH AND CASH EQUIVALENTS, end of year................................ $ 3,251
                                                                       =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid................................................... $     3
                                                                       =======
  Interest paid....................................................... $    --
                                                                       =======

    The accompanying notes are an integral part of this financial statement.

                           SPALJ CONSTRUCTION COMPANY

                       STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                    (in thousands, except share information)

                                Common Stock  Additional               Total
                                -------------  Paid-In   Retained  Shareholders'
                                Shares Amount  Capital   Earnings     Equity
                                ------ ------ ---------- --------  -------------
BALANCE, December 31, 1996.....   62    $21      $226    $ 6,927      $ 7,174
  Net income...................   --     --        --      5,349        5,349
  Distributions to
   shareholders................   --     --        --     (3,852)      (3,852)
                                 ---    ---      ----    -------      -------
BALANCE, December 31, 1997.....   62    $21      $226    $ 8,424      $ 8,671
                                 ===    ===      ====    =======      =======




    The accompanying notes are an integral part of this financial statement.

                           SPALJ CONSTRUCTION COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Spalj Construction Company (the Company), a Minnesota Subchapter S Corporation located in Deerwood, Minnesota, is primarily engaged in the installation of telephone fiber optic lines and buried cables in the continental United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts when collection is considered doubtful.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense was approximately $537,000 for the year ended December 31, 1997.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over its estimated life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Revenue Recognition

  The Company generally recognizes revenue as services are performed. The Company's contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered. Measurement is typically in terms of units installed or some other measure of progress. Revenues are recognized using the percentage-of-completion method measured by the percentage of costs incurred to date to the total estimated costs for each contract. Contract costs include all direct material, direct labor, subcontract costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to contract costs and income. The resulting effects are recognized in the period in which the revisions are determined.

                           SPALJ CONSTRUCTION COMPANY

  Accounts receivable billed but not paid by customers pursuant to contract retainage provisions is due upon completion of the contract and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance as of the balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  As provided in its contracts, the Company generally warrants labor for the first year after completion and acceptance of the work by the customer. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

 Income Taxes

  The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 8 for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncement

  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                           SPALJ CONSTRUCTION COMPANY

3. PROPERTY AND EQUIPMENT:

  Property and equipment consist of the following as of December 31, 1997 (in thousands):

                                                            Estimated
                                                           Useful Lives
                                                             in Years
                                                           ------------
      Buildings and leasehold improvements................    7-31.5    $  115
      Operating equipment and vehicles....................       3-7     5,375
      Office equipment, furniture and fixtures............         7       154
                                                                        ------
                                                                         5,644
      Less--Accumulated depreciation and amortization.....              (3,295)
                                                                        ------
        Property and equipment, net.......................              $2,349
                                                                        ======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses consist of the following as of December 31, 1997 (in thousands):

      Accounts payable, trade........................................... $1,711
      Accrued compensation and other expenses...........................    236
                                                                         ------
                                                                         $1,947
                                                                         ======

  Contracts in progress are as follows as of December 31, 1997 (in thousands):

      Costs incurred on contracts in progress......................... $6,761
      Estimated earnings, net of losses...............................  1,733
                                                                       ------
                                                                        8,494
      Less--Billings to date..........................................  8,080
                                                                       ------
                                                                       $  414
                                                                       ======
      Costs and estimated earnings in excess of billings on
       uncompleted contracts.......................................... $  556
      Less--Billings in excess of costs and estimated earnings on
       uncompleted contracts..........................................   (142)
                                                                       ------
                                                                       $  414
                                                                       ======

5. LEASES:

 Operating Leases

  The Company rents various pieces of equipment and warehouse space near its job sites under several operating lease agreements on a month-to-month basis. The rent paid under these lease agreements was approximately $198,000 for the year ended December 31, 1997.

  The Company also leases certain management vehicles on a longer-term basis. The total future minimum lease payments under these noncancelable operating leases are $12,000 for 1998.

                           SPALJ CONSTRUCTION COMPANY

6. INCOME TAXES:

  According to the Internal Revenue Service, certain S Corporations are responsible for a tax on the "built-in gain" realized on the sale of an asset that existed at the time a company changes its status from a C Corporation. The Company had previously elected S Corporation status effective April 1, 1994. Of the Company's provision for income taxes for the year ended December 31, 1997, $9,000 is a result of these taxes, and the remaining $5,000 relates to tax imposed by certain states in which the Company does business.

7. RELATED-PARTY TRANSACTIONS:

  During 1997, the Company leased building and yard space located in Deerwood, Minnesota, from certain Company shareholders for $60,000. During 1998, the Company extended this lease agreement to December 31, 1998 for an additional annual rate of $60,000.

  At December 31, 1997, an affiliate was indebted to the Company for a note receivable of approximately $125,000. The note receivable is due on demand with interest calculated at the prime rate. Interest income from this note totaled approximately $9,000 during the year ended December 31, 1997.

  At December 31, 1997, the Company's cash and cash equivalents were deposited in a financial institution controlled by certain shareholders.

  During 1997, the Company charged approximately $93,000 to an affiliated company controlled by certain Company shareholders for various office, administrative and other costs. At December 31, 1997, approximately $53,000 was due to the Company related to such charges and was included in prepaid expenses and other current assets in the accompanying balance sheet.

8. EMPLOYEE BENEFIT PLAN:

  The Company has a self-funded medical plan covering substantially all employees. The Company is responsible for all family claims paid in the plan year up to a specific stop-loss amount of $10,000 per family. Aggregate excess coverage is purchased to protect the Company for claims above the self-funded limit. The financial statements reflect an estimated accrued liability for outstanding claims.

  The Company has a 401(k) plan and profit-sharing plan covering substantially all employees. Participant contributions to the 401(k) plan are limited to 17 percent of total compensation paid to participants during the plan year. The Company may also make discretionary contributions up to a maximum of $2,000 for each participant. Contributions to the plan were approximately $73,000 for the year ended December 31, 1997.

                           SPALJ CONSTRUCTION COMPANY

9. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair values.

10. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy.

11. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to four major customers (comprising approximately 19 percent, 16 percent, 13 percent and 12 percent, respectively) during the year ended December 31, 1997.

  The Company grants credit, generally without collateral, to its customers which include telecommunication companies, utilities and municipalities located primarily in the Midwestern, Central and Southern regions of the United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the Midwestern, Central and Southern regions of the United States. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

12. SUBSEQUENT EVENT:

  In January 1998, the Company made cash distributions to shareholders of approximately $3,579,000 funded through its operations. Had this transaction been recorded at December 31, 1997, the effect on the accompanying balance sheet would be an increase in liabilities of $3,579,000 and a decrease in shareholders' equity of $3,579,000.

13. SUBSEQUENT EVENTS TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  On May 5, 1998, the Company was acquired by Quanta Services, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Underground Construction Co., Inc.:

We have audited the accompanying balance sheet of Underground Construction Co., Inc. (a California Subchapter S Corporation) as of December 31, 1997, and the related statements of operations, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Underground Construction Co., Inc., as of December 31, 1997, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

S. J. Gallina & Co., LLP

Walnut Creek, California
February 23, 1998

                       UNDERGROUND CONSTRUCTION CO., INC.

                                 BALANCE SHEETS
                    (in thousands, except share information)

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $   278      $   859
  Marketable securities...............................       216          249
  Accounts receivable--
    Trade, net of allowance of $135...................    11,627        8,759
    Retainage.........................................     1,764        1,994
    Other receivables.................................       112          150
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     1,645          854
  Prepaid expenses and other current assets...........       105          116
                                                         -------      -------
      Total current assets............................    15,747       12,981
PROPERTY AND EQUIPMENT, net...........................     5,604        5,486
CASH SURRENDER VALUE OF LIFE INSURANCE................       748          773
                                                         -------      -------
      Total assets....................................   $22,099      $19,240
                                                         =======      =======
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt................   $   202      $   114
  Current maturities of capital lease obligations.....       422          214
  Bank line of credit.................................       700          --
  Accounts payable and accrued expenses...............     7,827        4,967
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................     1,688        1,558
                                                         -------      -------
      Total current liabilities.......................    10,839        6,853
LONG-TERM DEBT, net of current maturities.............       217          468
LONG-TERM CAPITAL LEASE OBLIGATIONS, net of current
 maturities...........................................       768          823
COMMITMENTS AND CONTINGENCIES.........................       --           --
                                                         -------      -------
      Total liabilities...............................    11,824        8,144
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 100,000 shares
   authorized, 42,983 shares issued and outstanding at
   December 31, 1997 and 40,923 shares issued and
   outstanding at June 30, 1998.......................        43           41
  Paid-in capital.....................................     2,943        2,802
  Accumulated other comprehensive income..............       135          154
  Notes receivable from shareholders for purchase of
   common stock.......................................      (577)        (377)
  Retained earnings...................................     7,731        8,476
                                                         -------      -------
      Total shareholders' equity......................    10,275       11,096
                                                         -------      -------
      Total liabilities and shareholders' equity......   $22,099      $19,240
                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                       UNDERGROUND CONSTRUCTION CO., INC.

                            STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                Six Months
                                                                   Ended
                                                  Year Ended      June 30
                                                 December 31, ----------------
                                                     1997      1997     1998
                                                 ------------ -------  -------
                                                                (unaudited)
REVENUES........................................   $48,478    $16,920  $25,345
COST OF SERVICES, including depreciation........    40,858     15,113   21,582
                                                   -------    -------  -------
    Gross profit................................     7,620      1,807    3,763
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....     4,152      1,781    1,680
                                                   -------    -------  -------
    Income from operations......................     3,468         26    2,083
OTHER INCOME (EXPENSE), net:
  Interest expense..............................      (225)       (96)     (98)
  Other, net....................................       365         92      312
                                                   -------    -------  -------
    Other income (expense), net.................       140         (4)     214
                                                   -------    -------  -------
INCOME BEFORE PROVISION FOR INCOME TAXES........     3,608         22    2,297
PROVISION FOR INCOME TAXES......................       103          1      156
                                                   -------    -------  -------
NET INCOME......................................   $ 3,505    $    21  $ 2,141
                                                   =======    =======  =======




   The accompanying notes are an integral part of these financial statements.

                       UNDERGROUND CONSTRUCTION CO., INC.

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                 Six Months
                                                                    Ended
                                                   Year Ended     June 30,
                                                  December 31, ----------------
                                                      1997      1997     1998
                                                  ------------ -------  -------
                                                                 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................    $ 3,505    $    21  $ 2,141
  Adjustments to reconcile net income to net
   cash provided by operating activities--
    Depreciation and amortization...............      1,073        506      550
    Gain on sale of property and equipment......        (19)       (16)    (210)
    Changes in operating assets and
     liabilities--
    Decrease (increase) in--
      Accounts receivable.......................     (7,603)       (68)   2,696
      Costs and estimated earnings in excess of
       billings on uncompleted contracts........        (53)      (408)     791
      Prepaid expenses and other current
       assets...................................         88        146      (11)
      Cash surrender value of life insurance....       (119)       --       (25)
    Increase (decrease) in--
      Accounts payable and accrued expenses.....      3,871        328   (1,844)
      Billings in excess of costs and estimated
       earnings on uncompleted contracts........        999         39     (129)
                                                    -------    -------  -------
        Net cash provided by operating
         activities.............................      1,742        548    3,959
                                                    -------    -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..         66         30      216
  Additions of property and equipment...........       (462)      (205)     (77)
  Purchase of marketable securities.............         (4)        (3)     (14)
  Proceeds from shareholder notes...............        142         87      200
  Other, net....................................          5        (22)    (102)
                                                    -------    -------  -------
        Net cash provided by (used in) investing
         activities.............................       (253)      (113)     223
                                                    -------    -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments made to acquire common stock.........     (2,048)    (2,048)    (559)
  Payments of long-term debt and capital lease
   obligations..................................       (722)      (330)    (345)
  Net borrowings (repayments) under bank line of
   credit.......................................        700      1,000     (700)
  Distributions to shareholders.................     (1,166)      (680)  (1,997)
                                                    -------    -------  -------
        Net cash used in financing activities...     (3,236)    (2,058)  (3,601)
                                                    -------    -------  -------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS....................................     (1,747)    (1,623)     581
CASH AND CASH EQUIVALENTS, beginning of period..      2,025      2,025      278
                                                    -------    -------  -------
CASH AND CASH EQUIVALENTS, end of period........    $   278    $   402  $   859
                                                    =======    =======  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
    Income taxes paid...........................    $    11    $     3  $   121
    Interest paid...............................    $   218    $    96  $   102

   The accompanying notes are an integral part of these financial statements.

                       UNDERGROUND CONSTRUCTION CO., INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (in thousands, except share information)

                                                             Accumulated     Notes
                          Common Stock                          Other      Receivable      Total
                          -------------- Paid-in  Retained  Comprehensive     From     Stockholders'
                          Shares  Amount Capital  Earnings     Income     Shareholders    Equity
                          ------  ------ -------  --------  ------------- ------------ -------------
BALANCE, December 31,
 1996...................  49,783   $50   $3,109   $ 7,507       $107         $(280)       $10,493
 Net income.............     --    --       --      3,505        --            --           3,505
 Distributions to
  shareholders..........     --    --       --     (1,845)       --            --          (1,845)
 Redemption of stock....  (8,800)   (9)    (603)   (1,436)       --            --          (2,048)
 Issuance of stock......   2,000     2      437       --         --           (439)           --
 Change in market value
  of securities.........     --    --       --        --          28           --              28
 Payments received on
  notes receivable......     --    --       --        --         --            142            142
                          ------   ---   ------   -------       ----         -----        -------
BALANCE, December 31,
 1997...................  42,983    43    2,943     7,731        135          (577)        10,275
 Net income
  (unaudited)...........     --    --       --      2,141        --            --           2,141
 Distributions to
  shareholders
  (unaudited)...........     --    --       --       (980)       --            --            (980)
 Redemption of stock
  (unaudited)...........  (2,060)   (2)    (141)     (416)       --            --            (559)
 Change in market value
  of securities
  (unaudited)...........     --    --       --        --          19           --              19
 Payments received on
  notes receivable
  (unaudited)...........     --    --       --        --         --            200            200
                          ------   ---   ------   -------       ----         -----        -------
BALANCE, June 30, 1998
 (unaudited)............  40,923   $41   $2,802   $ 8,476       $154         $(377)       $11,096
                          ======   ===   ======   =======       ====         =====        =======




   The accompanying notes are an integral part of these financial statements.

                       UNDERGROUND CONSTRUCTION CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Underground Construction Co., Inc. (the Company), a California Subchapter S Corporation located in Benicia, California, is primarily engaged in various types of construction projects. The Company performs its contract work under fixed-fee, unit price and cost-plus contracts with contract terms generally ranging from one month to one year. The Company performs the majority of its work in California, Texas and Oregon.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1997 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Supplemental Cash Flow Information

  The Company had noncash investing activities of approximately $1,132,000, $654,000 and $361,000 related to property and equipment during the year ended December 31, 1997, and the six months ended June 30, 1997 and June 30, 1998, respectively. The Company also had noncash investing and financing activities of approximately $439,000 related to issuance of common stock during the year ended December 31, 1997.

 Marketable Securities

  The Company's marketable securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in shareholders' equity. Aggregate cost, gross unrealized holding gains and gross unrealized holding losses were approximately $81,000, $140,000 and $5,000, respectively, at December 31, 1997. Unrealized gains of approximately $28,000, $13,000 and $19,000 were recorded during the year ended December 31, 1997, and the six months ended June 30, 1997 and June 30, 1998, respectively. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income. The costs of securities sold are based on the specific identification method. Interest and dividends from these securities are included in other income.

                       UNDERGROUND CONSTRUCTION CO., INC.

 Accounts Receivable and Provision for Doubtful Accounts

  The Company provides an allowance for doubtful accounts based upon the level of total accounts receivable balances.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Building improvements are capitalized and depreciated over the estimated useful life of the building. Depreciation expense was approximately $1,073,000, $506,000 and $550,000 for the year ended December 31, 1997, and the six months ended June 30, 1997 and June 30, 1998, respectively.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over its estimated life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Revenue Recognition

  The Company generally recognizes revenue as services are performed. The Company's contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered. Revenues are recognized using the percentage-of-completion method measured by the percentage of costs incurred to date to the total estimated costs for each contract. Contract costs include all direct material, direct labor, subcontract costs and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to contract costs and income. The resulting effects are recognized in the period in which the revisions are determined.

  Accounts receivable billed but not paid by customers pursuant to contract retainage provisions are due upon completion of the contract and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance as of the balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Warranty Costs

  As provided in its contracts, the Company generally warrants labor for the first year after completion and acceptance of the work by the customer. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

                       UNDERGROUND CONSTRUCTION CO., INC.

 Income Taxes

  The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Reference is made to the "Revenue Recognition" and "Warranty Costs" sections of this footnote for discussion of certain estimates reflected in the Company's financial statements.

 New Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in 1998.

  In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity, which are excluded from net income. See
Note 13 for other comprehensive income.

3. PROPERTY AND EQUIPMENT:

  Property and equipment as of December 31, 1997, consist of the following (in thousands):

                                                            Estimated
                                                           Useful Lives
                                                             in Years
                                                           ------------
   Land...................................................      --      $   767
   Buildings and building improvements....................    10-25       2,824
   Operating equipment and vehicles.......................     5-10      13,026
   Office equipment, furniture and fixtures...............      3-7         683
                                                                        -------
                                                                         17,300
   Less--Accumulated depreciation.........................              (11,696)
                                                                        -------
   Property and equipment, net............................              $ 5,604
                                                                        =======

                       UNDERGROUND CONSTRUCTION CO., INC.

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses as of December 31, 1997, consist of the following (in thousands):

   Accounts payable, trade.......................................     $ 4,518
   Accrued compensation and other expenses.......................       3,309
                                                                      -------
                                                                      $ 7,827
                                                                      =======

  Contracts in progress as of December 31, 1997, are as follows (in thousands):

   Costs incurred on contracts in progress.......................     $38,367
   Estimated earnings, net of losses.............................       4,865
                                                                      -------
                                                                       43,232
   Less--Billings to date........................................     (43,275)
                                                                      -------
                                                                      $   (43)
                                                                      =======
   Costs and estimated earnings in excess of billings on uncom-
    pleted contracts.............................................     $ 1,645
   Less--Billings in excess of costs and estimated earnings on
    uncompleted contracts........................................      (1,688)
                                                                      -------
                                                                      $   (43)
                                                                      =======

5. DEBT:

  The Company has a $3,000,000 line of credit with a bank, bearing interest at the bank's prime rate (8.5 percent at December 31, 1997), of which $700,000 and $0 was outstanding as of December 31, 1997, and June 30, 1998, respectively. The line of credit expires June 1, 1999, and is secured by personal guarantees of certain officers and directors of the Company. Commitment fees of approximately $8,000 and $7,500 were charged on this line of credit during the year ended December 31, 1997, and the six months ended June 30, 1998, respectively. The Company also has a $500,000 standby letter of credit with a bank supported by an unsecured promissory note. As of December 31, 1997, and June 30, 1998, there was no outstanding balance under this letter of credit.

  The loan agreement covering the line of credit contains various covenants which, among other things, limit the Company's ability to incur additional indebtedness and require the Company to maintain a minimum tangible net worth of not less than $6.5 million as of December 31, 1997. The Company is also to maintain a ratio of current assets to current liabilities of not less than 1.25 to 1.00 and other various coverage ratios.

  The Company's long-term debt obligations as of December 31, 1997, consist of the following (in thousands):

   Notes payable to third parties due in monthly installments through
    2001; interest ranging from 7.01% to 8.75%; collateralized by equipment............................................................ $419
   Less--Current maturities.............................................. (202)
                                                                          ----
       Total long-term debt.............................................. $217
                                                                          ====

                       UNDERGROUND CONSTRUCTION CO., INC.

  The maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

   1998.................................................................... $202
   1999....................................................................  118
   2000....................................................................   91
   2001....................................................................    8

6. LEASES:

  The Company leases certain vehicles under capital leases, and the leased assets are included as part of property and equipment, net. Details of the capital leased assets as of December 31, 1997, are as follows (in thousands):

   Vehicles............................................................. $1,800
   Less--Accumulated depreciation.......................................   (481)
                                                                         ------
       Net capital leased assets........................................ $1,319
                                                                         ======

  Future minimum lease payments under the capital leases as of December 31, 1997, are as follows (in thousands):

   1998................................................................. $  507
   1999.................................................................    384
   2000.................................................................    318
   2001.................................................................    145
   2002.................................................................      5
                                                                         ------
       Total minimum lease payments.....................................  1,359
   Less--Amounts representing interest..................................   (169)
                                                                         ------
     Present value of minimum lease payments............................  1,190
   Less--Current portion................................................   (422)
                                                                         ------
     Long-term obligation............................................... $  768
                                                                         ======

7. INCOME TAXES:

  Federal and state income taxes as of December 31, 1997, are as follows (in thousands):

   Current--
     Federal............................................................... $  1
     State.................................................................  102
                                                                            ----
                                                                            $103
                                                                            ====

  As a result of the Company's S Corporation status, the only corporate-level taxes for the year ended December 31, 1997, are built-in gains taxes on property dispositions, the 1.5 percent California surtax on California-apportioned income and other non-California state taxes. Of the Company's provision for income taxes for the year ended December 31, 1997, approximately $47,000 relates to taxes imposed on California-apportioned income, $55,000 relates to taxes imposed by certain states in which the Company does business and the remaining $1,000 relates to the built-in gains tax.

                       UNDERGROUND CONSTRUCTION CO., INC.

8. RELATED-PARTY TRANSACTIONS:

  The Company and its shareholders have an agreement which describes procedures for transfer of the Company's common stock due to termination of active employment, retirement, death or other occasion. The Company and its employee benefit trusts have first priority for the purchase of shares tendered by a shareholder in such instances. If the Company and its employees benefit trusts do not accept such offer, the remaining shareholders may purchase all or part of the offered shares. The methodology for determining the purchase price is set forth in the agreement.

  The Company holds unsecured notes receivable due from shareholders for purchase of common stock. These notes receivable bear interest at 5.0 percent to 7.0 percent and are due in installments through January 2006.

  During the year ended December 31, 1997, bonuses to shareholders totaled approximately $899,000, of which approximately $599,000 is included in accrued expenses at December 31, 1997.

  Accrued shareholder distributions of approximately $1,017,000 are included in accrued expenses at December 31, 1997.

  Personal guarantees of certain officers and directors of the Company secure the line of credit discussed in Note 5.

9. EMPLOYEE BENEFIT PLAN:

  The Company has a defined contribution plan covering full-time employees with two or more years of service which is funded entirely by the Company. Contributions to the plan for the year ended December 31, 1997, were approximately $791,000. All contributions are fully vested. As of December 31, 1997, there is no unfunded vested liability. The Company owes the plan approximately $62,000 at December 31, 1997.

10. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash and cash equivalents, marketable securities, accounts receivable, notes receivable, a line of credit, accounts payable and debt. The Company believes that the carrying values of these instruments on the accompanying balance sheets approximates their fair values.

11. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                       UNDERGROUND CONSTRUCTION CO., INC.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy.

12. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to two major customers (comprising approximately 33 percent and 16 percent of total sales) during the year ended December 31, 1997 and to two major customers (comprising approximately 25 percent and 23 percent of total sales) during the six months ended June 30, 1998.

  The Company grants credit, generally without collateral, to its customers, which include national industrial or commercial enterprises or regional utilities located primarily in the Western United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within these regions. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

13. COMPREHENSIVE INCOME:

  Comprehensive income for the six months ended June 30, 1998 consists of the following (in thousands):

   Net income........................................................... $2,141
   Unrealized gains on marketable securities............................     19
                                                                         ------
                                                                         $2,160
                                                                         ======

14. SUBSEQUENT EVENTS:

  On January 1,1998, the Company redeemed 2,060 shares of common stock for $559,000.

15. SUBSEQUENT EVENTS TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  The Company paid shareholder distributions of approximately $342,000 and $638,000 on April 15, 1998 and June 9, 1998, respectively.

  On August 4, 1998, the Company was acquired by Quanta Services, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Sumter Builders, Inc.:

We have audited the accompanying balance sheet of Sumter Builders, Inc. (a South Carolina corporation) as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sumter Builders, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Columbia, South Carolina
March 23, 1998

                             SUMTER BUILDERS, INC.

                                 BALANCE SHEETS
                    (in thousands, except share information)

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................   $ 1,053      $   904
  Contract receivables................................     2,360        3,196
  Costs and estimated earnings in excess of billings
   on contracts in progress...........................     2,476        1,641
  Prepaid expenses....................................         3           11
                                                         -------      -------
    Total current assets..............................     5,892        5,752
                                                         -------      -------
PROPERTY AND EQUIPMENT:
  Cost................................................    14,104       14,455
  Less--Accumulated depreciation......................   (10,539)     (11,198)
                                                         -------      -------
    Net property and equipment........................     3,565        3,257
                                                         -------      -------
OTHER ASSETS:
  Due from officers and employees.....................        93           98
  Cash surrender value of life insurance..............        62           62
  Investments.........................................     1,534        1,094
                                                         -------      -------
    Total other assets................................     1,689        1,254
                                                         -------      -------
    Total assets......................................   $11,146      $10,263
                                                         =======      =======
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accrued expenses....................................   $   956      $   738
  Accounts payable....................................       734          594
  Billings in excess of costs and estimated earnings
   on contracts in progress...........................       295            8
  Current maturities of long-term debt and capital
   lease obligations..................................       527          756
                                                         -------      -------
    Total current liabilities.........................     2,512        2,096
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS..........       801          662
DEFERRED COMPENSATION.................................        83           64
POSTRETIREMENT BENEFITS...............................       678          666
                                                         -------      -------
    Total liabilities.................................     4,074        3,488
                                                         -------      -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 60,000 shares
   authorized, 1,632 shares issued and outstanding in
   1997 and 1998, respectively........................         2            2
  Additional paid-in capital..........................       557          557
  Retained earnings...................................     6,358        5,947
  Unrealized holding gain, net........................       155          269
                                                         -------      -------
    Total stockholders' equity........................     7,072        6,775
                                                         -------      -------
    Total liabilities and stockholders' equity........   $11,146      $10,263
                                                         =======      =======

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             SUMTER BUILDERS, INC.

                            STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                             Six Months Ended
                                                 Year Ended      June 30,
                                                December 31, -----------------
                                                    1997      1997      1998
                                                ------------ -------- --------
                                                               (unaudited)
REVENUES.......................................   $22,445    $ 9,749  $ 13,556
COST OF SERVICES (including depreciation)......    19,131      8,184    11,745
                                                  -------    -------  --------
    Gross profit...............................     3,314      1,565     1,811
                                                  -------    -------  --------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...     2,150        783       953
                                                  -------    -------  --------
    Income from operations.....................     1,164        782       858
                                                  -------    -------  --------
OTHER INCOME (EXPENSE):
  Interest expense.............................       (86)       (36)      (62)
  Interest and dividends.......................       112         62        33
  Gain on sale of investments..................       144         44       --
  Gain on sale of property and equipment.......       171        159        16
  Miscellaneous................................       109        101         8
                                                  -------    -------  --------
    Total other income (expense)...............       450        330        (5)
                                                  -------    -------  --------
NET INCOME.....................................   $ 1,614    $ 1,112  $    853
                                                  =======    =======  ========



  The accompanying notes to financial statements are an integral part of these statements.

                             SUMTER BUILDERS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                            Six Months Ended
                                                Year Ended      June 30,
                                               December 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------  --------
                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................   $ 1,614    $  1,112  $    853
  Adjustments to reconcile net income to net
   cash provided by operating activities--
    Depreciation..............................     1,485         615       759
    Gain on sale of property and equipment....      (171)       (159)      (16)
    Gain on sale of investments...............      (144)        (44)      --
    Change in assets and liabilities:
      Contract receivables....................        85         321      (836)
      Costs and estimated earnings in excess
       of billings on contracts in progress...    (1,821)       (519)      835
      Prepaid expenses........................        (1)        --         (8)
      Due from officers and employees.........       (71)        (19)       (5)
      Cash surrender value of life insurance..         9         --        --
      Accrued expenses........................       241        (377)     (218)
      Accounts payable........................       232          53      (140)
      Billings in excess of costs and
       estimated earnings on contracts in
       progress...............................       127        (110)     (287)
      Deferred compensation...................       (77)        --        (19)
      Postretirement benefits.................       (11)        --        (12)
                                                 -------    --------  --------
        Net cash provided by operating
         activities...........................     1,497         873       906
                                                 -------    --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.........    (1,320)       (660)     (451)
  Proceeds from sale of property and
   equipment..................................       222         159        16
  Proceeds from sale of investments...........     1,394         528       754
  Additions to investments....................      (928)       (452)     (200)
                                                 -------    --------  --------
        Net cash used in investing
         activities...........................      (632)       (425)      119
                                                 -------    --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt....       --          --        397
  Principal payments on long-term debt and
   capital lease obligations..................      (328)       (136)     (307)
  Cash dividends paid.........................    (1,017)       (931)   (1,264)
                                                 -------    --------  --------
        Net cash used in financing
         activities...........................    (1,345)     (1,067)   (1,174)
                                                 -------    --------  --------
NET DECREASE IN CASH AND CASH EQUIVALENTS.....      (480)       (619)     (149)
                                                 -------    --------  --------
Cash and cash equivalents, beginning of
 period.......................................     1,533       1,533     1,053
                                                 -------    --------  --------
Cash and cash equivalents, end of period......   $ 1,053    $    914  $    904
                                                 =======    ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION--
  Cash paid during the year for interest......   $    93    $     36  $     62
  Purchase of property and equipment through
   the issuance of capital lease obligations..       747         --        213

  The accompanying notes to financial statements are an integral part of these statements.

                             SUMTER BUILDERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    (in thousands, except share information)

                           Common Stock   Additional           Unrealized
                         ----------------  Paid-in   Retained   Holding
                         Shares Par Value  Capital   Earnings  Gain, Net   Total
                         ------ --------- ---------- --------  ---------- -------
BALANCE, December 31,
 1996................... 1,632    $  2       $557    $ 5,761      $ 55    $ 6,375
  Dividends paid........   --      --         --      (1,017)      --      (1,017)
  Net income............   --      --         --       1,614       --       1,614
  Change in unrealized
   holding gain, net....   --      --         --           0       100        100
                         -----    ----       ----    -------      ----    -------
BALANCE, December 31,
 1997................... 1,632       2        557      6,358       155      7,072
                         =====    ====       ====    =======      ====    =======
  Dividends paid
   (unaudited)..........   --      --         --      (1,264)      --      (1,264)
  Net Income
   (unaudited)..........   --      --         --         853       --         853
  Change in unrealized
   holding gain, net
   (unaudited)..........   --      --         --         --        114        114
                         -----    ----       ----    -------      ----    -------
BALANCE, June 30, 1998
 (unaudited)............ 1,632    $  2       $557    $ 5,947      $269    $ 6,775
                         =====    ====       ====    =======      ====    =======




  The accompanying notes to financial statements are an integral part of these statements.

                             SUMTER BUILDERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Operation

  Sumter Builders, Inc. (the Company), incorporated in 1935, constructs electrical substations, installs transmission and distribution lines and provides maintenance services for existing power distribution lines. The Company provides its services primarily to utility companies located in the Southeastern United States.

 Revenue and Cost Recognition

  Revenues from long-term fixed price construction contracts are recognized by the percentage of completion method. The percentages of completion are determined by relating actual cost of work performed to date to the estimated total cost of the respective contracts.

  Generally, profits from short-term cost plus and unit price contracts are recognized upon substantial completion of each contract. The substantial completion requirement is deemed to have been met when such contracts have been accepted by the owner(s).

  At the time a loss on a contract becomes known, the full amount of the estimated loss is accrued.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand, cash in banks and all highly liquid debt instruments with an original maturity of three months or less.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided primarily using accelerated methods based on the estimated useful lives of the assets, which generally range from 5 to 31 1/2 years.

 Investments

  Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires debt and equity securities to be classified according to the Company's investment strategy. The classifications are held-to-maturity, available-for-sale and trading.

  The Company's investments are held for an indefinite period and are classified as available-for-sale as defined by SFAS No. 115. These investments are stated at market value with the difference between cost and market classified as unrealized holding gain or loss as part of stockholders' equity. During 1997, an increase in the value of the investments resulted in unrealized gains of $100,246. The net increase in unrealized gains resulted in the unrealized holding gain, net reported in stockholders' equity of $155,528 at December 31, 1997. The Company's investments had an aggregate fair value and cost basis of $1,533,667 and $1,378,139 at December 31, 1997, respectively.

                             SUMTER BUILDERS, INC.

  As of December 31, 1997, the Company's investments are primarily in equity securities. These investments are classified as long-term investments in the accompanying balance sheet.

 Income Taxes

  The Company elected to include its taxable income with that of its stockholders (an S Corporation election) effective January 1, 1983. Accordingly, the accompanying financial statements do not include a provision for income taxes.

 Postretirement Benefits Other Than Pensions

  In 1995, the Company adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The statement requires employers to accrue the cost of postretirement benefits during the employees' careers with the Company based on actuarially determined costs from the date of hire to the full eligibility date of employees who are expected to qualify for benefits. In applying the provisions of this statement, the Company recognized the accumulated postretirement benefit obligation as of the beginning of 1995 of $637,367 as a change in accounting principle.

  Postretirement benefits other than pensions consist of certain health care and life insurance benefits provided to a group of retired employees.

  For purposes of measuring the expected postretirement obligation, a 6 percent annual rate of increase in the per capita claims cost was assumed for 1997. This rate is assumed to remain at 6 percent. The discount rate used in determining the accumulated postretirement benefit obligation was 8 percent.

  If the health care cost trend rate were increased by 1 percent, the accumulated postretirement benefit obligation as of the end of 1997 would have been increased by $65,972. The service cost and interest cost for 1997 would have been unchanged.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             SUMTER BUILDERS, INC.

2. PROPERTY AND EQUIPMENT:

  At December 31, 1997, property and equipment consist of the following (in thousands):

                                                                         1997
                                                                       --------
   Autos and trucks................................................... $  9,405
   Heavy equipment....................................................    3,124
   Computer equipment.................................................      129
   Leasehold improvements.............................................      157
   Office and other buildings.........................................      298
   Land...............................................................      123
   Office equipment...................................................       92
   Warehouse and shops................................................       29
   Equipment under capital leases.....................................      747
                                                                       --------
                                                                         14,104
   Less--Accumulated depreciation.....................................  (10,539)
                                                                       --------
                                                                       $  3,565
                                                                       ========

3. COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS:

  Information related to contracts in progress at December 31, 1997, is presented below (in thousands):

                                                                         1997
                                                                        -------
Costs incurred on contracts in progress................................ $35,319
Estimated profit earned to date........................................   1,397
                                                                        -------
                                                                         36,716
Less--Billings to date on contracts in progress........................ (34,535)
                                                                        -------
                                                                        $ 2,181
                                                                        =======

  These amounts (in thousands) are included in the accompanying balance sheets under the following captions:

                                                                        1997
                                                                       ------
Costs and estimated earnings in excess of billings on contracts in progress............................................................. $2,476
Billings in excess of costs and estimated earnings on contracts in
 progress.............................................................   (295)
                                                                       ------
                                                                       $2,181
                                                                       ======

  Contract receivables at December 31, 1997, are as follows (in thousands):

                                                                           1997
                                                                          ------
Due currently............................................................ $2,220
Retainage................................................................    140
                                                                          ------
                                                                          $2,360
                                                                          ======

                             SUMTER BUILDERS, INC.

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

  Long-term debt consists of the following at December 31, 1997 (in thousands):

                                                                           1997
                                                                           ----
Note payable to bank, monthly payments of $12 with a maturity of January
 2000, interest rate is prime rate (8.5% at December 31, 1997), secured by equipment of the Company.............................................  $264
Note payable to bank, monthly payments of $10 with a maturity of October
 2000, interest rate is fixed at 8.5%, secured by equipment of the
 Company.................................................................   297
Note payable to bank, monthly payments of $6, with a maturity of December
 1998, interest rate is prime rate (8.5% at December 31, 1997), secured
 by equipment of the Company.............................................    72
                                                                           ----
                                                                            633
Less--Current portion....................................................  (292)
                                                                           ----
Long-term debt...........................................................  $341
                                                                           ====

  As of December 31, 1997, the annual maturities of long-term debt are: 1998, $292; 1999, $238 and 2000, $103.

 Capital Leases

  The Company is party to various equipment leases expiring through 2000 which transfer ownership at the end of the lease terms. These leases have been capitalized using interest rates from 6.89 percent through 7.61 percent. Amortization on the capital leases is included in depreciation expense. Future minimum lease payments under these leases are as follows (in thousands):

                                                                Present Value of
                                                                 Minimum Lease
                                         Total Payment Interest     Payments
                                         ------------- -------- ----------------
1998....................................     $278        $43          $235
1999....................................      278         25           253
2000....................................      213          6           207
                                             ----        ---          ----
                                             $769        $74          $695
                                             ====        ===          ====

  Interest expense incurred related to the leases totaled $18,077 for the year ended December 31, 1997. The lease obligations are reflected in the accompanying balance sheet under the following captions (in thousands):

Current maturities of long-term debt and capital lease obligations........ $235
Long-term debt and capital lease obligations..............................  460
                                                                           ----
                                                                           $695
                                                                           ====

                             SUMTER BUILDERS, INC.

5. COMMITMENTS AND CONTINGENCIES:

  The Company leases vehicles and office equipment under various operating leases. Rentals for the year ended 1997 were $786,968. Minimum rental payments required under the operating leases are as follows (in thousands):

               1998................. $1,228
               1999.................  1,252
               2000.................  1,119
               2001.................  1,076
               2002.................    504
                                     ------
                 Total.............. $5,179
                                     ======

  The Company maintains a self-insurance program, administrated by an insurance carrier, for that portion of workers' compensation costs that are not covered by insurance. As of December 31, 1997, the Company was liable for workers' compensation claims in the aggregate amount of $300,000 per incident and in the aggregate amount of $1,000,000 annually.

  As part of the Company's workers compensation insurance agreement, the Company has obtained letters of credit from a bank in the aggregate amount of $700,000. These letters of credit expire on various dates through May 1998. At December 31, 1997, the Company owed no amounts under these letters of credit.

  The Company is involved in various legal proceedings arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial condition or results of operations.

6. BENEFIT PLAN:

  The Company has a 401(k) benefit plan for which employees meeting certain requirements are eligible. The Company made matching contributions of approximately $107,000 in 1997.

7. SHAREHOLDER AGREEMENT:

  Effective February 17, 1993, the shareholders of the Company entered into an agreement that establishes the compensation level for the shareholders and outlines commitments of the minority shareholder to sell his ownership in the Company and of the majority shareholder to purchase this ownership. In accordance with the shareholder agreement, the Company has accrued approximately $160,650 as of December 31, 1997, of which $83,750 is classified as long term, to provide for the present value of the future obligation for deferred compensation to the minority shareholder (a former employee of the Company).

8. SUBSEQUENT EVENTS TO DATE OF AUDITORS' REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

  On August 14, 1998, the Company was acquired by Quanta Services, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Manuel Bros., Inc.:

  We have audited the accompanying balance sheet of Manuel Bros., Inc. (a California Stock Corporation) as of September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manuel Bros., Inc. as of September 30, 1998, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.


S. J. Gallina & Co., LLP
Sacramento, California
December 16, 1998

                               MANUEL BROS., INC.

                                 BALANCE SHEET
                    (in thousands, except share information)

                                                                  September 30,
                                                                      1998
                                                                  -------------
                             ASSETS
CURRENT ASSETS:
  Cash...........................................................    $ 1,326
  Marketable securities..........................................        310
  Accounts receivable:
    Trade, net of allowance of $0................................      3,543
    Retainage....................................................        791
    Other receivables............................................         15
  Costs and estimated earnings in excess of billings on
   uncompleted contracts.........................................        666
  Prepaid expenses and other current assets......................          3
                                                                     -------
      Total current assets.......................................      6,654
PROPERTY AND EQUIPMENT, net......................................      3,510
                                                                     -------
      Total assets...............................................    $10,164
                                                                     =======
              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt...........................    $   340
  Accounts payable and accrued expenses..........................      3,651
  Billings in excess of costs and estimated earnings on
   uncompleted contracts.........................................        275
  Income taxes payable...........................................        162
                                                                     -------
      Total current liabilities..................................      4,428
LONG-TERM DEBT, net of current maturities........................      1,457
DEFERRED INCOME TAXES............................................        155
                                                                     -------
      Total liabilities..........................................      6,040
STOCKHOLDERS' EQUITY:
  Common stock, $0 par value, 10,000 shares authorized, 3,852
   shares issued and outstanding.................................         58
  Accumulated other comprehensive income.........................         26
  Retained earnings..............................................      4,040
                                                                     -------
      Total stockholders' equity.................................      4,124
                                                                     -------
      Total liabilities and stockholders' equity.................    $10,164
                                                                     =======

    The accompanying notes are an integral part of the financial statements.

                               MANUEL BROS., INC.

                            STATEMENT OF OPERATIONS
                                 (in thousands)

                                                                    Year Ended
                                                                   September 30,
                                                                       1998
                                                                   -------------
REVENUES..........................................................    $20,735
COST OF SERVICES, including interest and depreciation.............     17,285
                                                                      -------
    Gross profit..................................................      3,450
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......................      2,856
                                                                      -------
    Income from operations........................................        594
OTHER INCOME (EXPENSE), net:
  Interest expense................................................       (125)
  Other, net......................................................        156
                                                                      -------
    Other income (expense), net...................................         31
                                                                      -------
INCOME BEFORE PROVISION FOR INCOME TAXES..........................        625
PROVISION FOR INCOME TAXES........................................        258
                                                                      -------
    Net income ...................................................    $   367
                                                                      =======


    The accompanying notes are an integral part of the financial statements.

                               MANUEL BROS., INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                    (in thousands, except share information)

                                                     Accumulated
                             Common Stock               Other         Total
                             ------------- Retained Comprehensive Stockholders'
                             Shares Amount Earnings    Income        Equity
                             ------ ------ -------- ------------- -------------
BALANCE, September 30,
 1997....................... 3,852   $58    $3,673      $ 41         $3,772
  Net income................    --    --       367        --            367
  Change in market value of
   securities...............    --    --        --       (15)           (15)
                             -----   ---    ------      ----         ------
BALANCE, September 30,
 1998....................... 3,852   $58    $4,040       $26         $4,124
                             =====   ===    ======      ====         ======

    The accompanying notes are an integral part of the financial statements.

                               MANUEL BROS., INC.

                            STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                    Year Ended
                                                                   September 30,
                                                                       1998
                                                                   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income......................................................     $  367
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation...................................................        792
  Bad debts......................................................         37
  Loss on sale of property and equipment.........................          3
  Change in deferred income taxes................................         84
  Changes in operating assets and liabilities:
  Decrease (increase) in:
   Accounts receivable...........................................     (1,504)
   Costs and estimated earnings in excess of billings on
    uncompleted contracts........................................       (551)
   Prepaid expenses and other current assets.....................          9
   Increase (decrease) in:
   Accounts payable and accrued expenses.........................      2,137
   Billings in excess of costs and estimated earnings on
    uncompleted contracts........................................       (220)
   Income taxes payable..........................................        162
                                                                      ------
   Net cash provided by operating activities.....................      1,316
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and equipment....................         37
 Additions of property and equipment.............................       (495)
 Reinvestment of dividends and purchase of marketable securities,
  net of sales...................................................        (42)
 Collections on notes receivable.................................         98
                                                                      ------
   Net cash used for investing activities........................       (402)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of long-term debt......................................       (294)
 Net repayments under bank line of credit........................       (540)
                                                                      ------
   Net cash used for financing activities........................       (834)
                                                                      ------
   Net increase in cash..........................................         80
CASH, beginning of period........................................      1,246
                                                                      ------
CASH, end of period..............................................     $1,326
                                                                      ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Income taxes paid, net of refunds...............................     $    3
 Interest paid...................................................     $  191

    The accompanying notes are an integral part of the financial statements.

                               MANUEL BROS., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  Manuel Bros., Inc. (the Company), a California Corporation located in Grass Valley, California, is primarily engaged in heavy engineering construction which includes installation of underground telephone cable and paving. The Company performs its contract work under unit-price contracts with various contracts being modified by incentive and penalty provisions. The Company is also engaged in the limited production of concrete and concrete materials. The Company sells these products to a variety of users on a retail basis. Approximately ninety-four percent of the Company's revenues are derived from its heavy engineering construction operations.

  The accompanying financial statements include all amounts relating to the Company's concrete production and sales activities. The accompanying financial statements also include all amounts relating to the rental of non-residential real estate owned by the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Supplemental Cash Flow Information

  The Company had noncash investing activities of approximately $395,000 and $37,000 related to the purchase of property and equipment and to the write-off of notes receivable, respectively, during the year ended September 30, 1998.

 Marketable Securities

  The Company's marketable securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in stockholders' equity. Aggregate cost, gross unrealized holding gains and gross unrealized holding losses were approximately $267,000, $52,000, and $9,000, respectively, at September 30, 1998. Unrealized gains of approximately $26,000, net of deferred income taxes of $17,000, were recorded during the year ended September 30, 1998. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income. The costs of securities sold are based on the specific identification method. Interest and dividends from these are included in other income.

 Property and Equipment

  Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Building improvements are capitalized and depreciated over the estimated useful life of the building. Depreciation expense was $792,376 for the year ended September 30, 1998.

  Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are

                               MANUEL BROS., INC.

capitalized and depreciated over its estimated life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

 Revenue Recognition

  The Company generally recognizes revenue as services are performed. The Company's contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered. Revenues are recognized using the percentage-of-completion method measured by the percentage of costs incurred to date to the total estimated costs for each contract. Contract costs include all direct material, direct labor, subcontract cost and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, interest and depreciation. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to contract costs and income. The resulting effects are recognized in the period in which the revisions are determined.

  Accounts receivable billed but not paid by customers pursuant to contract retainage provisions are due upon completion of the contract and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retainage balance as of the balance sheet date will be collected within the subsequent fiscal year.

  The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

 Income Taxes

  The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of certain estimates reflected in the Company's financial statements.

                               MANUEL BROS., INC.

3. PROPERTY AND EQUIPMENT:

  Property and equipment at September 30, 1998, consist of the following (in thousands):

                                                             Estimated
                                                            Useful Lives
                                                              in Years
                                                            ------------
   Land....................................................       --     $  308
   Buildings and building improvements.....................   10-31.5     1,033
   Operating equipment and vehicles........................       5-7     5,786
   Office equipment, furniture and fixtures................       5-7       126
                                                                         ------
                                                                          7,253
   Less--Accumulated depreciation..........................               3,743
                                                                         ------
   Property and equipment, net.............................              $3,510
                                                                         ======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Accounts payable and accrued expenses at September 30, 1998, consist of the following (in thousands):

   Accounts payable, trade........................................     $2,510
   Accrued compensation and other expenses........................      1,141
                                                                       ------
                                                                       $3,651
                                                                       ======

  Contracts in progress at September 30, 1998, are as follows (in thousands):

   Costs incurred on contracts in progress........................     $7,843
   Estimated earnings, net of losses..............................      3,049
                                                                       ------
                                                                       10,892
   Less--Billings to date.........................................     10,501
                                                                       ------
                                                                       $  391
                                                                       ======
   Costs and estimated earnings in excess of billings on uncom-
    pleted contracts..............................................     $  666
   Less--Billings in excess of costs and estimated earnings on
    uncompleted contracts.........................................       (275)
                                                                       ------
                                                                       $  391
                                                                       ======

5. DEBT:

  The Company has available a $1,250,000 revolving line of credit through February 1, 1999 with Bank of America. Interest accrues on outstanding advances at the bank's prime rate plus 0.50% and is payable monthly. The Company has signed a security agreement pledging accounts receivable, inventory, and equipment as security for this line of credit. The line of credit is personally guaranteed by the principal stockholder of the Company. At September 30, 1998, there was no outstanding balance on the line of credit. See Note 15.

                               MANUEL BROS., INC.

  The Company also has available a $150,000 non-revolving line of credit through February 1, 1999 with Bank of America. Interest accrues at the bank's prime rate plus 0.50%. This line of credit is for the purchase of equipment used for operations. Payments on the line of credit are made over one to four years, depending on the type of equipment purchased. The line of credit is personally guaranteed by the principal stockholder of the Company. The unpaid balance on the equipment line of credit amounted to $10,224 and $28,167 classified as current and noncurrent liabilities, respectively, at September 30, 1998. See Note 15.

  The Company's long-term debt obligations at September 30, 1998, consist of the following (in thousands):

Notes payable to third parties due in monthly installments through 2026;
 interest ranging from 7% to 9%; collateralized by equipment and deed of trust ($165 unsecured) (See Note 15)...................................  $1,507
Notes payable to related parties due in monthly installments through
 2007, interest ranging from 8% to 10%, collateralized by deed of trust
 and common stock (See Note 15).........................................     290
                                                                          ------
    Total debt..........................................................   1,797
Less--Current maturities................................................     340
                                                                          ------
    Total long-term debt................................................  $1,457
                                                                          ======

  The maturities of long-term debt as of September 30, 1998, are as follows (in thousands):

  1999..................................................................... $340
  2000.....................................................................  363
  2001.....................................................................  249
  2002.....................................................................  147
  Thereafter...............................................................  698

6. OPERATING LEASES:

 Operating Leases--Lessee:

  The Company enters into various construction equipment operating leases. Construction equipment lease terms are typically five years or less. Payments made for operating leases were approximately $150,000 for the year ended September 30, 1998. See Note 15.

  Future minimum lease payments under these cancelable operating leases are as follows (in thousands):

Year ending, September 30--
  1999.................................................................... $106
  2000....................................................................   41
  2001....................................................................   37
  2002....................................................................   37
  2003....................................................................   37
                                                                           ----
                                                                           $258
                                                                           ====

                               MANUEL BROS., INC.

 Operating Leases--Lessor:

  The Company currently leases office space to various businesses under operating lease agreements. The cost and accumulated depreciation related to the building and land, included in property and equipment, for the year ended September 30, 1998 are as follows (in thousands):

   Cost.................................................................. $555
   Accumulated depreciation..............................................  (47)
                                                                          ----
     Book value.......................................................... $508
                                                                          ====

  Rents received during the year ended September 30, 1998 amounted to $78,850. Rental income for the year ended September 30, 1998 amounted to $41,033, net of $37,817 of expenses. See Note 15.

7. INCOME TAXES:

  Federal and state income tax expense (benefit) is as follows (in thousands):

                                                                    Year Ended
                                                                   September 30,
                                                                       1998
                                                                   -------------
   Federal--
     Current......................................................     $145
     Deferred.....................................................       87
   State--
     Current......................................................       29
     Deferred.....................................................       (3)
                                                                       ----
                                                                       $258
                                                                       ====

  Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 34 percent to income before provision for income taxes as follows (in thousands):

                                                                    Year Ended
                                                                   September 30,
                                                                       1998
                                                                   -------------
   Provision at the statutory rate................................     $213
   Increase resulting from--
     State income tax, net of related tax effect..................       19
     Nondeductible expenses.......................................       45
     Permanent differences........................................      (19)
                                                                       ----
                                                                       $258
                                                                       ====

  Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these

                               MANUEL BROS., INC.

temporary differences, representing deferred tax assets and liabilities, result principally from the following (in thousands):

                                                                   September 30,
                                                                       1998
                                                                   -------------
      Deferred income tax liabilities--
        Property and equipment...................................      $166
        Marketable securities....................................        17
                                                                       ----
          Total deferred income tax liabilities..................       183
                                                                       ----
      Deferred income tax assets--
        State taxes..............................................        28
                                                                       ----
          Total deferred income tax assets.......................        28
                                                                       ----
          Total net deferred income tax liabilities..............      $155
                                                                       ====

  The net deferred income tax assets and liabilities are comprised of the following (in thousands):

                                                                   September 30,
                                                                       1998
                                                                   -------------
      Deferred tax assets--
        Current...................................................     $ 28
        Long-term.................................................       --
                                                                       ----
          Total...................................................       28
                                                                       ----
      Deferred tax liabilities--
        Current...................................................       28
        Long-term.................................................      155
                                                                       ----
          Total...................................................      183
                                                                       ----
          Net deferred income tax liabilities.....................     $155
                                                                       ====

8. RELATED-PARTY TRANSACTIONS:

  The Company rents, on a month-to-month basis, yard space in California and Montana from a stockholder and a former stockholder, respectively. Rent expense relating to these leases amounted to $32,242 for the year ended September 30, 1998.

9. EMPLOYEE PROFIT SHARING PLAN AND BENEFIT PLAN:

  The Company maintains a defined contribution profit sharing plan for substantially all of its employees. The amount of the contribution to the profit sharing plan is determined annually by the board of directors and may not exceed fifteen percent of the participant's compensation. The board of directors elected not to make a contribution to the profit sharing plan for the year ended September 30, 1998.

  In addition, the Company maintains an employee 401(k) plan. The Company contributes to the plan at the discretion of management. Matching contributions made by the Company amounted to $30,000 for the year ended September 30, 1998.

                               MANUEL BROS., INC.

10. FINANCIAL INSTRUMENTS:

  The Company's financial instruments consist of cash, marketable securities, accounts receivable, notes receivable, a line of credit, accounts payable and debt. The Company believes that the carrying values of these instruments on the accompanying balance sheet approximates their fair values.

11. CONTRACT BACKLOG:

  The following schedule is a reconciliation of contract backlog representing signed contracts at September 30, 1998 (in thousands):

      Balance, September 30, 1997...................................... $ 4,374
      Contract adjustments and new contracts awarded...................  29,881
                                                                        -------
        Subtotal.......................................................  34,255
      Less contract revenue earned.....................................  19,539
                                                                        -------
      Balance, September 30, 1998...................................... $14,716
                                                                        =======

  Subsequent to September 30, 1998, the Company obtained an additional signed contract in the amount of $3,652,170.

12. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

 Insurance

  The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy.

13. MAJOR CUSTOMERS AND RISK CONCENTRATION:

  The Company had sales greater than 10 percent of total sales to one major customer (comprising approximately 54% of total sales) during the year ended September 30, 1998. Approximately 57% of trade and retainage receivables are due from this customer.

  The Company grants credit, generally without collateral, to its customers, which include publicly traded utility companies, governmental agencies and general contractors. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

                               MANUEL BROS., INC.

14. COMPREHENSIVE INCOME:

  Comprehensive income for the year ended September 30, 1998 consists of the following (in thousands):

      Net income.......................................................... $367
      Unrealized losses on marketable securities..........................  (15)
                                                                           ----
                                                                           $352
                                                                           ====

15. SUBSEQUENT EVENTS:

 Acquisition of Company

  On October 15, 1998, the Company was acquired by Quanta Services, Inc. In conjunction with this acquisition, the following events occurred: (i) marketable securities with a September 30, 1998 fair market value of $292,442 were sold; (ii) related party notes payable of $289,743 and third party notes payable of $637,264 were paid off; (iii) the Company's concrete production and sales activities were sold; (iv) the Company's rental activities were sold; and
(v) the availability on both lines of credit terminated.

 Operating Lease--Lessee

  Upon the sale of its rental activities, the Company entered into a lease agreement for the rental of office and shop space in Grass Valley, California. The lease term, beginning in October 1998, is five years. The monthly lease payments are $1,600 and $1,500 for the office and shop space, respectively. See
Note 6 for summary of future minimum lease payments.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                               ----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   8
Use of Proceeds..........................................................  14
Price Range of Common Stock..............................................  15
Dividend Policy..........................................................  15
Capitalization...........................................................  16
Dilution.................................................................  17
Selected Financial Data..................................................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  22
Business.................................................................  35
Management...............................................................  44
Certain Transactions.....................................................  51
Principal Stockholders...................................................  54
Description of Capital Stock.............................................  56
Shares Eligible for Future Sale..........................................  60
Plan of Distribution.....................................................  62
Experts..................................................................  64
Legal Matters............................................................  64
Additional Information...................................................  64
Index to Financial Statements............................................ F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               4,000,000 Shares

                        [LOGO OF QUANTA APPEARS HERE]

                                 Common Stock

                                 ------------
                                  PROSPECTUS
                                 ------------

                                BT Alex. Brown
                         BancBoston Robertson Stephens
                           Bear, Stearns & Co. Inc.
                             Sanders Morris Mundy
                         SunTrust Equitable Securities

                               January 27, 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------